UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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GoDaddy Inc.
(Name of Registrant as Specified In Its Charter)

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2024 Notice of Annual Meeting of Stockholders and Proxy Statement

to be held on June 6, 2024

GoDaddy

We empower and champion entrepreneurs globally.

GoDaddy helps a large market of entrepreneurs thrive by developing and delivering easy-to-use products and services alongside personalized guidance. Our vision is to radically shift the global economy toward life-fulfilling entrepreneurial ventures. Our mission is to empower entrepreneurs everywhere, making opportunity more inclusive for all.

WHAT WE DO

We help millions of entrepreneurs start, grow and scale their business.

Everyday entrepreneurs trust their ideas with us. We guide them to build their business digitally. Our global solutions seamlessly connect their identity and presence with commerce, leading to profitable growth. Our 21 million customers are passionate and determined to transform their ideas into something meaningful. They often face a complex road to success, and our ability to evolve and build products and services to meet our customers' needs uniquely positions us to help our customers navigate their journey.

WHO WE ARE

9k+

More than 9 thousand employees and third-party Care team members.

21 million

We empower 21 million customers.

~85 million

Our customers trust us with ~85 million domains.

Data as of December 31, 2023.

Michel Payes
Nerdwax Candle Co.
NERDWAXCANDLE.COM

Jane Malone
Cursed Drawings
CURSEDDRAWINGS.COM

Ade McCray
Pilates King LLC
PILATESKINGAZ.COM

A Message from Our Board Chair

Dear Fellow Stockholders,
On behalf of the entire Board, I would like to thank you for your continued investment in and support of GoDaddy. As we execute our mission to empower entrepreneurs and make opportunity more inclusive for all, we are grateful for the confidence our stockholders continue to show in our long-term strategy to deliver profitable growth and create stockholder value.
2023 was a pivotal year for GoDaddy. We continued to make significant strides in our multi-year effort to build a unified software platform and solidify our position as a one-stop shop for our 21 million customers as they grow and build their businesses digitally. These efforts are reflected in our strong financial and operational results for 2023, and our ability to deliver exciting new capabilities, such as the GoDaddy Airo™ experience, which proactively builds and grows our customers’ businesses with the power of AI.
I’ve often shared our perspective that having highly engaged Directors with a wealth of diverse expertise and experience is critical to the Board’s effective exercise of our oversight responsibilities. The power of this was evident in the way the Board exercised oversight and supported management and the team as they built GoDaddy Airo™, providing insights with respect to product development, customer experience, go-to-market strategy and more. We also benefited from the strong contributions provided throughout the year by our newest independent Directors, Srini Tallapragada and Sigal Zarmi, who joined us in January 2023. As the Chair of GoDaddy’s Board, I would like to thank them and the entire Board for their relentless focus and continued dedication to GoDaddy’s vision and mission.
As always, the Board remains actively committed to strong corporate governance. I had the opportunity throughout 2023 to meet with many of our stockholders to understand their perspectives across a broad range of topics, including our corporate governance practices, Board composition and refreshment efforts, executive compensation program and business strategy, as well as our thoughtful approach to environmental and social priorities and initiatives. Stockholder feedback has provided important guidance and continues to be a key consideration in our Board and committee discussions. We are grateful for this input and remain committed to our engagement efforts.
As GoDaddy continues executing on its long-term strategy, I would like to take a moment to recognize how proud the entire Board is of our employees and the management team whose hard work and unyielding dedication brings GoDaddy’s mission to life for our customers.
All of us at GoDaddy are excited about what is to come as we continue to advance our strategy, deliver long-term stockholder value, empower entrepreneurs and make opportunity more inclusive for all.
On behalf of the entire Board, I would like to once again thank you for your continued support of GoDaddy.

Best,

BRIAN SHARPLES
Board Chair

2024 Proxy Statement	1

Notice of Virtual Annual Meeting of Stockholders

DATE AND TIME:	VIRTUAL MEETING SITE:	WHO CAN VOTE:
Thursday, June 6, 2024, 8:00 a.m. PDT	www.virtualshareholder meeting.com/GDDY2024	Stockholders of record on April 11, 2024

Dear Stockholders of GoDaddy Inc.:
You are cordially invited to the 2024 virtual annual meeting of stockholders (the “Annual Meeting”) of GoDaddy Inc., a Delaware corporation (“GoDaddy” or the “Company”). The Annual Meeting will be held on Thursday, June 6, 2024 at 8:00 a.m. PDT and will be conducted virtually via live webcast at www.virtualshareholdermeeting.com/GDDY2024. You can attend the Annual Meeting online, vote your shares electronically and submit questions during the Annual Meeting by logging in to the website listed above and using the 16-digit control number on your notice or proxy card (the “Control Number”). We recommend you access the website a few minutes before the meeting to ensure that you are logged in when the meeting starts.
This virtual meeting format enables us to expand access to the meeting, improve communications and lower the cost to our stockholders, the Company and the environment. We believe virtual meetings enable increased stockholder participation from locations around the world.
Items of Business
At the Annual Meeting, stockholders will be asked to vote upon the proposals listed below. Our Board recommends that stockholders vote for “FOR” each of the proposals at this Annual Meeting.

Proposal No. 1	Proposal No. 2	Proposal No. 3
Election of three Class II and three Class III directors to serve until the 2025 annual meeting of stockholders and until their successors are duly elected and qualified, subject to earlier resignation, death or removal
	Advisory, non-binding vote to approve named executive officer compensation	Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2024

FOR each director nominee	FOR	FOR
Page 19	Page 44	Page 75

Proposal No. 4	Proposal No. 5
Approval of the GoDaddy Inc. 2024 Omnibus Incentive Plan	Approval of the GoDaddy Inc. 2024 Employee Stock Purchase Plan

FOR	FOR
Page 78	Page 87

We will also transact such other business as may properly come before the meeting, or any adjournment or postponement thereof.

2

How to Vote
If you are a stockholder of record, there are four ways to vote:
1.By Internet: You can vote your shares online at www.proxyvote.com, 24 hours a day, seven days a week, until 11:59 p.m. EDT on June 5, 2024 (have your proxy card available when you visit the website).
2.By Telephone: You can vote your shares by calling 1-800-690-6903 toll-free (have your proxy card available when you call).
3.By Mail: You can vote your shares by completing, signing, dating and returning your proxy card in the postage-paid envelope provided (if you received printed proxy materials).
4.During the Virtual Meeting: You can vote your shares during the virtual Annual Meeting through live webcast at www.virtualshareholdermeeting.com/GDDY2024. You can attend the Annual Meeting online, vote your shares electronically and submit questions online during the Annual Meeting by logging in to the website listed above and using your Control Number. We recommend that you access the website a few minutes before the meeting to ensure that you are logged in when the meeting starts.

INTERNET www.proxyvote.com	TELEPHONE 1-800-690-6903	MAIL Complete and mail your proxy card	DURING THE VIRTUAL MEETING www.virtualshareholder meeting.com/GDDY2024

If you are a street-name stockholder, you will receive voting instructions from your broker, bank or other nominee. You must follow the voting instructions provided by your broker, bank or other nominee in order to instruct your broker, bank or other nominee on how to vote your shares.
Our Board of Directors has fixed the close of business on Thursday, April 11, 2024 as the record date for the Annual Meeting. Only stockholders of record on Thursday, April 11, 2024 are entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof. Further information regarding voting rights and the matters to be voted upon is presented in the accompanying Proxy Statement.
We appreciate your continued support of GoDaddy and are excited to either greet you at the Annual Meeting or receive your proxy.
By Order of the Board of Directors,
Jared F. Sine
Chief Strategy & Legal Officer
Tempe, Arizona
April 25, 2024

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to Be Held on Thursday, June 6, 2024. GoDaddy’s Proxy Statement and 2023 Annual Report are available at www.proxyvote.com. YOUR VOTE IS IMPORTANT. Whether or not you plan to virtually attend the Annual Meeting, we urge you to submit your vote via the Internet, telephone or mail as soon as possible to ensure your shares are represented. This notice and Proxy Statement is first being mailed or made available on the Internet to stockholders on or about April 25, 2024.

2024 Proxy Statement	3

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2024 Proxy Statement	5

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About GoDaddy	Proxy Summary	Board and Governance Matters	Executive Compensation	Audit Matters	Other Management Proposals	Other Information

About GoDaddy
The following sections about our Company and our performance, as well as our proxy summary, include highlights of information contained elsewhere in this Proxy Statement. You should carefully read this Proxy Statement in its entirety before voting, as these sections do not contain all of the information that you should consider.
Our Company
GoDaddy is a global leader serving a large market of entrepreneurs, developing and delivering easy-to-use products in a one-stop shop solution alongside personalized guidance. We serve small businesses, individuals, organizations, developers, designers and domain investors. Our vision is to radically shift the global economy toward life-fulfilling entrepreneurial ventures. Our mission is to empower entrepreneurs everywhere, making opportunity more inclusive for all. We are passionate about our mission and honored that entrepreneurs trust their ideas with us.

Our 21 million customers are passionate and determined to transform their ideas into something meaningful. They often face a complex road to success, and our ability to evolve and build products to meet our customers’ needs uniquely positions us to help our customers navigate their journey.
Our customers’ journeys are non-linear, and we design our services to help across all aspects of their business. Each phase in the journey can be iterative in nature; customers are constantly revisiting different stages of their entrepreneurial experience to improve and grow across what we call the “Entrepreneur's Wheel.” The Entrepreneur's Wheel focuses on three areas: identity, presence and commerce. As the needs of our customers change and expand, we evolve our products and services to meet them where they are on the Entrepreneur's Wheel.

Payable Domains
Security
Paylink
Identity
Marketplaces
Domain
Payments
Logo
Commerce
GoDaddy Airo™
Email
In-store POS
Hosting
Conversations
Websites
Online Store
Presence
Marketing
Content

Our stable and durable business model is driven by strong brand recognition, efficient customer acquisition, high customer retention rates and increasing lifetime spend of our customers. In each of the five years ended December 31, 2023, our customer retention rate was approximately 85% and, in 2023, we had over 1.5 million customers who each spent more than $500 a year on our product offerings. We believe the breadth and depth of our product offerings, seamless ease-of-use in a one-stop shop and the high-quality, personalized guidance and responsiveness from GoDaddy Guides continue to build strong customer relationships leading to our high customer retention rates.

21 million Customers[1]	~85 million Domains Under Management[1]
1As of December 31, 2023.

Additional information about our Company can be found on our corporate website and in our 2023 Annual Report. Please visit aboutus.godaddy.net/about-us and our investor relations site aboutus.godaddy.net/investor-relations.

2024 Proxy Statement	7

About GoDaddy	Proxy Summary	Board and Governance Matters	Executive Compensation	Audit Matters	Other Management Proposals	Other Information
Company Highlights
2023 Financial Highlights
In 2023, we demonstrated strong operational execution and financial performance while also making significant progress in our mission of empowering entrepreneurs everywhere, making opportunity more inclusive for all. Our strategy centers on creating customer value and driving profitable growth resulting in compounding free cash flow and long-term stockholder value.
Our financial highlights from 2023 are presented below:

Core Platform Segment Applications & Commerce Segment					*All figures are in millions

Total revenue increased 4% year-over-year, and 5% on a constant currency basis[1]	Total bookings[2] grew 4% year-over-year, and 5% on a constant currency basis[1]	Net cash provided by operating activities up 7% year-over-year	Unlevered free cash flow[3] grew 14% year-over-year	Net income grew 290% year-over-year[4]	NEBITDA[3] grew 12% year-over-year, representing a 27% NEBITDA margin for 2023[3]
In 2023, we announced a $1 billion increase to our multi-year share repurchase program, such that our total approved authority under the program is $4.0 billion of shares through 2025. From January 1, 2022 through February 1, 2024, we repurchased 34.2 million shares of our common stock for an aggregate purchase price of $2.6 billion, and an average price per share of $74.99. These repurchases represent a gross reduction of approximately 20% in fully diluted shares from those outstanding as of December 31, 2021.

$4 billion multi-year share repurchase program	34.2 million shares repurchased[5]
1For a discussion of constant currency, please refer to “Appendix A—Operating and Business Metrics, Non-GAAP Financial Information and Reconciliations” in this Proxy Statement.
2Total bookings is an operating metric. For information on how we compute total bookings and other operating metrics, please refer to “Appendix A—Operating and Business Metrics, Non-GAAP Financial Information and Reconciliations” in this Proxy Statement.
3Unlevered free cash flow, Normalized EBITDA (NEBITDA) and NEBITDA margin are not financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP). For a reconciliation between each non-GAAP financial measure and its most directly comparable GAAP financial measure, please refer to “Appendix A—Operating and Business Metrics, Non-GAAP Financial Information and Reconciliations” in this Proxy Statement.
4Net income for the year ended December 31, 2023 included (i) $90.8 million in restructuring and other charges and (ii) a $971.8 million benefit for income taxes primarily due to a $1,014.0 million release of the majority of our domestic valuation allowance.
5Shares repurchased as of February 1, 2024.

8

About GoDaddy	Proxy Summary	Board and Governance Matters	Executive Compensation	Audit Matters	Other Management Proposals	Other Information
2023 Business Highlights
Below is a summary of some of our key business highlights in 2023:

Innovating in Domains and Productivity
•Introduced in the U.S. our GoDaddy Airo™ experience, which proactively builds and grows our customers’ businesses with the power of AI.
•Expanded bundled offerings to increase product attach for both new and existing customers, including initiation of bundling GoDaddy Airo™ with domain purchases in the U.S.
•Released Payable Domains, branded pay links that create a secure checkout page, shareable via a link, that allow anyone to begin accepting payments the moment they purchase a new U.S.-based domain name, even if they do not yet have a website or online store.
•Integrated aftermarket “List for Sale” feature to registrar partners.

Driving Commerce Through Presence
•Implemented powerful generative AI tools into Websites + Marketing, helping microbusinesses run their business and manage their site through auto-generated online store product descriptions, customer service messages and Instagram and Facebook ads.
•Continued to build strong traction in commerce adoption with both new and existing customers, driving significant gross payment volume growth.
•Added new reports for merchants to assist with taxes, fees and payouts.
•Launched Apple’s Tap-to-Pay in the GoDaddy mobile app and GoDaddy Payments in Canada.
•Integrated GoDaddy Conversations with Google’s Business Messages, allowing entrepreneurs using Websites + Marketing plans to receive messages from consumers using Google Search and Maps.

Delivering for GoDaddy Pros
•Accelerated our innovation as we progressed toward unifying our hosting platform under a single technology stack.
•Took proactive steps to rationalize our hosting business and integrate or divest certain underperforming acquired hosting assets and brands.
•Reduced the complexity of launching and managing WordPress sites with Managed WordPress by providing a fully managed platform that delivers fast performance and AI-powered site creation.
•Added more capabilities to our Managed WooCommerce Stores offering.

Additional information about our business and financial results can be found in our 2023 Annual Report and our other SEC filings. Please visit aboutus.godaddy.net/about-us and our investor relations site aboutus.godaddy.net/investor-relations.

2024 Proxy Statement	9

About GoDaddy	Proxy Summary	Board and Governance Matters	Executive Compensation	Audit Matters	Other Management Proposals	Other Information
2024 Investor Day Highlights
In March 2024, we hosted an investor day where we provided insights on how our strategy empowers our customers to succeed throughout the entrepreneur’s journey by guiding them to build their business digitally and seamlessly connecting their identity and presence with commerce. Our investor day highlights1 included:

Customer and Product Strategy	Profitable Growth Strategy
We discussed our strategy to attract new high-intent customers and increase engagement with our large and loyal current customer base by showcasing our one-stop shop solution, including enabling our GoDaddy AiroTM experience across the entire Entrepreneur’s Wheel to fully unlock the power of our software platform.

We emphasized our focus on driving free cash flow and NEBITDA margin expansion by growing our higher-margin Applications & Commerce segment, leveraging our unified software platform, managing our cost structure and continuing to expand our use of AI and automation.

Capital Allocation Strategy	Three-Year Financial Targets
We emphasized a balanced approach to capital allocation, focused on a returns-based approach to capital deployment.	We provided three-year financial targets to help investors and analysts model expectations for our business over the long term.

1The information we provided on investor day speaks only as of the date of the presentation, and we do not undertake any obligation to update the information, whether as a result of new information, future events, or otherwise except as required by law. The presentation also contained forward-looking information that is subject to risks and uncertainties, and the results may differ materially from expectations.

10

About GoDaddy	Proxy Summary	Board and Governance Matters	Executive Compensation	Audit Matters	Other Management Proposals	Other Information
Sustainability Highlights
We strive to be a powerful force for good. This is an ambitious objective, and we believe it is achievable through our dedication to continuous improvement. In 2023, we drove progress across our sustainability priorities as summarized below. To ensure these priorities guide our daily work, we aligned each priority to our three strategic sustainability pillars:

CUSTOMERS We empower entrepreneurs everywhere and make opportunity more inclusive for all	EMPLOYEES We build a culture that values diversity and prioritizes the importance of making opportunity inclusive for all	OPERATIONS We reduce our environmental impact, operate our business ethically and manage risk appropriately

OUR SUSTAINABILITY PRIORITIES AND INITIATIVES

Sustainability Strategy and Reporting
Our priority sustainability topics are based on an assessment we conducted in 2020 and enable us to concentrate our efforts on the topics most impactful to our Company and stakeholders. This assessment was informed by interviews and surveys with key stakeholders, in addition to a comprehensive review of industry trends, benchmarks and risk factors. We report our progress against our priority sustainability topics and strategy in our annual sustainability report.

GHG Emissions - Reduction
We address the urgent challenge of climate change. In 2022, we announced our goal to reduce our scope 1 and 2 greenhouse gas (“GHG”) emissions by 50% by 2025 from a 2019 baseline. We are proud to have achieved this goal as of the end of 2023, two years ahead of schedule, through our data center efficiency and corporate real estate optimization efforts. Moving forward, we hope to develop new and thoughtful plans that push us to reduce our environmental impact even further.

UN Sustainable Development Goals (SDGs)
We are committed to the United Nations (UN) SDGs. We are members of the UN Global Compact and pledge to support the Ten Principles of the UN Global Compact on human rights, anti-corruption, labor and environment. We disclose our progress against the UN SDGs each year in our annual sustainability report.

Diversity, Equity, Inclusion and Belonging (DEIB)
We disclose our employee diversity and pay parity data annually and work to integrate DEIB principles into our business. In 2023, we achieved pay parity for gender (globally) for the ninth year in a row and ethnicity (U.S.) for the seventh year in a row[1]. We also publicly disclose our EEO-1 data. In 2023, we launched a DEIB Steering Committee comprised of senior leaders to help govern, support and enable our DEIB efforts across the Company.

Employee Engagement
We survey our employees through GoDaddy Voice, our annual engagement survey, to deepen our understanding of employee experiences. In 2023, approximately 80% of our employees participated in the GoDaddy Voice survey, providing thousands of individual written responses to our questions. We built action plans to address key areas of improvement, and we are actively working on those plans throughout 2024.

Venture Forward
GoDaddy Venture Forward is a research initiative that quantifies the growth and economic impact of more than 20 million microbusinesses. Through Venture Forward, we created the Microbusiness Data Hub, which offers free, downloadable anonymized data on microbusinesses and the entrepreneurs who own them. Venture Forward enables advocates for entrepreneurship to build stronger, more inclusive and equitable communities and economies.

Empower by GoDaddy
We leverage Empower by GoDaddy, our signature global social impact program, to propel entrepreneurs in underserved communities. In 2023, we served nearly 2,900 entrepreneurs in communities across the U.S., Canada, Germany and the U.K. through 250 workshops and more than 1,450 one-on-one mentorship sessions.

1We define achievement of pay parity as pay that is equal to, or a few cents on either side of, a dollar. Please read our 2023 Sustainability Report for more information.

To read more about our sustainability strategies, practices, programs and disclosures, please visit: godaddy.com/godaddy-for-good/sustainability. For more information on our Nominating and Governance Committee’s oversight of such strategies, practices, programs and disclosures, please see the section titled “Sustainability Risk Oversight” on page 37.

2024 Proxy Statement	11

About GoDaddy	Proxy Summary	Board and Governance Matters	Executive Compensation	Audit Matters	Other Management Proposals	Other Information

Proxy Summary
Our Board of Directors
Proposal No. 1 — Election of Directors begins on page 19 of this Proxy Statement.
The Board of Directors (the “Board”) has nominated Mark Garrett, Srini Tallapragada and Sigal Zarmi to serve as Class II directors and Herald Chen, Brian Sharples and Leah Sweet to serve as Class III directors, each for a one-year term that expires at the 2025 annual meeting of stockholders and until their successors are duly elected and qualified or until their earlier resignation, death or removal.
The Board unanimously recommends that you vote “FOR” each of the nominees named in Proposal No. 1.
Overview of Our Board of Directors

Name and Principal Occupation[1]	Age	Independent	Director Since	Board Committees
CLASS I – Current Term Expires at 2025 Annual Meeting
Amanpal (Aman) Bhutani Chief Executive Officer, GoDaddy	48		2019
Caroline Donahue Former Executive Vice President and Chief Marketing and Sales Officer, Intuit	63		2018
CLASS II – Current Term Expires at 2024 Annual Meeting
Mark Garrett Former Executive Vice President and Chief Financial Officer, Adobe	66		2018
Srinivas (Srini) Tallapragada President and Chief Engineering Officer, Salesforce	54		2023
Sigal Zarmi Senior Advisor, Boston Consulting Group	60		2023
CLASS III – Current Term Expires at 2024 Annual Meeting
Herald Chen Former President and Chief Financial Officer, AppLovin	54		2014
Brian Sharples - Chair of the Board Co-founder and Former Chairman and Chief Executive Officer, HomeAway	63		2016
Leah Sweet Former Senior Vice President, PayPal	55		2020

Audit and Finance Committee (the “Audit Committee”)	Nominating and Governance Committee (the “Governance Committee”)
Compensation and Human Capital Committee (the “Compensation Committee”)	Chair
1Ryan Roslansky and Lee Wittlinger retired from the Board effective January 25, 2023, and Chuck Robel retired from the Board effective as of the 2023 Annual Meeting on June 7, 2023.

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About GoDaddy	Proxy Summary	Board and Governance Matters	Executive Compensation	Audit Matters	Other Management Proposals	Other Information
Director Identification

INDEPENDENCE	TENURE	AGE	DIVERSITY
Independent 7/8	<4 years 2/8	41-55 years 4/8	Female 3/8

Not Independent 1/8	4-6 years 4/8	56-65 years 3/8	Ethnic and Racial Diversity 3/8

	7+ years 2/8	66+ years 1/8

Skills and Experience

Our Board has identified the following skills and experiences as important in ensuring that our directors collectively possess the necessary core skills and specific areas of expertise to provide effective oversight of our Company and our long-term strategic growth.

Technology Experience 6/8	Sales & Marketing Experience 4/8

Strategic Planning Experience 5/8	Human Capital / Executive Compensation Experience 3/8

Global Experience 7/8

Public Company Leadership Experience 7/8	Public Company Board Experience 7/8

Financial / Accounting Experience 4/8	Risk Management / Compliance / Cybersecurity Experience 6/8

Corporate Governance Experience 4/8

For more information about our Board of Directors, including their biographical information, please see the sections titled “Nominees for Director” and “Continuing Directors” beginning on page 20.

2024 Proxy Statement	13

About GoDaddy	Proxy Summary	Board and Governance Matters	Executive Compensation	Audit Matters	Other Management Proposals	Other Information
Governance Highlights
Our corporate governance framework lays the foundation for effective oversight and management accountability and enables GoDaddy to remain competitive in the dynamic environment in which we operate.
We are committed to good corporate governance and ensuring our practices are aligned with our strategic priorities. The following list highlights our corporate governance practices:

  Independent Board Chair
  100% independent committee members
  Declassified Board (fully phased in by 2025)
  Majority vote standard for director elections with director resignation policy
  No supermajority voting requirement
  Robust Board and director self-evaluation process
  Board guidelines related to service on other public company boards
  Disclosure of director skills matrix and diversity on individual basis
  Responsive stockholder engagement program

  Thoughtful succession planning process
  Code of Conduct for directors, officers and employees
  Periodic review of committee charters and governance policies
  Regular meetings of independent directors without management
  Majority of directors are diverse
  Formalized Governance Committee oversight of sustainability matters
  Formalized Compensation Committee oversight of human capital management
  Formalized Audit Committee oversight of cybersecurity

14

About GoDaddy	Proxy Summary	Board and Governance Matters	Executive Compensation	Audit Matters	Other Management Proposals	Other Information
Stockholder Engagement
As part of good governance, we conduct a year-round engagement process that provides our stockholders the opportunity to share their feedback, input and advice.
Offered Meetings
63%
of our shares outstanding1
Engaged in Discussions
36%
of our shares outstanding1
Engaged with Director
32%
of our shares outstanding1
1Based on ownership as of December 31, 2023.
ENGAGEMENT TOPICS DISCUSSED AND RESPONSIVE ACTIONS TAKEN
In 2023, we continued our annual stockholder engagement process, meeting with stockholders representing approximately 36% of our shares outstanding. As a part of our regular stockholder engagement in 2023, we discussed a range of topics, including:

Governance and Board Board Leadership Board Composition Director Refreshment & Evaluation Board and Committee Risk Oversight Governance Practices	Executive Compensation Executive Compensation Program (Say-on-Pay received 96% approval rate at our 2023 Annual Meeting) Compensation Plan Metrics	Environmental and Social Diversity, Equity, Inclusion & Belonging Human Capital Management Environmental Sustainability Data Privacy and Cybersecurity

Informed by stockholder feedback, we made several changes to our proxy disclosure, executive compensation program and environmental, social and governance (“ESG”) practices in recent years. These changes include:

Governance	Proxy Disclosure
•Initiated declassification of the Board with annual elections (fully phased in by 2025) •Formalized Board-level oversight of ESG matters, including human capital management
•Expanded disclosures related to our Board skills, director onboarding and continuing director education
•Expanded disclosures related to annual highlights of each committee
•Enhanced disclosures regarding Board and committee self-assessment processes
•Enhanced disclosures related to the Board’s oversight of cybersecurity

Executive Compensation	Environmental and Social
•Removed evergreen provisions beginning in 2023 via an amendment to our 2015 Equity Incentive Plan and 2015 Employee Stock Purchase Plan
•Added two additional metrics, revenue and NEBITDA, to our short-term incentive plan to further align executive compensation with the Company’s business strategy (see the section “Performance Metrics” in the Compensation Discussion and Analysis section of this Proxy Statement)

•Committed to reducing our scope 1 and 2 emissions by 50% by 2025 from a 2019 baseline, which we achieved in 2023
•Joined the UN Global Compact to further drive commitment to sustainability
•Added diversity and pay parity data, formerly found in a stand-alone report, into our annual Sustainability Report
•Continued our transparency on DEIB efforts by publishing our EEO-1 data

For more information about our year-round engagement program please see the section “Stockholder Engagement Approach and Philosophy” on page 38.

2024 Proxy Statement	15

About GoDaddy	Proxy Summary	Board and Governance Matters	Executive Compensation	Audit Matters	Other Management Proposals	Other Information
Executive Compensation
Proposal No. 2 — Advisory Vote on the Compensation of Our Named Executive Officers begins on page 44 of this Proxy Statement.
We are providing stockholders the opportunity to vote to approve, on an advisory, non-binding basis, the compensation of our named executive officers (“NEOs”).
The Board unanimously recommends that you vote “FOR” the approval of the compensation of our NEOs.
Compensation Overview
The Compensation Committee, which is responsible for the Company’s executive compensation policies and plans, is committed to designing a compensation program that promotes pay for performance, is competitive, fair and equitable, delivers stockholder value and is responsive to stockholder feedback.

WHAT WE DO	WHAT WE DON’T DO
  Annual “Say-on-Pay” vote
  Cap on maximum payouts for each NEO under our short-term incentive plan
  Independent compensation consultant engaged by the Compensation Committee
  Robust stock ownership guidelines for executive officers and non-employee directors
  Clawback policies on incentive compensation
  Ongoing engagement with our stockholders regarding our compensation practices
  Annual compensation review and risk assessment

  No hedging of shares by officers or directors under any circumstances
  No pledging of shares by officers, directors or employees
  No tax gross-ups to cover excise taxes
  No resetting of performance targets
  No “single trigger” change in control payments
  No excessive perquisites
No evergreen provisions in equity plans

2023 Compensation Program Summary
Given the positive Say-on-Pay result at our 2022 Annual Meeting and feedback from our subsequent stockholder engagement meetings, the Compensation Committee approved our 2023 compensation program with features similar to our 2022 compensation program design, with the addition of two new performance metrics to our short-term incentive plan – revenue and NEBITDA – to further align compensation with our business strategy. During our fall 2022 engagement, our stockholder engagement team discussed the potential addition of these two new metrics with stockholders, who were supportive of the change. Approximately 92% of our CEO’s total target pay (and approximately 87% of all other NEOs (average)) is considered variable, with approximately 80% of all NEOs’ target pay considered long-term. The target mix of compensation provided to our chief executive officer and average of our other NEOs for 2023 is set forth below:

CEO	Other NEOs (average)[1]

83.3%
Long-Term
8.3%
Base Salary
8.3%
STIP
41.7%
PSU Awards
41.7%
RSU Awards

78.2%
Long-Term
12.6%
Base Salary
9.2%
STIP
37.3%
PSU Awards
40.9%
RSU Awards

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About GoDaddy	Proxy Summary	Board and Governance Matters	Executive Compensation	Audit Matters	Other Management Proposals	Other Information
The chart below provides a summary of the elements that made up the compensation program for our NEOs for 2023, including the rationale for each element.

ELEMENT

FIXED	VARIABLE

BASE SALARY	2023 SHORT-TERM INCENTIVE PLAN[1]	2023 LONG-TERM INCENTIVE PLAN[1]

Targeted at competitive levels and based on past experience and expected future contributions
* * *
Establishes competitive pay that properly incentivizes executive officers for day-to-day responsibilities

80% - Corporate Performance Goals
•25% Bookings
•25% Revenue
•25% NEBITDA
•25% Unlevered Free Cash Flow (“uFCF”)
20% - Individual Performance Goals
* * *
Provides appropriate incentives for our executive officers to work collaboratively as a team to achieve important financial, business and strategic goals in our operating plan and to reward individual contributions
Metrics chosen to incentivize business priorities:
•Bookings: an indicator of expected growth of the Company and a measure of operating performance
•Revenue: an indicator of actual growth and a measure of operating performance
•NEBITDA: a measure of operating performance that provides insight into core results
•uFCF: a measure of liquidity, a marker of our ability to pursue strategic opportunities and an indicator of balance sheet strength

50% - Performance Stock Units (“PSUs”)
•100% relative total stockholder return (“rTSR”) measured against the Nasdaq Internet Index
•Cliff vests after 3-year performance period
50% - Restricted Stock Units (“RSUs”)
•Vest over a 4-year period with 25% vesting after the first year and equal quarterly vesting for the next 3 years
* * *
Strengthens the alignment between the interests of our executive officers and those of our stockholders by tying vesting of awards to achievement of rTSR measured against the Nasdaq Internet Index, which incentivizes our executives to drive long-term stockholder value
Our use of both performance- and time-based equity awards promotes executive officer retention by linking vesting to continued employment

1As Mr. Daddario is a NEO, but not a member of our leadership team, (i) the corporate performance component of his 2023 short-term incentive opportunity was weighted at 70% and the individual performance component was weighted at 30%, and (ii) he received 100% of his 2023 long-term incentive compensation in the form of RSUs vesting quarterly over 3 years.

For more information about our compensation program please review our Compensation Discussion and Analysis beginning on page 45.

2024 Proxy Statement	17

About GoDaddy	Proxy Summary	Board and Governance Matters	Executive Compensation	Audit Matters	Other Management Proposals	Other Information
Ratification of Appointment of Ernst & Young LLP
Proposal No. 3 — Ratification of the appointment of Ernst & Young LLP (“EY”) as our independent registered public accounting firm for the year ending December 31, 2024 begins on page 75 of this Proxy Statement.
At the Annual Meeting, our stockholders are being asked to ratify the appointment of EY as our independent registered public accounting firm for the year ending December 31, 2024.
The Board unanimously recommends that you vote “FOR” the ratification of the appointment of EY.
GoDaddy Inc. 2024 Omnibus Incentive Plan
Proposal No. 4 — Approval of the GoDaddy Inc. 2024 Omnibus Incentive Plan begins on page 78 of this Proxy Statement.
On April 20, 2024, upon the recommendation of the Compensation Committee, the Board adopted the GoDaddy Inc. 2024 Omnibus Incentive Plan, subject to approval by our stockholders.
The Board unanimously recommends that you vote “FOR” the approval of the GoDaddy Inc. 2024 Omnibus Incentive Plan.
GoDaddy Inc. 2024 Employee Stock Purchase Plan
Proposal No. 5 — Approval of the GoDaddy Inc. 2024 Employee Stock Purchase Plan begins on page 87 of this Proxy Statement.
On April 20, 2024, upon the recommendation of the Compensation Committee, the Board adopted the GoDaddy Inc. 2024 Employee Stock Purchase Plan, subject to approval by our stockholders.
The Board unanimously recommends that you vote “FOR” the approval of the GoDaddy Inc. 2024 Employee Stock Purchase Plan.

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About GoDaddy	Proxy Summary	Board and Governance Matters	Executive Compensation	Audit Matters	Other Management Proposals	Other Information

Board and Governance Matters

Proposal No. 1 Election of Directors

The Board of Directors unanimously recommends that you vote “FOR” each of the nominees named in this Proposal No. 1.

Our business affairs are managed by our management team under the direction of our Board of Directors (the “Board”), which is currently comprised of eight members divided into three staggered classes, which are currently in the process of being declassified. Upon the recommendation of the Governance Committee, the Board nominated Mark Garrett, Srini Tallapragada and Sigal Zarmi to serve as Class II directors and Herald Chen, Brian Sharples and Leah Sweet to serve as Class III directors. Each nominee is currently a member of our Board.
At the 2022 annual meeting of stockholders, the Board recommended, and stockholders approved, an amendment to the Company’s certificate of incorporation to declassify the Board. As a result, if elected at the Annual Meeting, the nominees named above will serve one-year terms that expire at the 2025 annual meeting of stockholders and until their successors are duly elected and qualified or until their earlier resignation, death or removal. From and after our 2025 annual meeting of stockholders, the division of our directors into classes will terminate in accordance with our certificate of incorporation and all of our directors will stand for election annually.
Required Vote
The Company’s Bylaws provide for majority voting for uncontested director elections. Each incumbent director nominated for election at the Annual Meeting will only be elected if the votes “FOR” his or her election exceed those votes “AGAINST” his or her election. Pursuant to our Corporate Governance Guidelines, each director nominee must tender an irrevocable conditional resignation to the Company that, subject to our Governance Committee’s recommendation and our Board’s acceptance thereof, will become effective following the Annual Meeting in the event that such nominee does not receive a majority of the votes cast. If applicable, the Company will publicly disclose the Board’s decision and rationale within 90 days of the stockholder vote.

2024 Proxy Statement	19

About GoDaddy	Proxy Summary	Board and Governance Matters	Executive Compensation	Audit Matters	Other Management Proposals	Other Information
Nominees for Director
Set forth below are the names and certain information about the director nominees and the continuing members of our Board. For more information on the age, tenure, diversity and relevant skills and qualifications of each Director, please see the section titled “Board Composition” beginning on page 26. For more information on the independence of our Directors, please see the section titled “Director Independence and Additional Board Service” beginning on page 29.
All information set forth below is as of April 11, 2024. Each nominee has agreed to be named in this Proxy Statement and to serve if elected until their successors are duly elected and qualified, subject to earlier resignation, death or removal. Should any nominee be unable to serve, the persons designated as proxies reserve full discretion to vote for another person or the Board may reduce its size.

Herald Chen

Former President and Chief Financial Officer, AppLovin Corporation Age: 54 Director since: 2014 Committees: Audit
PROFESSIONAL EXPERIENCE
•Advisor to the chief executive officer, AppLovin Corporation, January 2024 to present
•President and chief financial officer, AppLovin Corporation, November 2019 to January 2024
•Head of technology, media and telecom, Kohlberg Kravis Roberts & Co. L.P., April 2007 to October 2019
OTHER COMPANY BOARD EXPERIENCE
Public – Current Directorships
•Director, AppLovin Corporation, August 2018 to present
Private – Current Directorships
•Board chair, Internet Brands, Inc., June 2014 to present
Private – Former Directorships
•Former board chair, BMC Software, Inc., October 2018 to October 2019
•Former board chair, Optiv Inc., December 2016 to October 2019
•Former board chair, Epicor Software Corporation, August 2016 to October 2019
SKILLS AND QUALIFICATIONS
Mr. Chen’s deep background in the technology industry and his former role as AppLovin’s chief financial officer, where he led a large technology platform with a global presence, provide him with unique and current insights into leadership and strategic planning in the digital market space.
As a former investment professional who was instrumental in defining strategy and driving success across many technology companies, Mr. Chen brings to the Board deep operational and management expertise and governance and oversight of the business.
As a member of our Audit Committee, and through his roles as chair at various companies, Mr. Chen brings to the Board a deep understanding of financial and accounting matters, as well as risk management expertise.

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About GoDaddy	Proxy Summary	Board and Governance Matters	Executive Compensation	Audit Matters	Other Management Proposals	Other Information

Mark Garrett

Former Executive Vice President and Chief Financial Officer, Adobe Age: 66 Director since: 2018 Committees: Audit Chair
PROFESSIONAL EXPERIENCE
•Senior advisor, Permira, June 2021 to present
•Senior advisor, General Atlantic, June 2018 to June 2021
•Executive vice president and chief financial officer, Adobe Systems Incorporated, February 2007 to April 2018
•Senior vice president and chief financial officer, Software Group of EMC Corporation (formerly Documentum, Inc.), August 2002 to January 2007 and 1997 to 1999, including through its acquisition by EMC Corporation
OTHER COMPANY DIRECTORSHIPS
Public – Current Directorships
•Director, Snowflake Inc., May 2018 to present
•Director, Cisco Systems, Inc., April 2018 to present
Public – Former Directorships
•Former director, NightDragon Acquisition Corp., March 2021 to December 2022
•Former director, Pure Storage, Inc., July 2015 to December 2021
Private – Former Directorships
•Former director, HireRight, LLC, November 2018 to October 2021
SKILLS AND QUALIFICATIONS
Mr. Garrett’s executive leadership roles at EMC Corporation and Adobe Systems enable him to provide invaluable insight to our leadership team and our Board on long-term strategic, financial and capital planning and financial performance.
Mr. Garrett’s ability to complete one of the largest and fastest strategic transitions towards a cloud-based subscription model while at Adobe Systems gives him an important perspective when guiding our management team through areas of growth and evolution for our customers.
As a technology senior advisor at Permira, Mr. Garrett adds to his depth of understanding of technology companies, providing unique insight for our Board and our leadership team.
Mr. Garrett’s extensive financial and accounting experience through his public company directorships, and particularly his role as audit committee chair and member at other technology companies, allows him to provide a depth of extensive financial and accounting expertise to ensure oversight of the business as the chair of our Audit Committee and member of the Board.

2024 Proxy Statement	21

About GoDaddy	Proxy Summary	Board and Governance Matters	Executive Compensation	Audit Matters	Other Management Proposals	Other Information

Brian Sharples

Co-founder, Former Chairman and Chief Executive Officer, HomeAway Age: 63 Director since: 2016 Committees: Compensation Chair
PROFESSIONAL EXPERIENCE
•Co-founder and chief executive officer, HomeAway, Inc., April 2004 to September 2016
OTHER COMPANY BOARD EXPERIENCE
Public – Current Directorships
•Director, Ally Financial Inc., August 2018 to present
Public – Former Directorships
•Former director, Avalara, Inc., March 2020 to October 2022
•Former director, Yelp Inc., March 2019 to June 2022
•Former board chair, HomeAway, Inc., April 2004 to January 2017
•Former director, RetailMeNot, Inc., August 2011 to May 2017
Private – Current Directorships
•Director, Twyla Inc., 2015 to present
Private – Former Directorships
•Former Director, Fexy Media, 2015 to 2023
SKILLS AND QUALIFICATIONS
Mr. Sharples gained extensive experience as an executive in the technology industry and through his entrepreneurial leadership throughout his career.
As the co-founder and former chief executive officer of HomeAway, Inc., a global online marketplace, Mr. Sharples deeply understands the risks and opportunities involved with operating a global, consumer-centric technology company.
The Board greatly benefits from his expertise in technology brand strategy and his knowledge navigating strategic transactions in the technology and e-commerce space as both an executive and a director.
Mr. Sharples’s extensive public company board experience brings to the Board a thorough understanding of corporate governance, human capital management, executive compensation, and oversight of risk and management.

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About GoDaddy	Proxy Summary	Board and Governance Matters	Executive Compensation	Audit Matters	Other Management Proposals	Other Information

Leah Sweet

Former Senior Vice President, PayPal Age: 55 Director since: 2020 Committees: Governance Chair, Compensation
PROFESSIONAL EXPERIENCE
•Senior vice president of global design, delivery and operations and other roles, including chief of staff to the chief executive officer, PayPal Inc., January 2012 to March 2020
•Vice president, customer success, CA Technologies, Inc., April 2010 to December 2011
•Deputy chief information officer, State of Arizona, May 2009 to April 2010
•Vice president, technology strategy and operations, American Express Company, February 2004 to May 2009
OTHER COMPANY BOARD EXPERIENCE
Private – Current Directorships
•Director, BMC Technologies, August 2020 to present
•Director, Versapay Corporation, May 2021 to present
Private – Former Directorships
•Former director, Arizona Technology Council, October 2016 to March 2020
SKILLS AND QUALIFICATIONS
Ms. Sweet’s extensive senior executive expertise in the fintech and financial services industries, including her experiences at PayPal Inc. and American Express Company, give her deep knowledge into payments and commerce that is invaluable to our Board and leadership as we deliver our commerce solutions for customers.
Her prior experiences spearheading successful transformations and driving businesses forward enable her to provide valuable insight to the Board regarding oversight of enterprise strategy development and program management.
Ms. Sweet’s understanding of human capital management, executive compensation, corporate governance and succession planning gained through her board experiences and her role as chief of staff at PayPal Inc. greatly benefit our Board and Compensation and Governance Committees.

Srinivas (Srini) Tallapragada

President and Chief Engineering Officer, Salesforce Age: 54 Director since: 2023 Committees: Governance
PROFESSIONAL EXPERIENCE
•President and chief engineering officer, Salesforce, Inc., December 2019 to present
•President, executive and senior vice president, Salesforce, Inc., May 2012 to December 2019
•Senior vice president, engineering, Oracle Corporation, April 2011 to June 2012
•Senior vice president, SAP Labs Inc., February 2009 to April 2011
•Vice president and senior director, Applications Development, Oracle Corporation, 2001 to 2009
•Director, Engineering, Customer Relationship Manager, Oracle Corporation 2000 to 2001
OTHER COMPANY DIRECTORSHIP
Public – Former Directorships
•Former director, Avalara, Inc., July 2021 to October 2022
SKILLS AND QUALIFICATIONS
Mr. Tallapragada brings a depth of technology expertise, as well as leadership and governance experience, to the Board and Governance Committee.
At Salesforce, Mr. Tallapragada leads teams to deliver product and platform innovations, which are key skills that help aid our leadership team and Board in analyzing and bringing forth product and service enhancements and developments. He has extensive experience driving cutting-edge innovation and building emerging technologies within complex platforms. As part of his role at Salesforce, he also heads up the cybersecurity and governance, risk and compliance functions.
Mr. Tallapragada’s ability to scale business operations through innovation and his track record of strong strategic planning both provide a valuable perspective as we continue to evolve our business and provide customers with identity, presence and commerce solutions.

2024 Proxy Statement	23

About GoDaddy	Proxy Summary	Board and Governance Matters	Executive Compensation	Audit Matters	Other Management Proposals	Other Information

Sigal Zarmi

Senior Advisor, Boston Consulting Group Age: 60 Director since: 2023 Committees: Audit
PROFESSIONAL EXPERIENCE
•Senior advisor, Boston Consulting Group Inc., August 2021 to present
•Interim chief information officer, Staples, Inc., August 2023 to January 2024
•Senior advisor, Morgan Stanley, July 2021 to January 2023; previously served as managing director and global head of transformation, October 2018 to July 2021, and also international chief information officer from September 2020 to July 2021
•Vice chairman, global and U.S. chief information officer, PricewaterhouseCoopers LLP, December 2014 to September 2018
•Chief information officer, GE Capital Americas, General Electric Company, August 2010 to November 2014
OTHER COMPANY BOARD DIRECTORSHIP
Public – Current Directorships
•Director, ADT Inc., April 2021 to present
•Director, HashiCorp, Inc., June 2021 to present
Private – Current Directorships
•Director, Global Atlantic Financial Group, January 2023 to present
•Director, BigID, January 2022 to present
Private – Former Directorships
•Former director, DataRobot Inc., September 2021 to August 2022
•Former director, Alfresco Software, December 2019 to October 2020
SKILLS AND QUALIFICATIONS
As the former chief information officer of several large global businesses, Ms. Zarmi’s expertise in strategic planning and operational risk management further enhances the risk management and compliance expertise of our Board and Audit Committee.
The Board, Audit Committee and management also greatly benefit from Ms. Zarmi’s cybersecurity expertise gained through her experiences as the chief information officer at Morgan Stanley, PricewaterhouseCoopers and GE Capital Americas.
Through her various roles at Morgan Stanley, managing the diverse global technology footprint and driving the firm’s innovation agenda through emerging technologies, Ms. Zarmi brings a wealth of knowledge to advise our leadership team on our strategic focus on innovation and the global growth of our customers.

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About GoDaddy	Proxy Summary	Board and Governance Matters	Executive Compensation	Audit Matters	Other Management Proposals	Other Information
Continuing Directors

Amanpal (Aman) Bhutani

Chief Executive Officer, GoDaddy Age: 48 Director since: 2019
PROFESSIONAL EXPERIENCE
•Chief executive officer, GoDaddy Inc., September 2019 to present
•President of the Brand Expedia Group, Expedia Group, Inc., June 2015 to September 2019
•Vice president and senior vice president of Expedia Worldwide Engineering, Expedia Group, Inc., May 2010 to June 2015
•Technology senior director, JPMorgan Chase and Co., September 2008 to May 2010
•Senior vice president of e-commerce technology, Washington Mutual Inc., which was acquired by JPMorgan Chase and Co., 2002 to September 2008
OTHER COMPANY BOARD EXPERIENCE
Public – Current Directorships
•Director, The New York Times Company, September 2018 to present
SKILLS AND QUALIFICATIONS
Mr. Bhutani gained extensive technological expertise from his collective experiences in senior leadership roles at digital and consumer-facing companies, which gives him a highly relevant perspective on our innovation efforts as we position the Company for further growth.
Mr. Bhutani has over 20 years of experience in technical, management and leadership roles, ushering brands into new eras of innovation and integrating emerging and leading technologies to enhance the customer experience.
Mr. Bhutani’s leadership and strategic planning experience as president of Brand Expedia Group’s global business operations positions him well to lead the Company as we continue our global growth.

Caroline Donahue

Former Chief Marketing and Sales Officer, Intuit Age: 63 Director since: 2018 Committees: Compensation, Governance
PROFESSIONAL EXPERIENCE
•Chief marketing and sales officer and executive vice president, Intuit Inc., August 2012 to September 2016
•Senior vice president of sales and channel marketing, Intuit Inc., May 1995 until August 2012
OTHER COMPANY BOARD EXPERIENCE
Public – Current Directorships
•Director, Experian plc, January 2017 to present
Private – Current Directorships
•Director, Versapay Corporation, September 2021 to present
SKILLS AND QUALIFICATIONS
As the former chief marketing and sales officer of a large technology company, Ms. Donahue provides extensive knowledge of international markets coupled with consumer sales and growth, which is particularly relevant to our global business and strategic focus on customer growth.
The Board and leadership team benefit from Ms. Donahue’s insight and extensive experience in mass-market, digital, multi-channel and business-to-consumer distribution, marketing and brand and sales management.
Ms. Donahue also offers strong insight to the Board and our leadership team on innovation and consumer-centricity within a consumer-facing technology company.
Through her public and private company board experience, Ms. Donahue understands issues pertaining to human capital management, risk management and oversight, and governance.

2024 Proxy Statement	25

About GoDaddy	Proxy Summary	Board and Governance Matters	Executive Compensation	Audit Matters	Other Management Proposals	Other Information
Board Composition
Our business and ability to enhance long-term value are supported by our mission to make opportunity more inclusive for all through our work to serve our diverse customer base. It is important to our Company that the Board reflects these values. As such, our Board, in conjunction with the Governance Committee, seeks qualified individuals to serve as directors who broaden, among other things, the mix of experience, skills, knowledge, personal and professional backgrounds, age and tenure of our Board. Our Board and Governance Committee seek diverse director candidates as a reflection of the diversity among both our employees and our customers.
In addition to the above, our Governance Committee considers multiple other factors in identifying and evaluating director nominees, including:
•current and future composition of our Board and its committees as it relates to the strategic direction of the Company;
•performance of individual members of our Board;
•current Board leadership structure;
•“independence” of directors and director nominees as measured by the independence requirements of The New York Stock Exchange (“NYSE”), the Securities and Exchange Commission (“SEC”) and other applicable laws; and
•recommendations of director candidates and nominations validly made by stockholders in accordance with our Bylaws.
Key Characteristics and Skills
Our Governance Committee is committed to filling GoDaddy’s Board with a range of skills and backgrounds that represent and bolster the Company’s vision and mission. As a public company, our directors need qualities that enable them to provide oversight and governance of the business. To that end, we seek candidates with core skills and experiences including executive leadership, public company board membership, financial and accounting expertise and risk management experience. Our Board members also need the strategic skills and experience to support our strategy of providing customers with identity, presence and commerce solutions. As we continue our multi-year effort to build a unified software platform and launch new capabilities, such as GoDaddy AiroTM, we want directors steeped in technology expertise through their experiences as executives at or advisors to technology companies. In addition, we seek candidates with global experience and those with relevant backgrounds in product sales and marketing or e-commerce to advise on international markets and our product offering strategies.
As our Company continues to evolve, the key characteristics and skills necessary for our directors to provide effective oversight will evolve as well. To that end, we highlighted an additional skill in our skills matrix this year: strategic planning experience. This skill pertains to directors who have experience with and knowledge of corporate strategy and strategic planning. As we continue to deliver compelling solutions for customers across our unified software platform, we remain committed to managing our business to provide an optimal combination of top-line growth and profitability and believe effective oversight by our directors of these initiatives is integral.
The types of skills and experiences that the Board believes are necessary for our Company today and the directors who have such skills and experiences are provided in the chart below. Because the table is a summary, it is not intended to be a complete description of all qualifications, skills, experiences and attributes of each director. The matrix depicts notable areas of focus for each director and though an individual is not designated in any one particular area, it does not signify such director’s lack of ability to contribute to discussions in any specific area. Our Governance Committee actively reviews and considers these qualifications when nominating directors for the Board and considered these factors in recommending that stockholders vote “FOR” each director nominee at the Annual Meeting.

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About GoDaddy	Proxy Summary	Board and Governance Matters	Executive Compensation	Audit Matters	Other Management Proposals	Other Information

Skills and Experience
Technology Experience Experience as information, engineering or operations executive at tech company or emerging tech and/or investing in and advising tech or emerging tech companies
Strategic Planning Experience Experience with and knowledge of corporate strategy and strategic planning.
Global Experience Experience as executive at global company overseeing operations beyond the U.S.
Sales & Marketing Experience Experience as product marketing, sales and/or e-commerce executive
Human Capital / Executive Compensation Experience Experience as public company compensation committee member
Public Company Leadership Experience Experience as public company CEO and/or as other public company C-Suite officer
Financial / Accounting Experience Experience as public company CFO and/or as public company audit committee financial expert
Corporate Governance Experience Experience as public company nominating and governance committee member
Public Company Board Experience Experience as public company board member
Risk Management / Compliance / Cybersecurity Experience Experience as executive overseeing business compliance function and/or public company risk committee board member

2024 Proxy Statement	27

About GoDaddy	Proxy Summary	Board and Governance Matters	Executive Compensation	Audit Matters	Other Management Proposals	Other Information
Commitment to Diversity
Whether we are actively searching for a new candidate or building our Board succession pipeline, our Governance Committee seeks to include gender and race / ethnicity as key attributes to consider.
We believe our thoughtful approach to our Board composition has been successful. The tables below outline the gender diversity, ethnic and racial diversity, tenure and age of the members of our Board.

Gender and Ethnic and Racial Diversity
Female
Male
Asian
White

TENURE	AGE	DIVERSITY

Board Leadership Structure
We currently have a separate independent Chair and CEO structure. At this time, we believe this structure allows for effective oversight and leadership of the Company, the Board and management. The role of the Chair of our Board is to facilitate oversight of management, engage with stockholders and lead our Board on all matters. Our CEO has primary responsibility for the operational leadership and strategic direction of the Company.
Brian Sharples currently serves as our independent Board Chair and Aman Bhutani serves as our CEO. Mr. Sharples was appointed Chair due to his extensive experience as an executive in the technology industry, his entrepreneurial leadership, his expertise in technology brand strategy and his knowledge navigating strategic transactions in the technology and e-commerce space as both an executive and director.
Our Governance Committee annually reviews the qualifications of the Chair and recommends the Chair for approval by the Board.
Key responsibilities of the independent Chair of the Board include, among other duties:
•Developing and setting the agenda for each Board meeting in consultation with management and the Chair of each standing committee;
•Presiding over all meetings of the Board;
•Calling and presiding over executive sessions of the Board;
•Assisting the Governance Committee in the Board’s self-assessment and Board and Committee evaluation process;

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About GoDaddy	Proxy Summary	Board and Governance Matters	Executive Compensation	Audit Matters	Other Management Proposals	Other Information
•Communicating with our CEO regarding the results of the Compensation Committee’s evaluation of his/her annual performance and resulting compensation determinations; and
•Serving as a liaison between the Board and the Company’s stockholders.
We do not require separation of the offices of the Chair and CEO. We believe it is important to retain the flexibility to allocate the responsibilities of such offices in a structure that serves the best interests of the Company and our stockholders. However, if at any point we determine those interests are best served by combining the roles of our CEO and Board Chair, our Corporate Governance Guidelines require that the then independent directors of the Board designate an independent director as Lead Director.
Director Independence and Additional Board Service
Director Independence
Our Corporate Governance Guidelines require that a majority of the Board and each member of our standing committees be independent in accordance with applicable SEC rules and NYSE Listing Standards. Our Board annually reviews director independence, taking into consideration all relevant facts and circumstances, including whether any director has a material relationship with the Company or a member of our leadership team (either directly or as a partner, stockholder, director or officer of an organization that has a relationship with the Company) that would interfere with the exercise of independent judgment by such individual in carrying out the responsibilities of a director. In making its determination, the Board considers responses provided by directors through our annual director and officer questionnaire process, as well as information obtained through Company records and outside sources. Our Board determined, upon the recommendation from the Governance Committee, that Messrs. Chen, Garrett, Sharples and Tallapragada and Mses. Donahue, Sweet and Zarmi qualify as independent. Our Board also determined, upon the recommendation from the Governance Committee, that Mr. Robel, who retired at our 2023 Annual Meeting, and Messrs. Roslansky and Wittlinger, each of whom retired from the Board effective January 25, 2023, were independent during the time they served on the Board.
Other Public Company Board Service
As the responsibilities of public company directors continue to expand, our Board has established limitations on our directors’ ability to serve on other boards to ensure that each director is able to perform their responsibilities, maintain effective oversight of the Company and management and fulfill their fiduciary duties to our stockholders. Through the Governance Committee, the Board annually reviews our Corporate Governance Guidelines, which include limitations on directors’ ability to serve on other boards. In developing these limitations, the Governance Committee considers many factors, including:
•the time commitment required by the Company in conjunction with Board and committee meeting preparation and attendance;
•the scope of responsibilities of individual committees;
•results of our annual Board and committee evaluation process;
•whether directors are currently employed or retired from full-time employment;
•input from our stockholders during engagement; and
•the corporate governance guidelines adopted by our peers and other comparable public companies.
Our Corporate Governance Guidelines limit our directors from serving on more than four public company boards including the Company’s Board and, if our chief executive officer serves as a member of our Board, he or she is limited to serving on no more than two public company boards, including the Company’s Board. Our directors are required to advise the chair of the Governance Committee of any invitations to join a new public company board of directors prior to accepting the directorship. This notification process allows the Board to confirm the absence of any actual or potential conflict of interest and ensures that such director has sufficient time to devote to the responsibilities and commitments of our Company and Board. All directors are in compliance with this policy. In addition, our Audit Committee Charter limits directors who serve on our Audit Committee from simultaneously serving on the audit committees of more than three public companies (including our Audit Committee), unless the Board determines that such simultaneous service would not impair the ability of such member to effectively serve on the Company’s Audit Committee.

2024 Proxy Statement	29

About GoDaddy	Proxy Summary	Board and Governance Matters	Executive Compensation	Audit Matters	Other Management Proposals	Other Information
The below table summarizes the limits on a director’s ability to serve on other boards.

Director Category	Limit on Public Company Board Service (including GoDaddy Board)
All Directors	4 boards
CEO of GoDaddy	2 boards
Audit Committee Members	3 audit committees
Board Committees and Meetings
Board Meetings and Attendance

Number of Board Meetings in 2023	7	Attendance at Board and Committee Meetings in 2023	>75%	Attendance at 2023 Annual Meeting of Stockholders	>75%

During the year ended December 31, 2023, our Board held 7 meetings (including regularly scheduled and special meetings). Each director attended at least 75% of the aggregate of (i) the total number of meetings of our Board held during the period for which he or she has been a director and (ii) the total number of meetings held by all committees of our Board on which he or she served during the periods that he or she served.
Directors are expected to prepare for, attend and actively participate in all Board and committee meetings. We strongly encourage, but do not require, members of our Board to attend our annual meetings of stockholders. All of our directors attended our 2023 annual meeting of stockholders.
The Board’s independent directors regularly meet in executive sessions in which management does not participate. The Chair of the Board presides at each executive session.
Committees
Our Board maintains three standing committees: the Audit Committee, the Governance Committee and the Compensation Committee. Each of our standing committees operates under a written charter satisfying applicable SEC rules and NYSE Listing Standards. Copies of the charters of our standing committees are available on our corporate website at aboutus.godaddy.net/investor-relations/governance.
In accordance with our Corporate Governance Guidelines, our Board has determined that each member of our standing committees is independent. Each committee annually reviews the adequacy of its written charter and submits any recommended changes to the Board for approval.
The Governance Committee annually reviews and recommends to the Board the composition of each committee, including the appropriate director to chair each committee. In making its recommendations, the Governance Committee considers among other factors, the scope of responsibilities of the committees and the relevant skills, background and experience of the directors. In June 2023, Caroline Donahue joined the Governance Committee and Sigal Zarmi joined the Audit Committee. The following pages show a snapshot of the composition of our committees and their key responsibilities.

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About GoDaddy	Proxy Summary	Board and Governance Matters	Executive Compensation	Audit Matters	Other Management Proposals	Other Information

Audit and Finance Committee*

Mark Garrett (Chair)
INDEPENDENCE
Our Board has determined that each member of our Audit Committee meets the requirements for independence under current NYSE Listing Standards and SEC rules and regulations, including Rule 10A-3(b)(1)(iv) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Each member of our Audit Committee also meets the financial literacy requirements of the current NYSE Listing Standards.
FINANCIAL EXPERTS
Our Board has determined that Messrs. Chen and Garrett are “financial experts” within the meaning of Item 407(d) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”).
PRIMARY RESPONSIBILITIES
Our Audit Committee is responsible for overseeing, among other things:
•our accounting and financial reporting processes and internal controls as well as the audit and integrity of our financial statements;
•the qualifications, independence and performance of our independent registered public accounting firm;
•the performance of our internal audit function;
•our compliance with legal and regulatory requirements;
•data privacy and cybersecurity matters; and
•risk assessment and risk management pertaining to financial, accounting, treasury and tax matters.
2023 HIGHLIGHTS
•Oversaw the Company’s capital allocation strategy, with $1.3 billion of shares repurchased in 2023. Advised the Board on an incremental $1 billion share repurchase authorization through 2025.
•Actively engaged with management in outlining the margin expansion path through fiscal year 2024.
•Provided oversight of our Chief Information Security Officer and the security team’s continued efforts to enhance the Company’s security posture with respect to cybersecurity risk to our systems and data.
For more information about the Audit Committee’s responsibilities and actions, see the section titled “Report of the Audit and Finance Committee” on page 76.

Herald Chen

Sigal Zarmi

No. of meetings in 2023: 5

*Caroline Donahue was a member of the Audit and Finance Committee until June 2023.

2024 Proxy Statement	31

About GoDaddy	Proxy Summary	Board and Governance Matters	Executive Compensation	Audit Matters	Other Management Proposals	Other Information

Nominating and Governance Committee*

Leah Sweet (Chair)
INDEPENDENCE
Our Board has determined that each member of our Governance Committee meets the requirements for independence under current NYSE Listing Standards.
PRIMARY RESPONSIBILITIES
Our Governance Committee, among other things:
•advises the Board concerning the composition of the Board and identifies individuals qualified to become Board members;
•makes recommendations to the Board regarding persons to be nominated for election as directors at meetings of stockholders or to fill vacancies or newly created directorships;
•makes recommendations to the Board regarding the composition of the various committees of the Board;
•develops and makes recommendations to the Board regarding our corporate governance guidelines and related matters;
•oversees our ESG strategies, practices and programs, and the ESG disclosures in our sustainability report and proxy statement; and
•oversees the annual evaluation of the Board and its committees.
2023 HIGHLIGHTS
•Led the Board’s appointment of Srini Tallapragada and Sigal Zarmi, strengthening Board composition and oversight by bringing their invaluable knowledge and leadership experience to the Board.
•Conducted the Board’s annual evaluation process, evaluating Board effectiveness, composition and directors’ skills and experience to inform Board refreshment and succession planning.
•Continued oversight of sustainability practices and programs, and review of our Sustainability Report.
For information about our Board composition and the Governance Committee’s considerations for director candidates, see “Board Composition” beginning on page 26. For a discussion of our Board assessment process, see “Assessment of Board and Committee Effectiveness” on page 34.

Caroline Donahue

Srini Tallapragada

No. of meetings in 2023: 4

*Former directors Ryan Roslansky and Lee Wittlinger were members of the Nominating and Governance Committee in 2023 until their resignations in January 2023. Sigal Zarmi was a member of the Nominating and Governance Committee from her appointment in January 2023 to June 2023.

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About GoDaddy	Proxy Summary	Board and Governance Matters	Executive Compensation	Audit Matters	Other Management Proposals	Other Information

Compensation and Human Capital Committee

Brian Sharples (Chair)
INDEPENDENCE
Our Board has determined that each member of our Compensation Committee meets the requirements for independence under current NYSE listing standards.
PRIMARY RESPONSIBILITIES
Our Compensation Committee, among other things:
•oversees our compensation policies, plans and benefits programs and our overall compensation philosophy;
•(i) oversees the compensation of our CEO and other executive officers (including officers reporting under Section 16 of the Exchange Act), (ii) evaluates and approves our executive officer compensation plans, policies and programs, and (iii) where it deems appropriate, consults with and makes recommendations to the Board in respect of the foregoing;
•administers our equity compensation plans for our executive officers, employees, directors and other service providers; and
•assists the Board in its oversight of human capital management.
2023 HIGHLIGHTS
•Reviewed the executive compensation program to ensure that annual and long-term compensation continue to attract, retain and motivate executive talent and are strongly aligned with performance.
•Updated our short-term incentive program to include two new metrics: Revenue and NEBITDA.
•Removed evergreen provisions from the Company’s 2015 Equity Incentive Plan and 2015 Employee Stock Purchase Plan in response to investor feedback.
•Continued oversight of human capital management, including diversity practices and programs.
To learn more about how we make executive compensation decisions, including the role of the independent compensation consultant in assisting the Compensation Committee in making such decisions, see the Compensation Discussion and Analysis beginning on page 45.

Caroline Donahue

Leah Sweet

No. of meetings in 2023: 6

2024 Proxy Statement	33

About GoDaddy	Proxy Summary	Board and Governance Matters	Executive Compensation	Audit Matters	Other Management Proposals	Other Information
Assessment of Board and Committee Effectiveness
Annual evaluations play a critical role in ensuring the effective functioning of our Board and its committees. The Governance Committee is responsible for developing and overseeing the annual evaluation process for our Board and its committees, which may include written questionnaires, individual interviews led by the Board Chair or an independent third party or a combination of approaches. Historically, the Board’s evaluations have consisted of individual interviews conducted either by the Board Chair or led by an independent third party. In addition, as part of their annual governance review, each committee performs a committee self-evaluation.
Set forth below is our Board’s process for assessing Board and committee effectiveness:

01 Define objectives and scope

The Governance Committee reviews the prior year assessment process, pending and future Board and committee objectives and current corporate governance practices to set the scope and objectives for the assessment process.

02 Determine evaluation method

The Governance Committee, in consultation with our senior legal leadership, assesses the best approach to capture feedback and action items based on its defined scope and objectives and current corporate governance best practices.

03 Identify discussion topics

The Governance Committee Chair, in consultation with our senior legal leadership and, when appropriate, the independent third-party, identifies relevant topics for discussion and appropriate questions.

04 Evaluations conducted

Either the Governance Committee Chair or the independent third party conducts one-on-one discussions with each director regarding the identified topics and allows for open feedback on any other topics of concern for each director.

Each committee conducts a year-end annual self-assessment.

05 Analysis

The Governance Committee, in consultation with our senior legal leadership and, when appropriate, the independent third-party, analyzes the results and considers whether changes to Board or committee composition, leadership, responsibilities or operations may be necessary or desirable and uses the results to inform the Governance Committee's director candidate pipeline and succession planning activities.

06 Full board discussion

The Governance Committee provides a detailed report to the full Board, including key changes or items for consideration.

07 Develop action plan

The full Board develops an action plan for further enhancement for the Board and its committees, the directors and in the Board succession and refreshment process.

08 Implement changes

Recommended changes are implemented throughout the following year.

EVALUATION TOPICS COVERED
Our Board and committee evaluations generally cover three key areas: (i) Effectiveness, which includes questions regarding the Board’s and its committees’ performance over the prior year; (ii) Board and committee composition, which includes discussions on the structure and effectiveness of the Board’s and committees’ composition and a review of the appropriateness of defined responsibilities; and (iii) Director skills, experience and refreshment, which includes a review of director skills, experience and backgrounds, succession planning and possible refreshment practices. In addition, the Governance Committee may from time to time add additional topics of discussion to ensure full feedback is received from directors and each committee may choose to discuss other topics that are relevant to the committee and its responsibilities.

In 2023, the Board evaluation process was conducted by an independent third party and each committee conducted its own self-evaluation. Following this process, the Board determined that its current composition remains effective in providing oversight of the Company. The Board will continue to evaluate its composition on an ongoing basis to determine if any additional changes are necessary.

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About GoDaddy	Proxy Summary	Board and Governance Matters	Executive Compensation	Audit Matters	Other Management Proposals	Other Information
Board Risk Oversight
Overview
Our Board is responsible for overseeing the Company’s enterprise-wide risk management as part of its mandates under our Corporate Governance Guidelines, its fiduciary duties and its general oversight of management and the Company’s business strategy. Our Board exercises such oversight both directly and indirectly through its three standing committees and in review and consultation with management, which is accountable for day-to-day risk management efforts. A breakdown of the key oversight responsibilities is set forth below.

FULL BOARD	BOARD COMMITTEES
	AUDIT	COMPENSATION	GOVERNANCE

•Oversees formation of the Company’s long-term strategic, financial and organizational goals and plans designed to achieve such goals.
•Oversees strategic, legal, regulatory, financial, management and operational risks, including cybersecurity, human capital management, sustainability and succession planning.
•Reviews, discusses and assesses delegated oversight responsibilities with committees, directors and management.

•Oversees and reviews, at least annually, and discusses with management and the Company’s independent auditor the Company’s major financial risk exposures and the steps management has taken to monitor and control those exposures.
•Oversees data privacy and cybersecurity matters.
•Reviews and assesses policies pertaining to financial, accounting, insurance coverage, investment and tax matters, as well as any other enterprise risk management or business continuity matters that the Board may delegate.
•Reviews the overall adequacy and effectiveness of the Company’s legal, regulatory and ethical compliance programs, including those addressing the Company’s Code of Business Conduct and Ethics.
•Periodically meets with management regarding the Company’s enterprise risk management and other compliance risk programs.

•Reviews and approves corporate goals and objectives relevant for CEO and other executive officer compensation tied to the performance of the Company.
•Establishes and administers annual and long-term incentive compensation plans for executive officers and senior executives including establishing performance objectives.
•Reviews and discusses with management human capital matters.
•Assists the Board in its oversight of human capital management, including diversity matters and the Company’s assessment of pay parity across its employees.
•Oversees the Company’s compensation risk assessments.

•Reviews and assesses the adequacy of, and oversees compliance with, the Company’s Corporate Governance Guidelines.
•Reviews actual and potential conflicts of interest of directors and executives.
•Oversees the Company’s sustainability strategies, practices and programs and reviews the applicable disclosures included in the Company’s proxy statement and sustainability report.
•Reviews and approves the Company’s Code of Business Conduct and Ethics.
•Reviews the size and composition of the Board and its committees in light of the challenges and needs of the Board.
•Reviews the Company’s succession planning process.

ENTERPRISE RISK MANAGEMENT PROGRAM

•Identifies internal and external factors that could prevent the Company from achieving its strategic and operational objectives.
•Assists management in monitoring and mitigating specified risks to a reasonable level through consideration of expected impacts and the Company’s vulnerabilities.
•Identifies strategic, reputational, financial, operational and compliance risks.

2024 Proxy Statement	35

About GoDaddy	Proxy Summary	Board and Governance Matters	Executive Compensation	Audit Matters	Other Management Proposals	Other Information
Cybersecurity and Data Privacy Oversight
Cybersecurity
GoDaddy maintains an enterprise-wide cybersecurity program designed to manage risks to the Company’s information systems from cybersecurity threats and cybersecurity incidents. The Board is committed to managing cybersecurity risks as part of the Company’s overall risk management framework.
The Board oversees the Company’s cybersecurity risk management program through the Audit Committee. The Audit Committee is responsible for overseeing and reviewing with management GoDaddy’s cybersecurity matters. The Audit Committee receives verbal and written reports at least quarterly from GoDaddy’s Chief Information Security Officer (“CISO”) regarding the state of the Company’s cybersecurity risk management program, the Company’s current material cybersecurity risks, and general cybersecurity-related risks. The Audit Committee consists of Board members with a diversity of expertise in risk management, technology, finance and cybersecurity, including oversight of security teams. In addition, the Company’s CISO and Chief Technology Officer (“CTO”) provide the full Board with written quarterly and annual reports on the state of the Company’s cybersecurity program and material cybersecurity-related risks, and the chair of the Audit Committee provides a quarterly summary of the Audit Committee’s most recent cybersecurity discussion to the full Board.
GoDaddy management is responsible for identifying, assessing, and managing the Company’s material cybersecurity risks on an ongoing basis, establishing processes designed to ensure that potential cybersecurity risk exposures are monitored, putting in place appropriate mitigation and remediation measures and maintaining the Company’s cybersecurity programs. GoDaddy’s CISO has primary responsibility for overseeing the Company’s programs for identifying, assessing, and managing the Company’s cybersecurity risks. The CISO reports directly to the Company’s CTO and also regularly provides reports and updates to the Company’s CEO on significant cybersecurity-related matters relevant to the Company’s cybersecurity risk.
The CISO, CTO, and CEO work together to assess and manage cybersecurity-related risks. The CISO is responsible for day-to-day operations working with an enterprise-wide cybersecurity team that provides 24/7/365 support. The CISO regularly confers with the CTO and CEO on cybersecurity matters, including providing notice of cybersecurity threats and incidents, including those that have the potential to have material effects. The CISO also provides written monthly and quarterly reports on the state of the Company’s cybersecurity program and cybersecurity risks to the CTO, CEO, and other key executives. As noted above, the CISO and CTO also provide regular reports to the Audit Committee and the Board.
The Company’s cybersecurity policies, procedures, and strategies primarily are implemented by the Company’s information security department, which reports directly to the CISO. The Company’s information security department performs functions that include but are not limited to general security operations, event monitoring, incident response, vulnerability management, policy and procedure development, security compliance, product development support, product security readiness testing, third-party vendor security assessments, and penetration testing. Other personnel and departments in the Company also assist with cybersecurity risk management, including but not limited to the Company’s technology organization and the Company’s privacy, legal, third-party risk management, and corporate audit services teams.
In addition, the Company has developed processes to integrate cybersecurity risk management within the Company’s product and software development processes. Our product teams and business unit leaders are involved in cybersecurity risk management during product development with support from our enterprise-wide security team supervised by the CISO.
Data Privacy
GoDaddy maintains an enterprise-wide global privacy program designed to comply with our data privacy obligations and manage data privacy risk.
Our Privacy Officer manages our Data Privacy Office and global privacy program. Our Data Privacy Office is responsible for day-to-day operations of our privacy program, including but not limited to conducting privacy impact assessments, providing training to employees, responding to data subject requests, and responding to inquiries from data protection authorities. Other personnel and departments in the Company also assist the Data Privacy Office, including but not limited to the Company’s legal and information security teams.
We maintain a global privacy policy that describes how we collect, use, store, share, and protect customer data, as well as how customers can access and manage their personal data. We also adjust our policies and practices to comply with variations in local laws and regulations that may be applicable to specific areas of our business. We regularly review and refine our policies and practices to improve our global privacy program and respond to changes in applicable laws and regulations.

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About GoDaddy	Proxy Summary	Board and Governance Matters	Executive Compensation	Audit Matters	Other Management Proposals	Other Information
Our corporate audit services team audits our privacy practices and the results of such audits are presented to senior leadership and discussed with the Audit Committee. In addition, updates on privacy matters are included as part of the Audit Committee’s review of the Company’s Enterprise Risk Management program.
Sustainability Risk Oversight
We have designed our approach for managing sustainability matters with a focus on transparency and oversight, which helps us continue to review and incorporate sustainability matters into our strategy and operations. Our sustainability governance structure is set forth below:

BOARD AND COMMITTEE-LEVEL OVERSIGHT

Governance Committee	Compensation Committee
The Governance Committee oversees GoDaddy’s sustainability strategies, practices and programs. The Governance Committee also reviews our public disclosures on such matters, including disclosures in our Proxy Statement and annual Sustainability Report.
The Governance Committee regularly reports to the Board on these topics.

The Compensation Committee assists the Board in its oversight of human capital management practices and programs, including diversity matters and our assessment of pay parity across our employees.
The Compensation Committee reports regularly to the Board on these topics.

EXECUTIVE AND MANAGEMENT-LEVEL OVERSIGHT

Management oversees the progress of corporate sustainability programs and practices as they relate to key areas of our business
•Our senior legal leadership reports regularly to the Board and Governance Committee on GoDaddy’s sustainability programs and practices, including progress on goals such as our emissions reductions.
•Members of our Sustainability Working Group (as described below) report directly to members of GoDaddy’s management, sharing ongoing updates on relevant sustainability topics, as needed. Members of management elevate sustainability-related topics to their executive team leaders where relevant.

SUSTAINABILITY WORKING GROUP

Our Sustainability Working Group is composed of leaders across the Company
•The Sustainability Working Group is responsible for driving progress across our priority topics, supporting sustainability disclosures and sharing relevant matters to inform and guide the business.
•The Sustainability Working Group is composed of leaders representing our priority topics across the Company and is chaired by our Corporate Sustainability and ESG Team.
•The Sustainability Working Group supports the Company’s ongoing commitment to sustainable practices and transparent disclosures.

2024 Proxy Statement	37

About GoDaddy	Proxy Summary	Board and Governance Matters	Executive Compensation	Audit Matters	Other Management Proposals	Other Information
Stockholder Engagement Approach and Philosophy
Our Board and management take a long-term, constructive view toward stockholder engagement. We recognize that stockholder feedback is critical to driving growth, creating value and, most importantly, being responsible stewards of stockholder capital. As a result, our management regularly engages with our stockholders, often with a director joining the discussion, to learn first-hand their perspectives and guidance.
We greatly value this feedback, and we seek to optimize our corporate governance by refining our policies, procedures and practices when appropriate. In addition to the engagement described below, we also communicate with our stockholders through several other forums, including quarterly earnings calls, our annual and quarterly reports, proxy statements and other SEC filings, our Annual Meeting of Stockholders, investor meetings and conferences and our Investor Relations website.
As part of our comprehensive engagement program, we have established a robust annual engagement cycle that allows us to capture and integrate stockholder feedback into our decision-making processes.

Conduct off-season engagement outreach with stockholders and proxy advisers to discuss, among other topics, corporate governance, human capital management, sustainability and executive compensation matters.

Share stockholder feedback with the Board, and committees where appropriate, for consideration to determine any potential changes to be made.

Leading up to the Annual Meeting of Stockholders, conduct in-season engagement outreach to answer any stockholder questions on ballot items and the proxy statement.

Review and consider for future action the results of the Annual Meeting of Stockholders, stockholder feedback and governance trends.
Informed by stockholder feedback, we made several changes to our proxy disclosure, executive compensation program and ESG practices in recent years. These changes include:

Governance	Proxy Disclosure
•Initiated declassification of the Board with annual elections (fully phased in by 2025) •Formalized Board-level oversight of ESG matters, including human capital management
•Expanded disclosures related to our Board skills, director onboarding and continuing director education
•Expanded disclosures related to annual highlights of each committee
•Enhanced disclosures regarding Board and committee self-assessment processes
•Enhanced disclosure related to the Board’s oversight of cybersecurity

Executive Compensation	Environmental and Social
•Removed evergreen provisions beginning in 2023 via an amendment to our 2015 Equity Incentive Plan and 2015 Employee Stock Purchase Plan
•Added two additional metrics, revenue and NEBITDA, to our short-term incentive plan to further align executive compensation with the Company’s business strategy (see the section “Performance Metrics” in the Compensation Discussion and Analysis section of this Proxy Statement)

•Committed to reducing our scope 1 and 2 emissions by 50% by 2025 from a 2019 baseline, which we achieved in 2023
•Joined the UN Global Compact to further drive commitment to sustainability
•Added diversity and pay parity data, formerly found in a stand-alone report, into our annual Sustainability Report
•Continued our transparency on DEIB efforts by publishing our EEO-1 data

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About GoDaddy	Proxy Summary	Board and Governance Matters	Executive Compensation	Audit Matters	Other Management Proposals	Other Information
Other Governance Policies
Communications with the Board of Directors
Stockholders or other interested parties may communicate directly with the Board, the Board Chair, any of the Company’s other non-management directors or the non-management directors as a group by mailing correspondence to the Company’s Corporate Secretary at GoDaddy Inc., 100 S. Mill Ave, Suite 1600, Tempe, AZ 85281, Attention: Corporate Secretary or Legal Department, or by sending such communication via email to governance@godaddy.com. The Company’s Corporate Secretary or Legal Department shall review all incoming stockholder communications and route such communications to the appropriate member(s) of the Board. Materials that will not be forwarded include mass mailings, product complaints or inquiries, job inquiries, business solicitations and patently offensive or otherwise inappropriate materials.
Director Orientation and Continuing Education
The Company maintains an orientation program for new directors and supports continuing education programs for all our directors. Our new director orientation program consists of a comprehensive set of materials used to familiarize new directors with the Company across a range of focus areas, including our industry, risk management and regulatory environment, the macroeconomic environment and corporate governance, among other matters relevant to their director duties. New directors also take part in one-on-one meetings with members of our management team, with tailored follow-up deep dive meetings often being held, depending on the director’s background and expertise. We periodically review our new director orientation program to ensure alignment with Company strategy, industry developments and best practices.
We encourage and support all directors in pursuing continuing education, which may take the form of third-party presentations and programs. We also facilitate in-house speaker sessions to provide updates to directors on topics of interest, including on the macroeconomic environment, global economic outlook and emerging technologies, among others.
Stockholder Recommendations for Director Candidates
It is the policy of the Board that the Governance Committee consider recommendations from stockholders using the same process it follows for other candidates. Stockholders may recommend director nominees for consideration by the Governance Committee by writing to the Corporate Secretary of the Company at GoDaddy Inc., Attention: Corporate Secretary, 100 S. Mill Ave, Suite 1600, Tempe, AZ 85281, or by sending such communication via email to governance@godaddy.com.
Pursuant to the terms of our Bylaws, stockholder nominations must be received by our Corporate Secretary not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting and must comply with the additional requirements of our Bylaws. For more information on stockholder nominations, see the section “Additional Information and Frequently Asked Questions About this Proxy Statement and the Annual Meeting—Submission of Proposals and Other Items of Business for the 2025 Annual Meeting” on page 95.
Speak Up Policy
In 2023, the Audit Committee approved a new global whistleblower policy, which we refer to as the “Speak Up Policy”. The Company encourages directors, officers, employees, independent contractors and others who reasonably believe that they have become aware of, among other things, questionable accounting, internal accounting controls or auditing matters, fraudulent financial information being reported, violations of the Company’s Code of Business Conduct and Ethics or other Company policies, or the violation of securities laws or any other applicable laws, to raise these concerns in accordance with our Speak Up Policy. Our senior legal leadership reports significant accounting and auditing complaints to the Audit Committee, which oversees investigations of such complaints, and determines the appropriate person or department to investigate non-accounting and auditing complaints.

2024 Proxy Statement	39

About GoDaddy	Proxy Summary	Board and Governance Matters	Executive Compensation	Audit Matters	Other Management Proposals	Other Information
Code of Business Conduct and Ethics
Our Code of Business Conduct and Ethics is applicable to all our employees, directors and executive officers. The Governance Committee considers questions of possible conflicts of interest of directors and executive officers and approves or prohibits any involvement of such persons in matters that may involve a conflict of interest or corporate opportunity.
We will promptly disclose, if required by applicable law, any amendment to, or waiver from, our Code of Business Conduct and Ethics granted to directors or executive officers by timely posting such information on our website at aboutus.godaddy.net/investor-relations/governance.
Where to Find More Information
Copies of our Charter, Bylaws, Corporate Governance Guidelines, Code of Business Conduct and Ethics and Speak Up Policy, as well as each Board committee’s charter, are available on our website at aboutus.godaddy.net/investor-relations/governance.
Non-Employee Director Compensation
We maintain an Outside Director Compensation Policy pursuant to which each member of our Board who is not a Company employee and is not affiliated with a holder of greater than 5% of any class or series of our capital stock (each an “Eligible Director”) will receive cash and equity-based compensation for their service on our Board.
The Outside Director Compensation Policy is periodically reviewed by the Compensation Committee, with the input of its independent compensation consultant, to ensure that the compensation paid to our Eligible Directors reflects current market assessments, data and analyses.
Cash Retainers
Our Eligible Directors were entitled to receive the following annual cash retainers for their services in 2023:
•$50,000 per year for service as a Board member;
•$50,000 per year for service as chair of the Board;
•$27,500 per year for service as chair of the Audit Committee;
•$15,000 per year for service as a member of the Audit Committee;
•$20,000 per year for service as chair of the Compensation Committee;
•$12,000 per year for service as a member of the Compensation Committee;
•$12,000 per year for service as chair of the Governance Committee; and
•$6,000 per year for service as a member of the Governance Committee.
Each Eligible Director will receive a prorated annual cash retainer based on the number of months he or she has, or will have, provided services to us in the year in which he or she was appointed or elected or ceases to serve on the Board. No additional or separate fees are paid for attendance at meetings of our Board, but we provide reimbursement of travel and other related expenses for attending meetings.
Equity Compensation
Initial Award. Upon an Eligible Director’s appointment or election to the Board, he or she receives an initial grant of RSUs with a value of $235,000 as of the grant date. These RSUs vest on the first anniversary of the grant date, subject to the Eligible Director continuing to be a service provider through such date.
Annual Award. On the date of each annual meeting of stockholders, each Eligible Director who has served on our Board for more than six months as of the date of the annual meeting receives an annual grant of RSUs with a value of $235,000 as of the grant date. In addition, on the date of each annual meeting, the chair of the Board receives an additional annual grant of RSUs with a value of $80,000 as of the grant date. These RSUs vest on the day immediately prior to the next annual meeting after the effective date of grant, subject to the Eligible Director continuing to be a service provider through such date.

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About GoDaddy	Proxy Summary	Board and Governance Matters	Executive Compensation	Audit Matters	Other Management Proposals	Other Information
Following a review of the compensation paid to our Eligible Directors as described above and with the input of its independent compensation consultant, Semler Brossy Consulting Group (“Semler Brossy”), in early 2024 our Compensation Committee recommended that our Board amend the Company’s Outside Director Compensation Policy to increase the value of the initial and annual grants of RSUs from $235,000 to $255,000. The Board approved such amendment effective as of March 2024. No adjustments were made to the annual cash retainer amounts provided to our Eligible Directors under the Outside Director Compensation Policy.
The number of shares underlying the RSUs granted under the Outside Director Compensation Policy is determined by dividing the specified value by a per-share price as determined based on the volume weighted average price of our Class A common stock for the 30 trading days immediately preceding the last trading day of the month prior to the month of the grant date.
Under the terms of our 2015 Equity Incentive Plan (the “2015 Plan”), an Eligible Director may not receive in any fiscal year equity awards with a grant date fair value in excess of $1.0 million (or $2.0 million in connection with initial service as an Eligible Director). Awards granted to an individual in respect of their service as an employee or consultant, but not an Eligible Director, will not count for purposes of this limitation.
Pursuant to the terms of the GoDaddy Inc. 2024 Omnibus Incentive Plan, stockholder approval of which is sought as Proposal No. 4 in this Proxy Statement, such limits would be replaced by a $1.0 million cap on all compensation (including cash payments and equity awards) received by an Eligible Director for any calendar year (including the calendar year in which the Eligible Director is first elected or appointed to the Board).
Equity Ownership Guidelines for Non-Employee Directors
We maintain equity ownership guidelines applicable to our non-employee directors. These guidelines provide that each non-employee director is expected to attain and maintain equity interest ownership with a minimum value equal to five times the director’s annual cash retainer (not including any additional fees received for committee service or serving as a chair of a committee) for Board service as follows: (i) for our existing non-employee directors, by the date of our 2024 annual stockholder meeting, and then throughout such director’s tenure on the Board and (ii) for any newly appointed or elected non-employee directors, by the fifth annual stockholder meeting after he or she joins the Board, and then throughout such director’s tenure on the Board. In determining if a non-employee director has satisfied the equity ownership guidelines, shares of (or equity exchangeable for) the Company’s Class A common stock beneficially owned by the director, or to which the director is otherwise entitled, are taken into consideration. Shares underlying unexercised stock options and unvested equity awards are not taken into consideration. As of December 31, 2023, all of our non-employee directors are either in compliance with the equity ownership guidelines or are on track to comply with the equity ownership guidelines within the applicable time periods. The Compensation Committee is responsible for administering the equity ownership guidelines applicable to our non-employee directors.

2024 Proxy Statement	41

About GoDaddy	Proxy Summary	Board and Governance Matters	Executive Compensation	Audit Matters	Other Management Proposals	Other Information
2023 Non-Employee Director Compensation
The following table summarizes compensation for each of our non-employee directors for the year ended December 31, 2023. For all of our non-employee directors, we offer health insurance benefits.

Name (1)	Fees Earned or Paid in Cash ($)(2)	Stock Awards ($)(3)		Option Awards ($)(4)	All Other Compensation ($)(5)	Total ($)
Herald Chen	65,000	234,853	(6)	—	—	299,853
Caroline Donahue	71,750	234,853	(6)	—	16,335	322,938
Mark Garrett	77,500	234,853	(6)	—	17,784	330,137
Charles Robel	21,644	—		4,554	4,959	26,603
Ryan Roslansky	4,667	—		—	—	4,667
Brian Sharples	120,000	314,808	(6)	—	—	434,808
Leah Sweet	74,000	234,853	(6)	—	17,784	326,637
Srini Tallapragada	51,333	253,518	(7)	—	—	304,851
Lee Wittlinger	4,667	—		—	—	4,667
Sigal Zarmi	56,583	253,518	(7)	—	15,913	326,014
(1)Messrs. Roslansky and Wittlinger retired from the Board effective January 25, 2023 and Mr. Robel retired from the Board effective as of the 2023 Annual Meeting held on June 7, 2023. Effective January 25, 2023, the Board appointed Mr. Tallapragada and Ms. Zarmi to fill the vacancies created by Messrs. Roslansky and Wittlinger’s departures. On June 6, 2023, we entered into a consulting agreement with Mr. Robel relating to his provision of strategic and advisory consulting services to the Company and the Board from June 6, 2023 to January 30, 2025.
(2)These amounts reflect annual cash retainers earned during 2023 for service as a member of our Board and, if applicable, as chair or a member of one or more Board committees.
(3)These amounts reflect the aggregate grant date fair value of RSUs granted during 2023, computed as described in Note 2 to our audited financial statements included in our 2023 Annual Report on Form 10-K in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC 718”), for service as a member of our Board and, in the case of Mr. Sharples, as chair of the Board. As of December 31, 2023, the aggregate number of RSUs outstanding for each of our current non-employee directors was as follows: Mr. Chen—3,234; Ms. Donahue—3,234; Mr. Garrett—3,234; Mr. Sharples—4,335; Ms. Sweet—3,234; Mr. Tallapragada—3,116; and Ms. Zarmi—3,116. Messrs. Robel, Roslansky and Wittlinger did not hold any outstanding RSUs as of December 31, 2023.
(4)Pursuant to the terms of his consulting agreement, (i) Mr. Robel’s termination of status as a service provider for purposes of his vested stock options will occur at the end of the consulting term and (ii) Mr. Robel forfeited for no consideration any unvested stock options and any other unvested equity held by him as of June 6, 2023. The additional expense due to the modification resulting from extending the exercise period of such vested options was $4,554, which is included in this column. As of December 31, 2023, Mr. Robel held 23,627 outstanding stock options and none of our current non-employee directors or Messrs. Roslansky or Wittlinger held any outstanding stock options.
(5)For Messrs. Garrett and Robel and Mses. Donahue and Sweet, these amounts reflect health insurance benefits only, which in the case of Mr. Robel, includes $780 for 18 months of continued health insurance benefits provided pursuant to the terms of his consulting agreement. For Ms. Zarmi, this amount represents $13,418 in health insurance benefits and $2,495 in professional course fees.
(6)On June 7, 2023, (i) Messrs. Chen and Garrett and Mses. Donahue and Sweet were each awarded an annual grant of RSUs covering 3,234 shares of our Class A common stock for service as members of our Board and (ii) Mr. Sharples was awarded an annual grant of RSUs covering 4,335 shares of our Class A common stock for service as a member of our Board and as chair of the Board. 100% of the shares subject to such RSUs are scheduled to vest on June 5, 2024 (the day immediately prior to our Annual Meeting), subject to their respective continued service with us through such date.
(7)On January 25, 2023, Mr. Tallapragada and Ms. Zarmi were each awarded an initial grant of RSUs covering 3,116 shares of our Class A common stock for service as members of our Board. 100% of the shares subject to such RSUs vested on January 25, 2024 (the one-year anniversary of the grant date), subject to their respective continued service with us through such date.

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Executive Officers
The following table identifies certain information about our executive officers. Our executive officers are appointed by our Board to hold office until their successors are appointed and qualified.
For Aman Bhutani’s biography, please see the section titled “Continuing Directors” on page 25.

Roger Chen, 53
Roger Chen has served as our Chief Operating Officer since January 2022. Prior to this role, Mr. Chen served as the President of the Company’s Domain Registrars and Investors Business from January 2020 until his appointment as Chief Operating Officer. Previously, Mr. Chen was the Company’s Senior Vice President for the Asia Pacific region from March 2018 to January 2020. From June 2015 to March 2018, Mr. Chen served as the Company’s Vice President of Asia.

Nick Daddario, 55
Nick Daddario has served as our Chief Accounting Officer since December 2019. Before joining GoDaddy, Mr.  Daddario served as Vice President, Controller for Harvest Health & Recreation Inc., from March 2019 to October 2019. Prior to joining Harvest Health, Mr. Daddario held several positions with Marriott International Inc. and Starwood Hotels and Resorts Worldwide Inc. from April 1998 to March 2019, including as Vice President, Corporate Controller and Site Leader. Prior to joining Starwood, Mr. Daddario worked as a Manager in the assurance practice of Arthur Andersen LLP for six years.

Mark McCaffrey, 58
Mark McCaffrey has served as our Chief Financial Officer since June 2021. Before joining GoDaddy, Mr. McCaffrey spent over 20 years in various roles at PricewaterhouseCoopers LLP in the Technology, Media and Telecommunications (“TMT”) Sector, including as the US TMT Sector Leader, guiding an experienced team of consultants working across clients in the TMT industries. He also served as the Global Software Industry Leader for the firm, including as the global engagement partner on several of PwC’s largest multinational software and services clients.

Jared Sine, 45
Jared Sine has served as our Chief Strategy & Legal Officer since March 2024. Before joining GoDaddy, Mr. Sine spent almost eight years at Match Group and served as Chief Business Affairs & Legal Officer since March 2021, overseeing privacy, safety and social advocacy, compliance, government affairs, corporate governance, general legal, aspects of corporate strategy, and mergers and acquisitions. Prior to Match Group, Mr. Sine spent nearly four years at Expedia Group where he led all legal aspects of the company’s mergers, acquisitions, joint ventures and other strategic initiatives. He began his legal career at Cravath, Swaine & Moore and later joined Latham & Watkins.

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Executive Compensation

Proposal No. 2 Advisory Vote on the Compensation of Our Named Executive Officers

The Board of Directors unanimously recommends that you vote “FOR” the approval, on an advisory, non-binding basis, of the compensation of our named executive officers.

Pursuant to Section 14A of the Exchange Act, we are providing our stockholders with the opportunity to vote to approve, on an advisory, non-binding basis, the compensation of our NEOs as disclosed in this “Executive Compensation” section of this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views with respect to our NEOs’ compensation as a whole. This vote is not intended to address any specific item of compensation or any specific NEO, but rather the overall compensation of all our NEOs and our executive compensation philosophy, policies and practices as described in this Proxy Statement.
The say-on-pay vote is advisory, and is therefore not binding on us, our Compensation Committee or our Board. The say-on-pay vote will, however, provide us with insight into stockholder sentiment regarding our executive compensation philosophy, policies and practices, which our Compensation Committee will be able to consider when determining executive compensation in the future. Our Board and our Compensation Committee value the opinions of our stockholders. To the extent there is any significant vote against the NEO compensation as disclosed in this Proxy Statement, we will communicate directly with our stockholders to understand and consider their concerns, and determine what actions, if any, are necessary to address such concerns.
We believe the information we have provided in this “Executive Compensation” section of this Proxy Statement, and in particular the information discussed in “Executive Compensation—Compensation Discussion and Analysis,” and related tabular disclosure, highlights our core principles of providing compensation that ties pay to performance, is competitive, fair and equitable and reflects the feedback of our stockholders.
Required Vote
The affirmative vote of the holders of a majority of the voting power of the outstanding shares of our Class A common stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereon is required to approve Proposal No. 2. There are no shares of our Class B common stock issued and outstanding.

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Compensation Discussion and Analysis
This Compensation Discussion and Analysis discusses the objectives and philosophy for our executive compensation program as well as the principles underlying our decision-making processes with respect to each component of compensation that we provide to our NEOs.

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Named Executive Officers
Our NEOs are listed below and appear in the Summary Compensation Table and the tables that follow, beginning on page 63.

Aman Bhutani Chief Executive Officer	Mark McCaffrey Chief Financial Officer	Roger Chen Chief Operating Officer	Nick Daddario Chief Accounting Officer
Michele Lau, former Chief Legal Officer and Corporate Secretary. Ms. Lau resigned from the Company effective November 17, 2023.
Overview
Compensation Philosophy and Objectives
Our general compensation philosophy is to offer programs that attract, motivate and retain our executives and key employees and that drive business results over the short- and long-term in a manner that creates long-term stockholder value. Our executive compensation program is based upon and designed to address four core principles:

Pay for Performance	Competitive Pay	Fair and Equitable	Responsive to Stockholders
We promote our overall “pay for performance” compensation philosophy by ensuring a significant portion of our NEOs’ compensation is “at risk” and subject to corporate and individual performance achievement goals

We strive to provide competitive compensation packages to our executive officers that aid us in recruiting and retaining top talent and motivating and rewarding achievement of our short- and long-term business objectives
We aim to provide compensation reflective of our long-lasting commitment to building an inclusive environment where our employees, customers and communities have an opportunity to thrive
We incorporate the themes and specific feedback we receive from our stockholders to build and update our compensation programs to ensure that they align with stockholder interests and market best practices

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Principal Elements of Pay
The primary elements of the compensation program for our NEOs consist of a base salary, short-term incentive plan (“STIP”) and long-term incentive plan (“LTIP”). The overall use and weight of each element is based on several factors, including market competitiveness, performance objectives and individual contributions. We believe these primary compensation components reflect our core principles by establishing an executive compensation program that links pay to corporate and individual performance, offers competitive, fair and equitable compensation aimed at attracting and retaining qualified individuals, focuses the efforts of our executive officers on the achievement of both our short- and long-term objectives and is responsive to stockholder feedback. Our executives’ total compensation packages may also include additional broad-based employee benefits as described in the section titled “Other Compensation Policies and Practices—Additional Pay Elements” below. The target mix of compensation provided to our chief executive officer and average of our other NEOs for 2023 is set forth below:

2023 TOTAL TARGET COMPENSATION
CEO	Other NEOs (Average)[1]

The chart below provides a summary of the elements that made up the compensation program for our NEOs for 2023, including the rationale for each element.

FIXED	VARIABLE

BASE SALARY	2023 SHORT-TERM INCENTIVE PLAN[1]	2023 LONG-TERM INCENTIVE PLAN[1]

Targeted at competitive levels and based on past experience and expected future contributions
* * *
Establishes competitive pay that properly incentivizes executive officers for day-to-day responsibilities

80% - Corporate Performance Goal
•25% Bookings
•25% Revenue
•25% NEBITDA
•25% uFCF
20% - Individual Performance Goals
* * *
Provides appropriate incentives for our executive officers to work collaboratively as a team to achieve important financial, business and strategic goals in our operating plan and to reward individual contributions

50% - PSUs
•100% rTSR measured against the Nasdaq Internet Index
•Cliff vests after 3-year performance period
50% - RSUs
•Vest over a 4-year period with 25% vesting after the first year and equal quarterly vesting for the next 3 years
* * *
Strengthens the alignment between the interests of our executive officers and those of our stockholders by tying vesting of awards to achievement of rTSR measured against the Nasdaq Internet Index, which incentivizes our executives to drive long-term stockholder value
Our use of both performance- and time-based equity awards promotes executive officer retention by linking vesting to continued employment

1As Mr. Daddario is a NEO, but not a member of our leadership team, (i) the corporate performance component of his 2023 short-term incentive opportunity was weighted at 70% and the individual performance component was weighted at 30% and (ii) he received 100% of his 2023 long-term incentive compensation in the form of RSUs vesting quarterly over 3 years.

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Performance Metrics
We seek to allocate a significant portion of each executive officer’s total annual target compensation to performance-based compensation that is “at risk” based on corporate performance, including cash performance bonuses and performance-based equity awards. These awards are earned only if we achieve specified key short-term and long-term performance objectives. The Compensation Committee annually reviews and selects STIP and LTIP performance metrics designed to incentivize and reward our executives over the short- and long-term while encouraging performance in critical operational and financial areas of our business. The Compensation Committee then establishes the levels of performance necessary to achieve those metrics with the aim of motivating our executive team to achieve stretch levels of corporate performance that lead to increased stockholder value.
2023 STIP Performance Metrics
The Compensation Committee sets rigorous corporate performance goals for the STIP based on key drivers of the business, taking into account Company- and industry-wide outlooks for the year, as well as historical and projected growth and performance expectations. For 2023, the Compensation Committee decided to add two new corporate performance metrics to the STIP – revenue and NEBITDA – to further align compensation with our business strategy. Our stockholder engagement team, which included the chair of the Compensation Committee, sought feedback from stockholders on the addition of these two new metrics to the STIP during our fall 2022 engagement. Stockholders were supportive of the change and encouraged by the further focus and alignment with our business strategy. Based on a thorough analysis, which included a benchmarking and review with assistance from the Compensation Committee’s compensation consultant and support of our stockholders, the Compensation Committee approved the use of bookings, revenue, NEBITDA and uFCF as the corporate performance metrics for the Company’s 2023 STIP. These operating metrics are included in the Company’s annual operating plan and are communicated to stockholders on a regular basis. In determining the STIP targets for a given year, the Compensation Committee considers the Company’s and its peers’ business objectives, projections and growth opportunities, market outlooks and feedback from our stockholders. Targets are set with stretch goals that are more rigorous, requiring a higher growth percentage to achieve payouts above target. Additional detail on each of these metrics and how they support our strategy is provided below:

2023 Short-Term Incentive Plan Performance Metrics

Corporate Performance Goals (80% Weighting)[1]	The corporate performance component of the Company’s 2023 STIP was comprised of the following four metrics:

25% Bookings[2]	•Bookings is an indicator of the expected growth of our Company and a measure of our operating performance

25% Revenue – New for 2023
•Revenue from the sale of our products and services is an indicator of actual growth for our Company and a measure of operating performance
•The addition of revenue as a corporate performance metric further aligns compensation with business strategy

25% NEBITDA – New for 2023[2]
•NEBITDA is a measure of our operating performance used by management and investors to evaluate our business that provides insight into our core results and permits useful year-over-year comparisons through inclusion or exclusion of certain recurring and nonrecurring items
•The addition of NEBITDA as a corporate performance metric further aligns compensation with business strategy

25% uFCF[2]	•uFCF is a measure of our liquidity, marker of our ability to pursue strategic opportunities and indicator our balance sheet strength

Individual Performance Goals (20% Weighting)[1]
To ensure that our NEOs are appropriately motivated and incentivized to perform at high levels, and to avoid any incentives for excessive risk-taking, each NEO undergoes an annual review to evaluate their achievements against their pre-established performance goals, responsibilities and outlook

1For Mr. Daddario, who is a NEO, but not a member of our leadership team, the corporate performance component of his 2023 STIP opportunity was weighted at 70% and the individual performance component was weighted at 30%.
2The definition of Bookings and reconciliations of NEBITDA and uFCF to their most directly comparable GAAP financial measures can be found in “Appendix A—Operating and Business Metrics, Non-GAAP Financial Information and Reconciliations” beginning on page 101.

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LTIP Performance Metric
Our performance-based LTIP awards are structured to incentivize and focus our executives on performance that drives stockholder value, and to reward superior performance. In response to stockholder feedback and to align our executives’ compensation more closely to stockholder returns, the Compensation Committee selected a performance metric for our performance-based LTIP awards that is based on our rTSR measured against the constituents of the Nasdaq Internet Index. We believe the Nasdaq Internet Index is an appropriate comparator group for these awards because the index provides a sufficient number of comparator companies and represents a significant majority of the companies with which we compete.
Consistent with past years, achievement of target levels requires performance at the 50th percentile of the rTSR comparator group. In addition, the number of shares that may be earned is capped at 200% of target, and no shares are earned if rTSR for the three-year performance period falls below the 25th percentile of the rTSR comparator group.
The chart below illustrates the payout curve with respect to the rTSR performance metric for the 2023 LTIP, as measured against the Nasdaq Internet Index.

2023 Long-Term Incentive Plan Performance Metric

TSR Multiplier (as a % of Target)
200%
150%
100%
50%
0%
Below Threshold (<25th percentile)
Target
Maximum
Threshold (25th percentile)
Target (50th percentile)
Maximum (85th percentile)

Relative Total Stockholder Return (rTSR):
•Key indicator of stockholder value creation •Ties pay to performance

rTSR Percentile Rank	Payout Percentage
85th and above	200%
50th	100%
25th	50%
Below 25th	—%

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Compensation Decision-Making Process
Our executive compensation program is primarily administered by our Compensation Committee, with approval from our Board, when applicable. Our Compensation Committee makes decisions regarding annual compensation levels for our executive officers, including our NEOs, and establishes the financial and operational performance metrics applicable to our STIP and LTIP. Our CEO and other management members provide input where requested, except relative to their own compensation. The Compensation Committee annually reviews the compensation of our executive officers to ensure we are adhering to our core principles and that our compensation policies and practices do not encourage excessive risk taking.
Annual Review Process
The following highlights the Compensation Committee’s annual review process:

BENCHMARK AND REVIEW

•Review and approve compensation peer group •Evaluate market trends •Review say-on-pay results	•Benchmark CEO and NEO compensation •Review compensation policies against peers •Evaluate pay for performance alignment

GOAL SETTING

•Discuss the Company’s compensation policies and practices for employees as they relate to risk management and risk-taking incentives	•Review and approve goals and objectives •Establish total compensation targets

EVALUATE

•Evaluate performance against metrics •Assess individual goals •Certify performance results •Consider incentive compensation payout amounts and annual equity awards	•Review pay equity, diversity and representation •Review management performance

APPROVE

•Approve compensation payouts upon Board certification of Company performance results	•Approve annual base salary, STIP and LTIP compensation design

Key Inputs
•Market Data: The Compensation Committee reviews market data and other inputs in connection with proposed enhancements to our compensation program. The Compensation Committee also considers comparative peer group data and market benchmarking and analysis. Some of this data is provided by the Compensation Committee’s independent compensation consultant, who provides ongoing input with respect to overall executive compensation decisions and analyses for our NEOs through a review of competitive market data, as well as other data sources, including Radford’s compensation surveys. The services provided by the independent compensation consultant in 2023 are described below.
•Stockholder Feedback: Through our annual stockholder engagement cycle, the Compensation Committee obtains valuable insight into stockholder preferences as well as market best practices. In addition, the Compensation Committee reviews the results of our annual say-on-pay vote. At our 2023 Annual Meeting, stockholders were supportive of the structure and philosophy of our executive compensation program during fiscal 2022 as reflected in the approval of our say-on-pay proposal by approximately 96% of stockholders present and voting thereon.
•Management: Management provides feedback and expertise regarding compensation matters for NEOs, including appropriate amounts, targets and goals necessary to recruit, retain and incentivize our executives. No member of management is involved in discussions or deliberations regarding his or her own compensation.

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Independent Compensation Consultant
Under our Compensation Committee Charter, the Compensation Committee can engage a compensation consultant to assist in evaluating executive officer compensation. In 2023, the Compensation Committee retained Semler Brossy as its independent compensation consultant. Semler Brossy assisted the Compensation Committee in providing peer group analyses, competitive market data and compensation reports to inform their judgment about executive compensation decisions and related matters. Semler Brossy reported directly to our Compensation Committee and not to management, was independent and provided no other services to the Company. Each year, the Compensation Committee evaluates the independence of its compensation consultant to determine whether the services provided by the consultant raise any conflicts of interest. In 2023, the Compensation Committee evaluated the independence of Semler Brossy and determined that no conflict of interest existed.
Performance Reviews and Board Reports
Our management team, including our CEO, conducts an annual review of the performance of each member of our leadership team, other than Mr. Daddario who is not a member of our leadership team and whose annual performance review, which differs from the leadership team, is described further below. This review includes an assessment against goals and a corporate “scorecard” for each of our leadership team NEOs. Summaries of such reviews are discussed with the Compensation Committee, including an assessment of performance achievements against each individual’s goals and targets. This helps to inform the Compensation Committee’s decisions regarding awards and payout levels.
As Chief Accounting Officer, Mr. Daddario’s annual compensation elements and individual performance goals and achievements are reviewed on an annual basis as part of our annual performance-review cycle. The review is conducted pursuant to a formulaic matrix that measures both the quality and quantity of performance achievement according to a pre-established grid. Mr. Daddario does not participate in the review of his performance. At the end of each performance year, our management team reviews individual performance achievement against the grid and makes recommendations to the Compensation Committee regarding payout of performance awards and adjustments to annual compensation in accordance with the parameters set forth in the grid.
Peer Group
The Compensation Committee annually reviews the composition of our peer group used to compare and review the compensation paid to our executives against the competitive market and inform our compensation program design. In determining the appropriate composition of the peer group, the Compensation Committee seeks to include companies that are reasonably representative of our competitive talent market and similar to us based on a number of criteria, including size, industry focus and trajectory. In updating our peer group, the Compensation Committee considers changes in both our business and the businesses of the peer companies that comprise the group. In September 2022, after consultation with its previous independent compensation consultant, Compensia, Inc., the Compensation Committee approved the following peer group for 2023 executive compensation decisions:

2023 Peer Group

•Akamai Technologies, Inc. (NASDAQ: AKAM)
•AutoDesk, Inc. (NASDAQ: ADSK)
•DocuSign, Inc. (NASDAQ: DOCU)
•Dropbox, Inc. (NASDAQ: DBX)
•Electronic Arts Inc. (NASDAQ: EA)
•ETSY, Inc. (NASDAQ: ETSY)
•Fortinet, Inc. (NASDAQ: FTNT)
•Gen Digital Inc. (formerly NortonLifelock, Inc.) (NASDAQ: GEN)
•HubSpot, Inc. (NYSE: HUBS)

•IAC Inc. (NASDAQ: IAC)
•Nutanix, Inc. (NASDAQ: NTNX)
•Open Text Corporation (NASDAQ: OTEX)
•Shopify Inc. (NYSE: SHOP)
•Verisign, Inc. (NASDAQ: VRSN)
•Wix.com Ltd. (NASDAQ: WIX)
•Workday, Inc. (NASDAQ: WDAY)
•Zendesk, Inc. (Former – NYSE: ZEN)
•Ziff Davis, Inc. (NASDAQ: ZD)
•Zillow Group, Inc. (NASDAQ: Z, ZG)

Our 2023 peer group reflected (i) the removal of Citrix Systems, Inc., Twitter, Inc. and Wayfair Inc. due to pending acquisitions or misalignment in terms of size and (ii) the addition of AutoDesk, Inc., DocuSign, Inc. and Fortinet, Inc. The companies in our 2023 peer group generally exhibited (i) similar revenue size - approximately 0.3x to 3.0x our revenue in our previous four fiscal quarters as of August 2022 of approximately $4.0 billion; (ii) similar market capitalization - approximately 0.25x to 4.0x our market capitalization of $11.7 billion as of August 2022; (iii) similar profitability metrics - three year revenue growth greater than or equal to 6.3% and adjusted EBITDA margin of greater than or equal to 11.7% and (iv) industry and business alignment.

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In October 2023, after consultation with its current independent compensation consultant, Semler Brossy, the Compensation Committee approved a peer group for 2024 executive compensation decisions that reflected (i) the removal of Electronic Arts, Inc., IAC Inc., Workday, Inc., Zendesk, Inc. and Ziff Davis, Inc. due to acquisition or misalignment in terms of size, business focus or otherwise and (ii) the addition of eBay Inc. (NASDAQ: EBAY), Pinterest, Inc. (NYSE: PINS), Squarespace, Inc. (NYSE: SQSP), Toast, Inc. (NYSE: TOST) and Zoom Video Communications, Inc. (NASDAQ: ZM) due to being comparable companies with online platforms and similar economics to the Company. The peer group methodology for the 2024 peer group remained focused on similar metrics and ranges as discussed above for the 2023 peer group with additional consideration given to gross profit.
Annual Compensation
Base Salary
We provide base salaries to attract and retain key employees, including our NEOs, and to compensate them for services rendered on a day-to-day basis. Base salary is the only fixed component of our compensation program. The Compensation Committee annually reviews the base salaries of our executives based on comparative data and input from its compensation consultant, and seeks input from our Chief Executive Officer for executives other than himself, to ensure we are providing competitive pay against the market for the applicable executive’s role, past experience with the Company and expected future contributions. Base salary adjustments are generally made effective on April 1 of the year they are approved.
The following table shows the annual base salaries for our NEOs as of December 31, 2023 and December 31, 2022. The Compensation Committee did not approve any changes to base salaries for our NEOs for 2023. Mr. Bhutani’s base salary was set at, and has not increased since, the time he joined our Company in 2019 and was approved by our Board. The amounts in the “Salary” column of the “Summary Compensation Table” represent the salary actually paid to our NEOs for the years presented.

Name	2023 Base Salary ($)	2022 Base Salary ($)
Aman Bhutani	1,000,000	1,000,000
Mark McCaffrey	525,000	525,000
Roger Chen(1)	500,000	500,000
Nick Daddario	340,000	340,000
Michele Lau(2)	500,000	500,000
(1)Mr. Chen’s employment agreement provides for an annual base salary of SGD 690,000, which is intended to provide the Singapore dollar equivalent of $500,000 U.S. dollars. Converted to U.S. dollars using the 2023 full year average exchange rate of U.S. dollar/SGD of approximately $1/SGD 0.74, Mr. Chen’s 2023 base salary was equal to $513,905 U.S. dollars. Mr. Chen’s base salary continues to be reviewed on an annual basis and may be adjusted to reflect any material change to the relevant USD to SGD foreign currency exchange rate.
(2)Ms. Lau resigned from the Company effective November 17, 2023.
2023 Short-Term Incentive Plan
Our STIP aims to provide incentives that drive annual performance based on our operating plan and individual performance goals. At the beginning of each year, the Compensation Committee, with input from our management team, establishes corporate performance goals and payout formulas and approves the annual plan design. The performance goals are intended to be stretch goals, attainable through focused efforts and leadership by our executive officers. Each executive officer is eligible to earn a portion of his or her target short-term incentive opportunity based on achievement against these pre-established performance goals and their relative weightings under the formulas established by the Compensation Committee for the year in review.
The components of our 2023 STIP consisted of a corporate performance component and an individual performance component. For all NEOs except Mr. Daddario, the corporate performance component was weighted at 80% of the overall 2023 STIP opportunity and the individual performance component was weighted at 20%. For Mr. Daddario, who is a NEO, but not a member of our leadership team, the corporate performance component of his 2023 STIP opportunity was weighted at 70% and the individual performance component was weighted at 30%. The Compensation Committee has reserved discretion to adjust the achievement levels and/or actual bonuses paid if they deem appropriate, within the parameters of the performance framework. No discretionary adjustments were made for bonuses earned under the 2023 STIP.

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2023 NEO TARGET STIP OPPORTUNITIES
The following table shows the target short-term incentive opportunities for our NEOs for 2023:

Name	Target Short-Term Incentive (% of Base Salary)
Aman Bhutani	100%
Mark McCaffrey	80%
Roger Chen	80%
Nick Daddario	40%
Michele Lau(1)	80%
(1)Ms. Lau resigned from the Company effective November 17, 2023 and did not receive any payout under the 2023 STIP.
CORPORATE PERFORMANCE GOALS, PERFORMANCE CAP AND RESULTS
The corporate performance component of the STIP was based on the achievement of pre-established levels of bookings, revenue, NEBITDA and uFCF, as illustrated in the charts below, which are indicators of our operating performance, expected and actual growth and balance sheet strength. For 2023, these performance metrics were weighted equally at 25% each of the corporate performance component. In furtherance of our commitment to incentivize and reward executives for stretch performance, these performance targets were set at higher levels than our actual achievement levels in 2022. In no event will the payout level exceed 150% of target. We set our performance goals in consideration of the range of expected performance communicated to investors. We believe this provides alignment of pay and performance, given the uncertainty inherent in establishing incentive goals. For performance outside of the target range, the payouts increase or decrease commensurate with our performance.
Following the 2023 performance period, the Compensation Committee, with the assistance of our management team, assessed the Company’s performance against the 2023 corporate performance goals and determined that we achieved bookings of $4,603 million (resulting in a payout of 100% for the bookings performance goal), revenue of $4,254 million (resulting in a payout of 95% for the revenue performance goal, NEBITDA of $1,134 million (resulting in a payout of 113% for the NEBITDA performance goal) and uFCF of $1,254 million (resulting in a payout of 105% for the uFCF performance goal), each as illustrated in the charts below. The achievement levels resulted in an aggregate achievement percentage of 103% for the corporate performance component of our 2023 STIP.

Bookings Goal and Achievement Results	Revenue Goal and Achievement Results

$4,603M
$4,736M
150%
$4,672M
100%
$4,596M
100%
$4,532M
50%

$4,336M
150%
$4,254M
$4,300M
100%
$4,256M
100%
$4,234M
50%

NEBITDA Goal and Achievement Results	Unlevered Free Cash Flow Goal and Achievement Results

$1,134M
$1,146M
150%
$1,108M
100%
$1,130M
100%
$1,078M
50%

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INDIVIDUAL PERFORMANCE GOALS AND INDIVIDUAL PERFORMANCE CAP
As noted above, 20% of the 2023 STIP opportunity (30% in the case of Mr. Daddario) was subject to the achievement of individual performance goals established for the NEO under the individual performance component. The Compensation Committee takes a measured approach to individual performance reviews to ensure that our executives are appropriately motivated and incentivized to continue to perform at high levels. The Compensation Committee approved a cap on the maximum achievement level for the individual performance component under the 2023 STIP of 300% of target, such that the aggregate maximum payout under each NEO’s award (other than Mr. Daddario) will in no event exceed 180% of his or her target award. Historically, the Compensation Committee has not approved payment in respect of the individual component above 200% of target. For Mr. Daddario, payout of his individual performance component is capped at 125% of target, such that his aggregate maximum payout opportunity is 142.5% of target.
CEO INDIVIDUAL PERFORMANCE COMPONENT
As in prior years, Mr. Bhutani’s 2023 STIP opportunity was weighted 80% based on corporate performance goals and 20% based on individual performance goals. By incorporating predetermined individual performance objectives that are not tied to financial metrics, the Compensation Committee believes it is better able to incentivize Mr. Bhutani to focus on key measures which will contribute to the Company’s strategic goals and ultimately lead to greater success of the Company and contribute to stockholder value creation. The predetermined performance factors for the individual component of Mr. Bhutani’s 2023 STIP include qualitative and quantitative measures applicable to the Company’s strategic objectives outlined below:

Stakeholder	Objective

Customer	Build an authentic relationship with each customer, rising to serve customers from idea to $1M in sales

Secure our onramp and disrupt new categories through increased customer surplus via value additions and competitive pricing

Maximize our customers’ commercial success through accelerated innovation in robust presence and commerce capabilities

Enable economic opportunity for Pros and application developers by investing in an ecosystem

Employee	Elevate the employee experience through our unwavering commitment to our mission, a culture of learning and celebrating inclusion and belonging

Stockholder	Deliver profitable revenue growth, manage exceptional returns on investments, and manage our key obligations, prudently taking risk and maintaining regulatory excellence

Community	Make a difference in our communities through good governance, GoDaddy’s mission and DNA

Following the 2023 performance period, the Compensation Committee, with insight from its independent compensation consultant, conducted its annual assessment of Mr. Bhutani’s performance against these objectives and applicable measures. Mr. Bhutani did not participate in discussions regarding his achievement levels. Following a robust discussion, the Compensation Committee approved Mr. Bhutani’s individual performance component at 100% of target. Some examples of Mr. Bhutani’s individual achievements, which contributed to his achievement of 100% of target, include:
•Customers: Led the development and launch of GoDaddy AiroTM, which proactively builds and grows our customers’ businesses with the power of AI.
•Employees: Results from GoDaddy Voice survey for “great place to work” above the technology company benchmark.
•Stockholders: Continued execution of the Company’s three-year strategy leading to profitable revenue growth for 2023.
•Community: Achievement of greenhouse gas emissions reduction goal to reduce our scope 1 and 2 emissions by 50% from a 2019 baseline.

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OTHER NEO INDIVIDUAL PERFORMANCE COMPONENTS
Following the 2023 performance period, the Compensation Committee, with insight from management, including the Chief Executive Officer, conducted its annual assessment of the quantitative and qualitative measures for each NEO’s individual performance over the year to determine individual achievement results against their pre-established goals. Following these discussions, the Compensation Committee determined that each NEO (other than Ms. Lau) achieved his or her individual performance component at 100% of target. Ms. Lau resigned from the Company effective November 17, 2023 and did not receive any payout under the 2023 STIP.
Examples of the individual performance goals achieved for each of our NEOs (other than Ms. Lau) and STIP targets and payouts for 2023 for such NEO, are set forth below:

Examples of Individual Achievements:
•Oversaw the Company’s focus on financial discipline and cost optimization, leading to expanding margins and free cash flow
•Drove the continued successful execution of the Company’s stock buyback program
•Executed a strong investor relations program that has broadened our investor base and deepened investor confidence in the Company

Examples of Individual Achievements:
•Enhanced execution muscle at the Company focused on innovation and driving growth in Applications and Commerce segment
•Continued to optimize operational efficiency across key divisions at the Company driving margin improvement
•Oversaw the delivery of new and innovative product features that led to better outcomes for our users, such as the adoption of AI through the launch of GoDaddy AiroTM
•Led the creation of new product pricing and bundling initiatives that led to an increase in overall revenue

Mark McCaffrey			Roger Chen

	Target STI Individual Component (20%) Corporate Component (80%) Total Achievement Total Bonus	— $420,000 — 100% — 103% — 102.4% — $430,080		Target STI Individual Component (20%) Corporate Component (80%) Total Achievement Total Bonus	— $408,798(1) — 100% — 103% — 102.4% — $418,609(1)

Examples of Individual Achievements:
•Successfully led the finance aspects of the Company’s restructurings and cost control initiatives
•Partnered with the Treasury team to ensure completion of key initiatives including implementation of new FX strategies, refinancings and banking simplification
•Supported the Company’s divisions on brand migrations and new product launches
•Partnered with the Tax team on assessing and recording the Company’s $1 billion valuation allowance release

Nick Daddario

	Target STI Individual Component (30%) Corporate Component (70%) Total Achievement Total Bonus	— $136,000 — 100% — 103% — 102.1% — $138,856
(1)Mr. Chen’s 2023 STIP target was SGD 552,000 (80% of his annual base salary of SGD 690,000). Mr. Chen’s Target STI and Total Bonus amounts were converted to U.S. dollars according to the closing foreign exchange rate of U.S. dollar/SGD for March 28, 2024 (the date of Mr. Chen’s 2023 STIP bonus payment) of approximately $1/SGD 0.74.

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Long-Term Compensation
2023 Long-Term Incentive Plan
A key component of our executive compensation program is our LTIP. We structure the LTIP to include equity and equity-based awards that are designed to align with and promote our core compensation principles, including providing pay that rewards performance against rigorous metrics, is competitive, fair and equitable to motivate, retain and recruit our key employees, including our NEOs, promotes stockholder value by aligning the interests of our executives with those of our stockholders and responds to our stockholders.
2023 LTIP AWARDS
The Compensation Committee reviews our LTIP awards on an annual basis. The 2023 LTIP for each of our NEOs (other than Mr. Daddario) provided for (i) 50% of the value to be granted in the form of PSUs that vest based on the achievement of our rTSR measured against the Nasdaq Internet Index over a three-year performance period and (ii) 50% of the value to be granted in the form of RSUs that time-vest over four years with a one-year cliff as to 25% of the RSUs and quarterly vesting for the remaining 75% thereafter. As a NEO, but not a member of our leadership team, Mr. Daddario received 100% of the value of his 2023 LTIP award in RSUs that time-vest quarterly over three years. The Compensation Committee approved these LTIP awards after a detailed discussion and analysis of market data on LTIP awards from our peer group as well as an internal discussion of each of our NEOs’ roles and responsibilities. The table below sets forth the number of shares of our Class A common stock underlying grants of RSUs and PSUs granted to our NEOs in 2023.

Name	Total Award Value ($)(2)	Number of Target PSUs Granted	Number of RSUs Granted(3)
Aman Bhutani	10,000,000	65,288	65,288
Mark McCaffrey	4,000,000	26,116	26,116
Roger Chen	4,000,000	26,116	26,116
Nick Daddario	540,000	—	7,052
Michele Lau(1)	3,000,000	19,587	19,587
(1)Ms. Lau resigned from the Company effective November 17, 2023 and forfeited her 2023 LTIP award and all other unvested equity awards as a result thereof.
(2)The award value was converted into a number of shares based on the volume weighted average trading price for the 30 days ending on the last trading day of the month prior to the grant date. The award value reflects the intended value of the NEO’s awards approved by the Compensation Committee in early 2023 and is not the same as the value reported for the NEO for 2023 in the “Stock Awards” column in the Summary Compensation Table.
(3)RSUs vest (i) for each NEO other than Mr. Daddario, over four years with a one-year cliff as to 25% of the RSUs on March 1, 2024 and quarterly vesting for the remaining 75% thereafter and (ii) for Mr. Daddario, quarterly over three years beginning on June 1, 2023.
For PSUs granted in 2023, the rTSR performance period began on January 1, 2023 and ends on December 31, 2025, and any earned PSUs will vest subject to the executive’s continued employment with us through March 1, 2026. The chart below illustrates the payout curve with respect to the rTSR performance metric for the PSUs granted in 2023, as measured against the Nasdaq Internet Index.

rTSR Percentile Rank	Payout Percentage
85th and above	200%
50th	100%
25th	50%
Below 25th	—%

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Achievement of 2021 PSUs
For PSUs granted in February 2021 with a performance period of January 1, 2021 through December 31, 2023, PSUs were eligible to be earned from 0% to 200% of the target amount granted based on the achievement of our rTSR performance against the Nasdaq Internet Index, following the same payout curve applicable to PSUs granted in 2023 as described above.
Following the end of 2023, the Compensation Committee, in consultation with management, reviewed our achievement against the performance goal and determined that rTSR was achieved at an 86.3 percentile rank, resulting in a payout percentage of 200%. The following table sets forth the number of such PSUs that were earned by each of our NEOs for the performance period of January 1, 2021 through December 31, 2023, which vested on March 1, 2024.

Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Aman Bhutani	120,954	13,754,889
Mark McCaffrey	48,580	5,524,518
Roger Chen	39,310	4,470,333
Nick Daddario	4,840	550,405
Michele Lau(1)	—	—
(1)Ms. Lau resigned from the Company effective November 17, 2023 and forfeited her 2023 LTIP awards and all other unvested equity awards as a result thereof.
(2)The value realized on vesting of PSUs is calculated based on the closing market price of our common stock on March 1, 2024 ($113.72).
Achievement of CEO 2019 Legacy PSUs
Prior to 2020, our long-term incentive compensation program included grants of PSUs eligible to vest based on the achievement of annual performance metrics during each year of a four-year performance period, subject to the executive’s continued employment with us through each vesting date (“Legacy PSUs”). Upon his appointment as Chief Executive Officer in September 2019, Mr. Bhutani was granted Legacy PSUs vesting in four successive annual tranches, with the final tranche vesting based on the Company’s achievement of performance goals for 2023 and Mr. Bhutani’s continued employment with us through the applicable vesting date. For accounting purposes, such Legacy PSUs are deemed to be granted in the year in which our Compensation Committee establishes the applicable annual performance metrics.
The final tranche of these Legacy PSUs was eligible to vest based on our achievement at the same levels of the same metrics underlying the corporate performance component of our 2023 STIP, namely bookings, revenue, NEBITDA and uFCF, with such metrics weighted equally at 25% each and the number of shares earned for such Legacy PSUs subject to a vesting cap of 100% of target. As described under “2023 Short-Term Incentive Plan” beginning on Page 52 above, the Company’s performance against such metrics resulted in an aggregate achievement percentage of 103% for the corporate performance component of our 2023 STIP. This level of performance and the application of such vesting cap resulted in the vesting of 100% of the applicable tranche of such Legacy PSUs for 2023.
The following table sets forth the number of such Legacy PSUs that were earned for 2023 for Mr. Bhutani, which vested on February 29, 2024.

Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Aman Bhutani	24,923	2,844,960

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Compensation Decisions For 2024
Following its annual review of the compensation of our executive officers as described above under “Compensation Decision-Making Process” and with the input of its independent compensation consultant, Semler Brossy, in early 2024 our Compensation Committee (i) approved no changes to base salaries for our NEOs for 2024, (ii) determined to maintain 2024 STIP target percentages for our NEOs at their 2023 levels and (iii) approved 2024 LTIP grants to our NEOs as set forth in the table below.
The 2024 LTIP for each of our NEOs (other than Mr. Daddario) provides for (i) 50% of the value to be granted in the form of PSUs that vest based on the achievement of our rTSR measured against the Nasdaq Internet Index over a three-year performance period, following the same payout curve applicable to PSUs granted in 2023 as described above and (ii) 50% of the value to be granted in the form of RSUs that time-vest quarterly over 3 years. As a NEO, but not a member of our leadership team, Mr. Daddario received 100% of the value of his 2024 LTIP award in RSUs that time-vest quarterly over 3 years.
The Compensation Committee approved these LTIP awards after a detailed discussion and analysis of market data on LTIP awards from our peer group as well as an internal discussion of each of our NEOs’ roles and responsibilities. The Compensation Committee determined to begin applying a three-year quarterly vesting schedule to RSUs granted to all NEOs starting in 2024 based on input and benchmarking data provided by its independent compensation consultant, Semler Brossy, and to align annual LTIP grant vesting schedules across the Company. The table below sets forth the number of shares of our Class A common stock underlying grants of RSUs and PSUs made to our NEOs in 2024.

Name	Total Award Value ($)(1)	Number of Target PSUs Granted(2)	Number of RSUs Granted(3)
Aman Bhutani	12,500,000	59,015	59,015
Mark McCaffrey	5,000,000	23,606	23,606
Roger Chen	5,000,000	23,606	23,606
Nick Daddario	465,000	—	4,392
(1)The award value was converted into a number of shares based on the volume weighted average trading price for the 30 days ending on the last trading day of the month prior to the grant date. The award value reflects the intended value of the NEO’s awards approved by the Compensation Committee in early 2024.
(2)For PSUs granted in 2024, the rTSR performance period began on January 1, 2024 and ends on December 31, 2026, and any earned PSUs will vest subject to the executive’s continued employment with us through March 1, 2027
(3)RSUs vest quarterly over three years beginning on June 1, 2024.
Chief Strategy & Legal Officer Compensation and New Hire Awards
In February 2024, we announced that Jared Sine would be joining GoDaddy as Chief Strategy & Legal Officer. Before joining us, Mr. Sine spent almost eight years at Match Group and served as Chief Business Affairs & Legal Officer since March 2021, overseeing privacy, safety and social advocacy, compliance, government affairs, corporate governance, general legal, aspects of corporate strategy, and mergers and acquisitions. Mr. Sine’s new hire compensation package includes: (i) an annual base salary of $500,000; (ii) a 2024 STIP target percentage equal to 80% of base salary; (iii) equity awards with an aggregate target grant date value of $10 million to secure his employment, make him whole for forfeited compensation and reflect that he would not be eligible for a 2024 annual LTIP grant (as described below); and (iv) other employee benefits consistent with those provided to similarly situated employees. In 2025, Mr. Sine will be eligible for an annual grant under the 2025 LTIP with a target grant date value of $4 million, which will be subject to the same breakdown of PSUs and RSUs and other terms and conditions as those approved by the Compensation Committee for 2025 LTIP grants made to other members of the Company’s executive leadership team.
Mr. Sine’s new hire equity awards included two grants of RSUs, one vesting over a two-year period with a target grant date value of $4.0 million to directly offset a portion of the equity value he forfeited, and the other vesting over a four-year period with a target grant date value of $3.6 million to offset the remainder of the equity value he forfeited and reflect the fact that he would not be eligible for a 2024 annual LTIP grant. In addition, given he would not be eligible for a 2024 annual LTIP grant and to ensure he was aligned with the rest of the executive leadership team, Mr. Sine was awarded a grant of PSUs with a target grant date value of $2.4 million that is subject to the same terms and conditions as those approved by the Compensation Committee for annual 2024 LTIP grants of PSUs made to the Company’s executive leadership team as described above. The awards were instrumental to the recruitment of Mr. Sine and were determined by our Compensation Committee, which considered the equity value he forfeited by leaving his former employer to join the Company, the scope of his role at GoDaddy, his individual qualifications and prior experience as well as alignment of his interests with those of our stockholders and meeting our retention objectives.

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Other Compensation Policies and Practices
Additional Pay Elements
In addition to the primary compensation components described above, our executives’ total compensation packages include the broad-based employee benefits and executive severance benefits described below.
NEO perquisites and personal benefits
We do not provide excessive perquisites to our NEOs. However, considering the rising threat of personal cyber-attacks targeted at corporate executives due to their level of access, their financial and reputational status and their use of digital devices for remote work, we cover the costs of cybersecurity protection for certain of our NEOs, including our CEO. These payments are described in Footnote 4 to the Summary Compensation Table.
Broad-based employee benefits
Our compensation program for our executive officers, including our NEOs, includes benefits generally available to our other full-time employees. Offering these employee benefits serves to attract and retain our employees, including our NEOs. We periodically review our employee benefits programs to ensure they continue to serve these purposes and remain competitive.
We maintain a tax-qualified Section 401(k) retirement savings plan for our U.S. employees who satisfy the eligibility requirements. Under this plan, participants may elect to make pre-tax or Roth contributions of up to a certain portion of their current compensation, not to exceed the applicable statutory income tax limitation. Currently, we provide matching contributions made by participants in the plan up to a maximum of 3.5% of eligible compensation annually, subject to limitations in our 401(k) plan applicable to highly compensated employees. We intend for the plan to qualify under Section 401(a) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), enabling contributions by participants to the plan, and income earned on plan contributions, to not be taxable to participants until withdrawn from the plan. Additional benefits provided to our U.S. employees consist of medical, dental, vision, short-term disability, long-term disability and life insurance benefits, and flexible spending accounts. Our U.S.-based NEOs receive these benefits on the same basis as our other full-time U.S. employees. Our NEOs are also eligible to participate in our employee stock purchase plan, which is a purchase plan that allows our U.S. and non-U.S. employees to purchase shares at a discount on specified purchase dates during the year, on the same terms as other U.S. employees.
Employment agreements and post-termination severance and change in control benefits
We consider maintaining a stable and effective management team, through entry into competitive employment agreements and offer letters, to be essential to protecting and enhancing the best interests of our Company and stockholders. In 2019, we entered into an employment agreement with Mr. Bhutani in connection with his hiring that provides terms that we believe offers a competitive compensation package that serves to retain and incentivize him to perform at the highest levels. Mr. Bhutani’s employment agreement also provides for certain payments and benefits upon certain terminations of employment with us, both in connection with and not related to a change in control. The terms of Mr. Bhutani’s employment agreement are set forth below in the section titled “Potential and Actual Payments Upon Termination or Change in Control.”
Similarly, in connection with their hiring in 2021, we entered into offer letters with each of Mr. McCaffrey and Ms. Lau, which provide standard employment and compensation terms and conditions. We entered into employment agreements with Mr. Chen in January 2022 and July 2022 in connection with his appointment as Chief Operating Officer and his relocation from China to Singapore, respectively, the latter of which includes standard employment and compensation terms and conditions consistent with such terms and conditions in Singapore. In connection with his appointment as the Company’s Chief Strategy & Legal Officer, we entered into an employment letter with Mr. Sine in February 2024 as described under “Compensation Decisions for 2024—Chief Strategy & Legal Officer Compensation and New Hire Awards” above.
In addition, our Board has adopted a form of change in control and severance agreement (a “CIC and Severance Agreement”) for certain executive officers and key employees designated by the Compensation Committee to be party to such an agreement. These agreements provide assurances of specified severance benefits to each such individual whose employment is subject to involuntary termination other than for cause or voluntary termination for good reason. We believe it is important to provide such

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individuals with severance benefits upon certain qualifying terminations of employment to secure their continued dedication to their work, without the distraction of negative economic consequences of potential termination. We believe these severance benefits, as compared with similarly situated individuals at companies with which we compete for talent, are appropriate since the benefits are subject to the individual’s entry into a release of claims in our favor. For more detail, see the section below titled “Potential and Actual Payments Upon Termination or Change in Control.”
Risk Assessment and Compensation Practices
Our management annually assesses and discusses with the Compensation Committee our compensation policies and practices for our employees as they relate to our risk management. The Compensation Committee also retains its independent compensation consultant, Semler Brossy, to review such policies and practices and participate in such assessment. Based upon this assessment, we believe that the following elements of our compensation program ensure that risks arising from such policies and practices are not reasonably likely to have a material adverse effect on us in the future:
•competitive pay packages with a balance of fixed/variable and cash/equity compensation elements that are approved by the Compensation Committee each year;
•balanced annual incentive program performance metrics focused on top-line (bookings and revenue) and bottom-line (NEBITDA and uFCF) results, along with inclusion of individual performance goals;
•payout caps on annual incentive program and PSU awards;
•equity grants to senior management that are diversified between time- and performance-based restricted stock units and include multi-year vesting schedules requiring long-term employee commitment;
•PSUs focused on relative performance against index of similar peers mitigating risk of payout for underperformance relative to peers;
•robust stock ownership guidelines for our directors and executive officers;
•compensation recovery policies, both as required by SEC and NYSE rules and that would allow us to recover compensation under additional circumstances; and
•double-trigger change-in-control severance benefits and non-change-in-control severance provisions for executives.
Insider Trading Policy
We have an Insider Trading Policy that prohibits directors, officers, employees and agents (e.g., consultants and independent contractors) from:
•trading (or advising others to trade) our securities from the time such individuals obtain material, non-public information until that information has been publicly disclosed or is no longer deemed material;
•trading in the shares of other companies about which such individuals learn material, non-public information through the course of their relationship with us;
•engaging in transactions in publicly traded options, such as puts and calls, and other derivative securities with respect to our securities, including hedging or similar transactions designed to decrease the risks associated with holding our securities;
•engaging in short sales with respect to our securities; and
•for any such individuals who are required to comply with Section 16 of the Exchange Act or the blackout periods or pre-clearance requirements under the Insider Trading Policy (which includes all of our NEOs currently employed by us), pledging Company securities as collateral for loans.
Anti-Hedging and Pledging Policy
Directors, officers and employees are prohibited from engaging in transactions in publicly traded options, such as puts and calls, and other derivative securities with respect to the Company’s securities. This prohibition extends to any hedging or similar transaction designed to decrease the risks associated with holding Company securities.
In addition, directors, officers and certain other executives may not pledge Company securities under any circumstances, including by purchasing Company securities on margin or holding Company securities in a margin account, or pledging securities as collateral for loans.

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Compensation Recovery Policies
In March 2019, we adopted an Incentive Compensation Recovery Policy pursuant to which our Compensation Committee may seek the recovery of cash incentive compensation and performance-based equity compensation paid by us to our CEO and other Section 16 executive officers during the relevant period if: (i) we restate our financial statements as a result of a material error; (ii) the amount of cash incentive compensation or performance-based equity compensation paid or payable based on the achievement of specific financial results paid to an executive would have been less if the financial statements had been correct at the time the amount of such compensation was determined; (iii) no more than three years have elapsed since the original filing date of the financial statements upon which such compensation was determined; (iv) our Board or Compensation Committee unanimously concludes, in its sole discretion, that fraud or intentional misconduct or gross negligence by such executive caused the material error that led to the restatement and it would be in our best interests to seek from such executive recovery of the excess compensation originally paid or payable over the amount that would have been paid if determined in accordance with the restated financial statements; and (v) such executive is found to be directly responsible for the compensation recovery trigger.

In June 2023, we adopted a Financial Statement Compensation Recoupment Policy in accordance with the requirements of SEC and NYSE rules, which provides for the recoupment of certain incentive-based compensation received by our CEO and other Section 16 executive officers on and after October 2, 2023 in the event of an accounting restatement resulting from material noncompliance with financial reporting requirements under federal securities laws. The amount of incentive-based compensation recovered will be the amount by which the incentive-based compensation received by the executive during the three fiscal years preceding the date on which the Board or our Compensation Committee determines that a financial restatement is required exceeds the amount that would have been received if it had been calculated based on the financial restatement.
Equity Ownership Guidelines for Executive Officers
We maintain equity ownership guidelines applicable to our CEO and other executive officers. These guidelines provide that each executive officer is expected to attain and maintain equity interest ownership with a minimum value equal to two times (or six times, in the case of our CEO) his or her annual base salary (not including any bonus payments or equity grants) as follows: (i) for our existing executive officers, by December 31, 2025, and then throughout such officer’s employment; and (ii) for any new executive officers, by the fifth anniversary of the date he or she commences employment, and then throughout such executive officer’s employment.
In determining if an executive officer has satisfied the equity ownership guidelines, all shares of (or equity exchangeable for) the Company’s Class A common stock beneficially owned by the executive officer, or to which the executive officer is otherwise entitled, are taken into consideration. Shares underlying unexercised stock options and unvested equity awards are not taken into consideration. As of December 31, 2023, all our executive officers are either in compliance with the equity ownership guidelines or are on track to comply with the equity ownership guidelines within the applicable time periods. The Compensation Committee administers the equity ownership guidelines applicable to our executive officers.
Tax Considerations
We have not provided any of our executive officers or directors with a gross-up or other reimbursement for tax amounts the individual might pay pursuant to Code Section 280G or Code Section 409A. Code Section 280G and related Code sections provide that executive officers, directors who hold significant stockholder interests and certain other service providers could be subject to significant additional taxes if they receive payments or benefits in connection with a change in control exceeding certain limits, and that we or our successor could lose a deduction on the amounts subject to the additional tax. Code Section 409A also imposes significant taxes on the individual in the event an executive officer, director or other service provider receives “deferred compensation” not meeting the requirements of Code Section 409A.
Based on the limitations imposed by Code Section 162(m), publicly traded companies generally may receive a federal income tax deduction for compensation paid to their chief executive officers and to certain of their other current and former highly compensated officers that qualify as “covered employees” within the meaning of Code Section 162(m) only if the compensation is less than $1,000,000 per person during any calendar year.

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These Code Section 162(m) limitations shall apply unless the compensation is paid pursuant to a written binding contract in effect on December 20, 2019 (and not materially modified after that date) or the compensation was paid on or before December 18, 2020.
In approving the amount and form of compensation for our executive officers in the future, we expect to consider the cost to us of providing such compensation, including the potential impact of Code Section 162(m), as well as our need to maintain flexibility in compensating executive officers in a manner designed to promote our goals. Our Board or the Compensation Committee, as applicable, may, in its judgment, authorize compensation payments that will or may not be deductible when it believes that such payments are appropriate to attract, retain or motivate executive talent.
Accounting Considerations
Accounting rules require us to measure the compensation expense for all share-based compensation awards made to our employees and directors, including stock options, RSUs, PSUs and other stock-based awards, based on the “grant date fair value” of these awards. This calculation is performed for accounting purposes and reported in the compensation tables below, even though our NEOs may never realize any value from their awards. These rules also require us to recognize the “compensation cost” of our share-based compensation awards in our statements of operations over the period that the employee or director is required to render service to vest in the award.
Compensation and Human Capital Committee Report
The Compensation and Human Capital Committee has reviewed and discussed with management the Compensation Discussion and Analysis provided above. Based on its review and discussions, our Compensation and Human Capital Committee has recommended to our Board that this Compensation Discussion and Analysis be included in this Proxy Statement.
Respectfully submitted by the members of the Compensation and Human Capital Committee:
Brian Sharples (Chair)
Caroline Donahue
Leah Sweet

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Executive Compensation Tables
Summary Compensation Table
The following table provides information regarding the total compensation for services rendered in all capacities earned by our NEOs for 2023, 2022 and, as applicable, 2021:

Name and Principal Position	Year	Salary ($)		Bonus ($)(1)	Stock Awards ($)(2)		Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Aman Bhutani, Chief Executive Officer	2023	1,000,000		—	13,827,459		1,024,000	25,758	15,877,217
	2022	1,000,000		—	16,829,370		600,000	216,520	18,645,890
	2021	1,000,000		—	13,237,276		1,040,000	13,314	15,290,590
Mark McCaffrey, Chief Financial Officer	2023	525,000		—	4,761,208		430,080	17,125	5,733,413
	2022	525,000		—	5,909,148		252,000	22,826	6,708,974
	2021	298,846		250,000	8,672,016		254,900	5,593	9,481,355
Roger Chen, Chief Operating Officer	2023	513,905	(5)	97,778	4,761,208		418,609	—	5,791,500
	2022	496,393	(5)	—	6,005,449		242,465	178,273	6,922,580
Nick Daddario, Chief Accounting Officer	2023	340,000		—	533,131		138,856	8,548	1,020,535
	2022	330,712		—	582,535		90,133	7,879	1,011,259
	2021	303,692		—	676,948		127,461	7,673	1,115,774
Michele Lau, Chief Legal Officer and Corporate Secretary (6)	2023	451,923		—	3,570,906	(6)	—	16,924	4,039,753
	2022	493,365		—	4,431,861		230,014	19,290	5,174,530
	2021	219,231		25,000	6,172,359		168,628	145,738	6,730,956
(1)The amounts in the “Bonus” column reflect (i) for Mr. McCaffrey, a sign-on bonus paid in connection with his hiring in 2021, (ii) for Mr. Chen, an award paid in March 2024 for acknowledged out-performance as part of our CEO’s annual year-end review of exceptional employee performances in 2023, which amount was converted to U.S. dollars according to the closing foreign exchange rate of U.S. dollar/SGD for March 28, 2024 (the date Mr. Chen was paid such award) of approximately $1/SGD 0.74 and (iii) for Ms. Lau, an award paid in April 2022 for acknowledged out-performance as part of our CEO’s annual year-end review of exceptional employee performances in 2021.
(2)The amounts in the “Stock Awards” column reflect the aggregate grant date fair value of stock awards granted (or considered granted for accounting purposes) during the applicable year, computed as described in Note 2 to our audited financial statements included in our 2023 Annual Report on Form 10-K in accordance with ASC 718. As required by SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. These amounts do not reflect the actual value realized or realizable by the NEO with respect to these awards, which value is only determinable after the shares underlying the applicable award vest. Assuming maximum achievement of the performance conditions for PSUs (including Legacy PSUs in the case of Mr. Bhutani) granted (or considered granted for accounting purposes) in 2023, the total values of the PSUs at their respective grant dates were as follows: $15,858,568 for Mr. Bhutani, $5,573,677 for Messrs. McCaffrey and Chen and $4,180,258 for Ms. Lau.

The following table lists the number and grant date fair value of Legacy PSUs that were considered granted for accounting purposes to (i) Mr. Bhutani in each of 2023, 2022 and 2021 and (ii) Mr. Chen in 2022, in each case based on the performance targets established by our Compensation Committee in each year. See “—Long-Term Compensation—Achievement of CEO 2019 Legacy PSUs” above. For Mr. Chen, we are only providing information for 2022 as he did not receive any Legacy PSUs that were considered granted for accounting purposes in 2023 and he was not a NEO prior to 2022.

	2023		2022		2021
Name	PSUs Considered Granted (#)	Grant Date Fair Value ($)	PSUs Considered Granted (#)	Grant Date Fair Value ($)	PSUs Considered Granted (#)	Grant Date Fair Value ($)
Aman Bhutani	24,923	1,924,803	24,924	2,056,728	24,924	1,959,525
Roger Chen	N/A	N/A	1,167	96,301	N/A	N/A

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(3)For 2023, represents annual performance-based bonuses earned under the 2023 STIP based on the achievement of performance goals, as described under “—Annual Compensation—2023 Short-Term Incentive Plan” above, which were paid in 2024. Mr. Chen’s 2023 bonus amount was converted to U.S. dollars according to the closing foreign exchange rate of U.S. dollar/SGD for March 28, 2024 (the date of Mr. Chen’s 2023 STIP bonus payment) of approximately $1/SGD 0.74.
(4)The following amounts are reported in the “All Other Compensation” column for each NEO in 2023.

Name	401(k) Matching Contributions	Security and Cybersecurity Protection	Group Term Life Insurance	Other
Aman Bhutani	7,500	18,040	218	—
Mark McCaffrey	7,500	9,000	625	—
Nick Daddario	7,500	—	334	714	(A)
Michele Lau	7,500	9,000	125	299	(A)
(A)Other amounts (i) for Mr. Daddario relate solely to purchases made under the Company’s broadly available “Everyday Champions” employee recognition program and include $214 in tax reimbursements with respect thereto and (ii) for Ms. Lau reflect $176 related to a service gift and $123 related to purchases made under the “Everyday Champions” employee recognition program and include $118 in tax reimbursements with respect thereto.
(5)Mr. Chen was appointed Chief Operating Officer in January 2022. Mr. Chen resided in China from January 1, 2022 to July 7, 2023, after which point he relocated to Singapore. Mr. Chen’s salary for 2022 has been converted to U.S. dollars from: (i) Chinese Yuan using a blended rate of approximately 0.15, representing the average currency translation rate in effect during the six-month period ended June 30, 2022; and (ii) Singapore Dollars using a blended rate of approximately 0.72, representing the average currency translation rate in effect during the six-month period ended December 31, 2022. Mr. Chen resided in Singapore for the full year ended December 31, 2023. Mr. Chen’s salary for 2023 has been converted to U.S. dollars from Singapore Dollars using a blended rate of approximately 0.74, representing the average currency translation rate in effect during the year ended December 31, 2023.
(6)Ms. Lau resigned from the Company effective November 17, 2023. In connection with her resignation, Ms. Lau forfeited the equity awards granted to her in 2023 and all other unvested equity awards.

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Grants of Plan-Based Awards During 2023
The following table presents information regarding plan-based awards granted (or considered granted for accounting purposes) to our NEOs during 2023:

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards ($)(1)			Estimated Future Payouts Under Equity Incentive Plan Awards (#)(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	Grant Date Fair Value of Stock Awards ($)(4)
Name	Grant Date		Threshold	Target	Maximum	Threshold	Target	Maximum
Aman Bhutani	N/A		500,000	1,000,000	1,800,000
	2/24/2023					32,644	65,288	130,576		6,966,882
	2/24/2023								65,288	4,935,773
	4/4/2023	(5)							24,923	1,924,803
Mark McCaffrey	N/A		210,000	420,000	756,000
	2/24/2023					13,058	26,116	52,232		2,786,838
	2/24/2023								26,116	1,974,369
Roger Chen	N/A	(6)	204,399	408,798	735,836
	2/24/2023					13,058	26,116	52,232		2,786,838
	2/24/2023								26,116	1,974,370
Nick Daddario	N/A		68,000	136,000	193,800
	2/24/2023								7,052	533,131
Michele Lau (7)	N/A		200,000	400,000	720,000
	2/24/2023					9,794	19,587	39,174		2,090,128
	2/24/2023								19,587	1,480,777
(1)The amounts represent the threshold, target and maximum payouts under the 2023 STIP assuming the achievement of corporate and individual performance goals, as described under “—Annual Compensation—2023 Short-Term Incentive Plan” above. Amounts set forth under “Threshold” represent the estimated payout assuming (i) achievement of each of the 4 corporate performance goals under the 2023 STIP at the respective threshold level therefor (which would result in a 50% payout percentage for the corporate performance component under the 2023 STIP) and (ii) achievement of the NEO’s individual performance goals under the 2023 STIP at a 50% payout percentage.
(2)The amounts reflect the number of shares of Class A common stock subject to PSUs granted to each NEO under the 2023 LTIP, which vest based on the achievement of our rTSR measured against the Nasdaq Internet Index over a three-year performance period, as described under “—Long-Term Compensation—2023 Long-Term Incentive Plan” above.
(3)The amounts reflect the number of shares of Class A common stock subject to (i) Legacy PSUs considered granted for accounting purposes in 2023 to Mr. Bhutani, as described under “—Long-Term Compensation—Achievement of CEO 2019 Legacy PSUs” above and (ii) RSUs granted to each NEO under the 2023 LTIP, as described under “—Long-Term Compensation—2023 Long-Term Incentive Plan” above.
(4)The amounts reflect the aggregate grant date fair value of RSUs and PSUs granted (or considered granted for accounting purposes) during 2023, computed as described in Note 2 to our audited financial statements included in our 2023 Annual Report on Form 10-K in accordance with ASC 718. As required by SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.
(5)Reflects Legacy PSUs considered granted for accounting purposes in 2023 to Mr. Bhutani, with an accounting grant date of April 4, 2023 (which is the date our Compensation Committee approved the applicable annual performance metrics for 2023). See “—Long-Term Compensation—Achievement of CEO 2019 Legacy PSUs” above.
(6)Mr. Chen’s 2023 STIP target was SGD 552,000 (80% of his annual base salary of SGD 690,000). Mr. Chen’s Threshold, Target and Maximum amounts were converted to U.S. dollars according to the closing foreign exchange rate of U.S. dollar/SGD for March 28, 2024 (the date of Mr. Chen’s 2023 STIP bonus payment) of approximately $1/SGD 0.74.
(7)In connection with her resignation, Ms. Lau forfeited her right to receive any portion of her 2023 STIP and 2023 LTIP awards.

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Outstanding Equity Awards at Year End
The following table provides information regarding outstanding equity awards held by our NEOs as of December 31, 2023. In connection with her resignation from our Company effective November 17, 2023, Ms. Lau forfeited all outstanding equity awards.

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Stock Options Exercisable (#)	Number of Securities Underlying Unexercised Stock Options Unexercisable (#)(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)(5)(6)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
Aman Bhutani	9/4/2019	299,033	—	63.54	9/4/2029	—	—	24,923	2,645,826
	2/25/2021					18,899	2,006,318	60,477	6,420,238
	2/28/2022					36,371	3,861,145	64,659	6,864,199
	2/24/2023					65,288	6,930,974	65,288	6,930,974
Mark McCaffrey	6/2/2021					8,502	902,572	24,290	2,578,626
	2/28/2022					14,549	1,544,522	25,864	2,745,722
	2/24/2023					26,116	2,772,475	26,116	2,772,475
Roger Chen	2/27/2020	2,312	771	70.17	2/27/2030	1,245	132,169
	6/3/2020					36	3,822
	2/25/2021					6,143	652,141	19,655	2,086,575
	6/2/2021					6,949	737,706
	2/28/2022					14,549	1,544,522	25,864	2,745,722
	2/24/2023					26,116	2,772,475	26,116	2,772,475
Nick Daddario	12/4/2019	4,604	—	66.87	12/4/2029
	2/25/2021					757	80,363	2,420	256,907
	2/28/2022					3,929	417,103
	2/24/2023					5,289	561,480
(1)Stock options become vested and exercisable over a four-year period as to 25% of the stock options on the first anniversary of the applicable grant date and as to the remaining 75% of the stock options in equal quarterly installments for an additional three years, subject to the NEO’s continued service through each applicable vesting date.
(2)Unless otherwise indicated, RSUs vest over a four-year period as to 25% on the first day of the month following the first anniversary of the applicable vesting commencement date and then quarterly vesting in equal installments for an additional three years, subject to the NEO’s continued service through each applicable vesting date. Messrs. McCaffrey and Daddario have certain RSUs with different vesting terms. For Mr. McCaffrey, the RSUs with the grant date of June 2, 2021 have a vesting term of four years with 30% of the RSUs vesting on July 1, 2022, 7.5% of the RSUs vesting quarterly thereafter for the next 4 quarters and 5% of the RSUs vesting quarterly thereafter for the next 8 quarters, subject to Mr. McCaffrey’s continued service through each applicable vesting date. For Mr. Daddario, the RSUs with the grant date of February 24, 2023 vest quarterly over three years beginning on June 1, 2023, subject to Mr. Daddario’s continued service through each applicable vesting date.
(3)Market values are determined by multiplying the number of shares by the closing market price of our Class A common stock on December 29, 2023 ($106.16).
(4)For Mr. Bhutani, the PSUs with the grant date of September 4, 2019 comprise Legacy PSUs that vest based on the achievement of annual performance metrics during each year of a four-year performance period, subject to Mr. Bhutani’s continued service through each applicable vesting date. See “—Long-Term Compensation—Achievement of CEO 2019 Legacy PSUs” above.
(5)PSUs granted in 2021, 2022 and 2023 vest following the end of a three-year performance period based on our rTSR as compared to the Nasdaq Internet Index, subject to the NEO’s continued service through the applicable vesting date.
(6)The number of unvested, unearned PSUs reported in this table reflects the total unvested, unearned PSUs at target performance levels.

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Option Exercises and Stock Awards Vesting During 2023
The following table sets forth the number of shares acquired and the value realized upon the exercise of stock options and the vesting of RSUs and PSUs during 2023 by each of our NEOs. The value realized on exercise of stock options is calculated based on the difference between the market price of our common stock upon exercise and the exercise price of the stock options. The value realized on vesting of RSUs and PSUs is calculated based on the closing market price of our common stock on the applicable vesting date.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)(1)	Value Realized on Exercise ($)(2)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Aman Bhutani	—	—	75,808	5,954,339
Mark McCaffrey	—	—	42,285	3,214,411
Roger Chen	120,753	5,214,634	49,105	3,972,914
Nick Daddario	1,300	24,392	8,262	650,593
Michele Lau	—	—	29,349	2,254,660
(1)Reflects the aggregate number of shares of common stock underlying the stock options that were exercised in 2023.
(2)Calculated by multiplying (i) the difference between (x) the sale price for shares of Class A common stock sold concurrently with the exercise of an option, and if not, the fair market value of common stock on the option exercise date, which was determined using the closing price on the New York Stock Exchange of a share of Class A common stock on the option exercise date, and (y) the exercise price of the option, by (ii) the number of shares of Class A common stock acquired upon exercise.
Potential and Actual Payments Upon Termination or Change in Control
Aman Bhutani Employment Agreement
The following is a summary of the severance and change in control benefits under Mr. Bhutani’s employment agreement:
Potential Payments if Terminated by Us Without “Cause” or by Mr. Bhutani for “Good Reason” Not Related to a Change in Control.
If Mr. Bhutani’s employment is terminated either by us without “cause” (other than by reason of death or “disability”) or by him for “good reason” (as such terms are defined in his agreement), and in each case the termination occurs outside of the period beginning three months prior to and ending 18 months following a “change in control” (the “Change in Control Period”), Mr. Bhutani would receive the following lump-sum cash payments and benefits:
•any accrued but unpaid salary and fully vested and non-forfeitable employee benefits under the Company’s employee benefits plans (“Accrued Obligations”); plus
•100% of his annual base salary rate as then in effect; plus
•any earned but unpaid annual cash bonus for the prior year; plus
•100% of his target annual cash bonus for the year of termination; plus
•the cost of health insurance coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), for 18 months.
In addition, Mr. Bhutani would be entitled to acceleration of his time-based equity awards that would have vested in the next twelve months and acceleration of the pro-rated portion of his performance-based equity awards that would have vested based on actual performance during any performance period ending in the next twelve months (with any individual performance criteria deemed fully satisfied).
Potential Payments if Terminated by Us Without “Cause” or by Mr. Bhutani for “Good Reason” During a Change in Control Period.
If Mr. Bhutani’s employment is terminated either by us without “cause” (other than by reason of death or “disability”) or by him for “good reason” during a Change in Control Period, he would receive the following lump-sum cash payments and benefits:
•Accrued Obligations; plus

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•150% of his annual base salary rate as then in effect or, if higher, the date immediately prior to the change in control; plus
•any earned but unpaid annual cash bonus for the prior year; plus
•150% of his target annual cash bonus for the year of termination; plus
•the cost of health insurance coverage under COBRA for 18 months.
In addition, Mr. Bhutani would be entitled to acceleration of all his time- and performance-based equity awards (with performance measured at the greater of target or actual performance).
Termination by Reason of Death or “Disability.” If Mr. Bhutani’s employment terminates by reason of death or “disability,” he would receive the following lump-sum cash payments and benefits:
•Accrued Obligations; plus
•any earned but unpaid annual cash bonus for the prior year; plus
•a pro-rated amount of the target annual cash bonus for the year of termination, based on actual achievement of the performance criteria at the end of the applicable year.
To receive the severance payments and benefits described above (excluding the Accrued Obligations), Mr. Bhutani must sign and not revoke a release of claims in favor of the Company and continue to comply with ongoing confidentiality obligations, as well as certain restrictive covenants for up to twelve months following the termination date, including those related to noncompetition, nonsolicitation and nondisparagement, as set forth in his employment agreement.
In the event any of the payments provided for under the employment agreement, or otherwise payable to Mr. Bhutani, would constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code and be subject to the related excise tax under Section 4999 of the Internal Revenue Code, then Mr. Bhutani would be entitled to receive either full payment of benefits or such lesser amount which would result in no portion of the benefits being subject to the excise tax, whichever results in the greater amount of after-tax benefits to him. No arrangement with Mr. Bhutani provides for any excise tax gross-up payments.
Change in Control and Severance Arrangements
On May 1, 2021, our Board adopted a form of Change in Control and Severance Agreement for certain executive officers and key employees designated by the Compensation Committee to be party to such an agreement, the key terms of which are summarized as follows:
Term. The form of CIC and Severance Agreement provides for an initial three-year term that renews automatically for successive one-year terms unless either party provides at least 90 days’ notice of non-renewal. If a change in control occurs during the period after 18 months into the initial term or during a renewal term, the term of the agreement will automatically extend for 18 months following the date of the change in control.
Potential Payments if Terminated by Us Without “Cause” or by the NEO for “Good Reason” Not Related to a Change in Control. If a NEO’s employment is terminated either by us without “cause” (other than by reason of death or “disability”) or by the NEO for “good reason” (as such terms are defined in the agreement), and in each case the termination occurs outside of the Change in Control Period, the NEO would receive the following lump-sum cash payments and benefits (in addition to accrued but unpaid compensation):
•100% of the NEO’s annual base salary rate as then in effect; plus
•the cost of premiums for coverage (on an after-tax basis) under COBRA for a period of twelve months following the termination date.
Potential Payments if Terminated by Us Without “Cause” or by the NEO for “Good Reason” During the Change in Control Period. If the NEO’s employment is terminated either by us without “cause” (other than by reason of death or “disability”) or by the NEO for “good reason” during the Change in Control Period, the NEO would receive the following lump-sum payments and benefits (in addition to accrued but unpaid compensation):
•100% of the NEO’s annual base salary rate as then in effect; plus
•100% of the target annual cash bonus for the year of termination; plus
•the cost of premiums for coverage (on an after-tax basis) under COBRA for a period of twelve months following the termination date.
In addition, all outstanding equity awards would fully vest, with applicable performance criteria deemed achieved at the greater of target and actual performance.

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Termination by Reason of Death or “Disability.” If the NEO’s employment terminates by reason of death or “disability,” the NEO would receive (in addition to accrued but unpaid compensation) a lump-sum cash payment equal to a pro-rated amount of his or her annual cash bonus for the year of termination, based on actual achievement of the performance criteria at the end of the applicable year.
To receive the severance payments and benefits described above (excluding accrued but unpaid compensation), the NEO must sign and not revoke a release of claims in our favor and comply with ongoing confidentiality obligations, as well as certain restrictive covenants as applicable.
In the event any of the payments provided for under the form of CIC and Severance Agreement, or otherwise payable to the NEO, would constitute “parachute payments” within the meaning of Code Section 280G and be subject to the related excise tax under Section 4999 of the Internal Revenue Code, then he or she would be entitled to receive either full payment of benefits or such lesser amount which would result in no portion of the benefits being subject to the excise tax, whichever results in the greater amount of after-tax benefits to such executive. No agreement with any of our NEOs provides for any excise tax gross-up payments.
The following tables summarize the amount of the severance payments and benefits provided for each NEO (other than Ms. Lau), in the event his or her employment with us was terminated on December 31, 2023, under the circumstances described above. In connection with her resignation from the Company effective November 17, 2023, Ms. Lau did not receive any severance or other payments or benefits.
TERMINATION OF EMPLOYMENT BY US WITHOUT “CAUSE” OR BY THE NEO FOR “GOOD REASON” UNRELATED TO A CHANGE IN CONTROL

Name	Salary Severance ($)(1)		Bonus Severance ($)(2)	Accelerated Vesting of Equity Awards ($)(3)	Value of Health Care Coverage Benefit ($)(4)	Total ($)
Aman Bhutani	1,000,000		1,000,000	19,030,718	38,953	21,069,671
Mark McCaffrey	525,000		—	—	15,169	540,169
Roger Chen	513,905	(5)	—	—	—	513,905
Nick Daddario	340,000		—	—	16,368	356,368
(1)This amount is based on each NEO’s base salary as was in effect on December 31, 2023.
(2)This amount is based on each NEO’s target cash bonus amount as was in effect on December 31, 2023.
(3)The amount represents the intrinsic value of the equity awards held by Mr. Bhutani that would vest on an accelerated basis in connection with termination of employment outside the Change in Control Period pursuant to Mr. Bhutani’s employment agreement and described above. For this purpose, we assume an achievement level of 100% of target for any performance-based awards. The intrinsic value of the accelerated portions of each award is determined by multiplying (i) the closing price per share of our Class A common stock on December 29, 2023 of $106.16 (and, in the case of stock options, less the exercise price per share in effect under each stock option) by (ii) the number of shares that would vest on an accelerated basis under such award (and, in the case of performance-based awards, assuming performance is achieved at target levels). This amount assumes the accelerated vesting resulting from the termination of employment occurred on December 31, 2023.
(4)This amount represents the lump-sum payment of the cost of health insurance under COBRA for 18 months pursuant to Mr. Bhutani’s employment agreement and 12 months pursuant to the form of CIC and Severance Agreement, except for Mr. Chen whose CIC and Severance Agreement does not provide for the cost of health insurance under COBRA.
(5)Mr. Chen’s employment agreement provides for an annual base salary of SGD 690,000, which is intended to provide the Singapore dollar equivalent of $500,000 U.S. dollars. Mr. Chen’s Salary Severance amount was converted to U.S. dollars using the 2023 full year average exchange rate of U.S. dollar/SGD of approximately $1/SGD 0.74. Mr. Chen’s base salary continues to be reviewed on an annual basis and may be adjusted to reflect any material change to the relevant USD to SGD foreign currency exchange rate.

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TERMINATION OF EMPLOYMENT BY US WITHOUT “CAUSE” OR BY THE NEO FOR “GOOD REASON” IN CONNECTION WITH A CHANGE IN CONTROL

Name	Salary Severance ($)(1)		Bonus Severance ($)(2)	Accelerated Vesting of Equity Awards ($)(3)	Value of Health Care Coverage Benefit ($)(4)	Total ($)
Aman Bhutani	1,500,000		1,500,000	35,659,675	38,953	38,698,628
Mark McCaffrey	525,000		420,000	13,316,392	15,169	14,276,561
Roger Chen	513,905	(5)	411,124	13,475,354	—	14,400,383
Nick Daddario	340,000		136,000	1,315,853	16,368	1,808,221
(1)For Mr. Bhutani, this amount is based on 150% of his base salary in effect at December 31, 2023. For all other NEOs, this amount is based on the base salary as was in effect on December 31, 2023.
(2)For Mr. Bhutani, this amount is based on 150% of his target cash bonus as was in effect at December 31, 2023. For all other NEOs, this amount is based on the target cash bonus amount as was in effect on December 31, 2023.
(3)The amount represents the intrinsic value of the equity awards held by our NEOs that would vest on an accelerated basis in connection with termination of employment during the Change in Control Period pursuant to Mr. Bhutani’s employment agreement or the form of CIC and Severance Agreement, as applicable, as described above. For this purpose, we assume an achievement level of 100% of target for any performance-based awards. The intrinsic value of the accelerated portion of each award is determined by multiplying (i) the closing price per share of our Class A common stock on December 29, 2023 of $106.16 (and, in the case of stock options, less the exercise price per share in effect under each stock option) by (ii) the number of unvested shares that would vest on an accelerated basis under such award (and, in the case of performance-based awards, assuming performance is achieved at target levels). This amount assumes the accelerated vesting resulting from the termination of employment occurred on December 31, 2023.
(4)This amount represents the lump sum payment of the cost of health insurance under COBRA for 18 months pursuant to Mr. Bhutani’s employment agreement and 12 months pursuant to the form of CIC and Severance Agreement, except for Mr. Chen whose CIC and Severance Agreement does not provide for the cost of health insurance under COBRA.
(5)Mr. Chen’s employment agreement provides for an annual base salary of SGD 690,000, which is intended to provide the Singapore dollar equivalent of $500,000 U.S. dollars, and Mr. Chen’s 2023 STIP target was 80% of base salary. Mr. Chen’s Salary Severance and Bonus Severance amounts were converted to U.S. dollars using the 2023 full year average exchange rate of U.S. dollar/SGD of approximately $1/SGD 0.74. Mr. Chen’s base salary continues to be reviewed on an annual basis and may be adjusted to reflect any material change to the relevant USD to SGD foreign currency exchange rate.
Equity Compensation Plan Information
The following table summarizes our equity compensation plan information as of December 31, 2023. Information is included for equity compensation plans approved by our stockholders and equity compensation plans not approved by our stockholders. We will not grant equity awards in the future under any of the equity compensation plans not approved by our stockholders included in the table below.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Stock Options and Rights (#)	(b) Weighted- Average Exercise Price of Outstanding Stock Options and Rights ($/Share)(1)	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (#)(2)
Equity compensation plans approved by stockholders	6,972,656	55.72	36,100,626
Equity compensation plans not approved by stockholders	129,630	15.83	—
Total	7,102,286		36,100,626
(1)The weighted-average exercise price does not include shares to be issued in connection with the settlement of RSUs or PSUs, as such awards do not have an exercise price.
(2)Includes shares available for future issuance under our 2015 Plan and our 2015 Employee Stock Purchase Plan.

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CEO Pay Ratio
Under SEC rules, we are required to provide information regarding the relationship between the total annual compensation of our CEO, Mr. Bhutani, and the median of total annual compensation of all employees (other than Mr. Bhutani). For our last completed year ended December 31, 2023:
•The median total annual compensation of all employees (other than Mr. Bhutani) was identified as $106,590 using the methodology described below.
•Mr. Bhutani’s total annual compensation, as reported in the Summary Compensation Table included in this Proxy Statement, was $15,877,217.
•Based on the above, for 2023, the ratio of Mr. Bhutani’s total annual compensation to the median of the total annual compensation of all employees was 149 to 1.
This pay ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K and is based upon our reasonable judgment and assumptions. The SEC rules do not specify a single methodology for identification of the median employee or calculation of the pay ratio, and other companies may use assumptions and methodologies that are different from those used by us in calculating their pay ratios. Accordingly, the pay ratios disclosed by other companies may not be comparable to our pay ratio as disclosed above.
The methodology we used to calculate the pay ratio is as follows:
•We determined the median of the total annual compensation of our employees as of December 31, 2023, at which time we (including our consolidated subsidiaries) had 6,108 full-time and 51 part-time and temporary employees, 4,249 of whom were located in the United States, or the U.S., and 1,910 (or approximately 31% of our total employee population) of whom were located outside of the U.S. We excluded Mr. Bhutani and included employees of our consolidated subsidiaries. In accordance with the permitted methodology for determining the “median employee,” we excluded from our calculations 256 employees, representing less than 5% of our total employee population, who are located outside of the U.S. in the following countries: 53 in Australia, 14 in Brazil, 15 in the Cayman Islands, 15 in China, 21 in Colombia, 24 in France, 1 in Israel, 3 in Mexico, 26 in the Netherlands, 11 in Singapore, 45 in South Africa, 21 in Spain, 4 in Switzerland and 3 in the United Arab Emirates.
•To determine the median employee, we then compared the amount of salary, wages and tips of our employees (other than the excluded employees described above), as reflected in our payroll records for the year ending December 31, 2023. In determining the median total compensation of all employees, we did not make any cost-of-living adjustments to the wages paid to any employee.
•We determined the median employee’s total annual compensation in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, yielding the median total annual compensation disclosed above. With respect to Mr. Bhutani’s total annual compensation, we used the amount reported in the “Total” column of the 2023 Summary Compensation Table included in this Proxy Statement.

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Pay versus Performance
The following table sets forth the compensation for our principal executive officer (“PEO”) and the average compensation for our non-PEO NEOs, both as reported in the Summary Compensation Table and with certain adjustments to reflect the “compensation actually paid” to such individuals, as defined under Item 402(v) of Regulation S-K, for each of 2023, 2022, 2021 and 2020. The table also provides information on our cumulative TSR, the cumulative TSR of our peer group, our Net Income and our unlevered free cash flow.

Fiscal Year (a)	Summary Compensation Table Total for PEO(1) ($) (b)	Compensation Actually Paid to PEO(2) ($) (c)	Average Summary Compensation Table Total for non-PEO NEOs(1) ($) (d)	Average Compensation Actually Paid to non-PEO NEOs(2) ($) (e)	Value of Initial Fixed $100 Investment Based On:		Net Income(4) (millions) ($) (h)	Unlevered Free Cash Flow(5) (millions) ($) (i)
					GoDaddy TSR(3) ($) (f)	Peer Group TSR(3) ($) (g)
2023	15,877,217	30,853,433	4,146,301	5,208,078	156.30	127.53	1,376	1,254
2022	18,645,890	12,378,070	4,954,336	4,347,627	110.16	79.37	353	1,096
2021	15,290,590	14,914,733	4,191,579	2,520,364	124.94	152.38	243	960
2020	3,670,928	7,773,317	5,719,740	3,546,026	122.13	161.36	(494)	825
(1)Compensation for our PEO, Mr. Bhutani, reflects the amounts reported in the “Summary Compensation Table” for the respective years. Average compensation for non-PEO NEOs includes the following NEOs: (i) in 2023 and 2022, Mr. Chen, Mr. Daddario, Ms. Lau and Mr. McCaffrey, (ii) in 2021, Mr. Daddario, Nima Kelly, Ms. Lau, Mr. McCaffrey and Raymond Winborne, and (ii) in 2020, James Carroll, Mr. Daddario, Nima Kelly, Andrew Low Ah Kee and Raymond Winborne.
(2)Compensation “actually paid” for the PEO and average compensation “actually paid” for our non-PEO NEOs in 2023 reflects the respective amounts set forth in columns (b) and (d), adjusted as follows in the table below, as determined in accordance with SEC rules. These dollar amounts do not reflect the actual amount of compensation earned by or paid to the PEO and our non-PEO NEOs during the applicable year. For information regarding the decisions made by our Compensation Committee in regards to the PEO’s and our non-PEO NEOs’ compensation for fiscal year 2023, see the Compensation Discussion and Analysis beginning on page 45. Fair values set forth in the table below are computed in accordance with ASC 718 as of the end of the respective fiscal year, other than fair values of awards that vest in the covered year, which are valued as of the applicable vesting year.

	PEO	Non-PEO NEOs
Prior FYE	12/31/2022	12/31/2022
Current FYE	12/31/2023	12/31/2023
Fiscal Year	2023 ($)	2023 ($)
Summary Compensation Table Total	15,877,217	4,146,301
- Grant Date Fair Value of Option Awards and Stock Awards Granted in Fiscal Year	(13,827,459)	(3,406,613)
+ Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year	17,397,526	3,619,982
+ Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years (from prior FYE to current FYE)	11,148,265	2,214,382
+ Fair Value at Vesting of Option Awards and Stock Awards Granted in Fiscal Year That Vested During Fiscal Year	—	36,691
+ Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	257,884	110,541
- Fair Value as of Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	—	(1,513,206)
Compensation Actually Paid	30,853,433	5,208,078
(3)TSR is cumulative for the measurement periods beginning on December 31, 2019 and ending on December 31 of each of 2023, 2022, 2021 and 2020, calculated in accordance with Item 201(e) of Regulation S-K. The peer group for purposes of this table is the same as the NASDAQ Internet Index, which is the peer group used for purposes of the performance graph as shown in our 2023 Annual Report on Form 10-K.
(4)Reflects “Net Income” in the Company’s Consolidated Statements of Operations included in the Company’s Annual Reports on Form 10-K for each of the years ended December 31, 2023, 2022, 2021 and 2020. Net income for the year ended December 31, 2023 included (i) $90.8 million in restructuring and other charges and (ii) a $971.8 million benefit for income taxes primarily due to a $1,014.0 million release of the majority of our domestic valuation allowance. For the year ended December 31, 2020, the Company recorded a one-time charge of $674.7 million to our statement of operations to adjust the liability under certain tax receivable agreements.
(5)Unlevered free cash flow is not a financial measure prepared in accordance with GAAP. For a reconciliation of uFCF to net cash provided by operating activities, its most directly comparable GAAP financial measure, please refer to “Appendix A—Operating and Business Metrics, Non-GAAP Financial Information and Reconciliations” in this Proxy Statement.

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PERFORMANCE MEASURES
The following table sets forth an unranked list of the performance measures which we view as the “most important” measures for linking our NEOs’ compensation to performance, as specifically listed below:

Performance Measure*
Total bookings
Revenue
NEBITDA
Unlevered free cash flow
Relative TSR
*Total Bookings is an operating metric and NEBITDA and unlevered free cash flow are not financial measures prepared in accordance with GAAP. For information on how we compute total bookings and for a reconciliation between each non-GAAP financial measure and its most directly comparable GAAP financial measure, please refer to “Appendix A—Operating and Business Metrics, Non-GAAP Financial Information and Reconciliations” in this Proxy Statement.

DESCRIPTION OF THE RELATIONSHIP BETWEEN COMPENSATION ACTUALLY PAID AND PERFORMANCE
The following charts set forth the relationship between Compensation Actually Paid to our PEO and the average Compensation Actually Paid to our other NEOs with (i) the Company’s cumulative TSR and the Company’s peer group TSR, (ii) Net Income and (iii) unlevered free cash flow, for the four most recently completed fiscal years. The relationship between Compensation Actually Paid and TSR, peer group TSR, Net Income and Unlevered Free Cash Flow are not strongly correlated because we consider multiple factors to determine compensation levels of our PEO and NEOs beyond annual performance against these metrics. Further information about the factors used to determine compensation levels can be found in “Compensation Discussion and Analysis” above.

RELATIONSHIP BETWEEN PEO AND OTHER NEO COMPENSATION ACTUALLY PAID AND COMPANY AND PEER GROUP TSR

Compensation Actually Paid ($M)
Value of $100 Investment from 12/31/2019
$0
$10
$20
$30
$40
$50
$0
$20
$40
$60
$80
$100
$120
$140
$160
$180
$161.36
$152.38
$79.37
$127.53
$122.13
$124.94
$110.16
$156.30
$7.77
$3.55
$14.91
$2.52
$12.38
$4.35
$30.85
$5.21
2020
2021
2022
2023
PEO CAP ($M)
Average Non-PEO NEO CAP ($M)
GDDY TSR
NASDAQ Internet Index TSR

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RELATIONSHIP BETWEEN PEO AND OTHER NEO COMPENSATION ACTUALLY PAID AND NET INCOME

Compensation Actually Paid ($M)
$40
$35
$30
$25
$20
$15
$10
$5
$0
Net Income ($M)
$1,500
$1,000
$500
$0
($500)
($1,000)
($1,500)
$7.77
$3.55
($494)
$14.91
$2.52
$243
$12.38
$4.35
$353
$30.85
$5.21
$1,376
2020
2021
2022
2023
PEO CAP ($M)
Average Non-PEO NEO CAP ($M)
Net Income ($M)

RELATIONSHIP BETWEEN PEO AND OTHER NEO COMPENSATION ACTUALLY PAID AND UNLEVERED FREE CASH FLOW

$40
$35
$30
$25
$20
$15
$10
$5
$0
Compensation Actually Paid ($M)
$1,400
$1,200
$1,000
$800
$600
$400
$200
$0
Unlevered Free Cash Flow ($M)
$825
$960
$1,096
$1,254
$7.77
$3.55
$14.91
$2.52
$12.38
$4.35
$30.85
$5.21
2020
2021
2022
2023
PEO CAP ($M)
Average Non-PEO NEO CAP ($M)
Unlevered Free Cash Flow ($M)

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Audit Matters

Proposal No. 3 Ratification of Appointment of Independent Registered Public Accounting Firm

The Board of Directors unanimously recommends that you vote “FOR” the ratification of the appointment of Ernst & Young LLP.

Our Audit Committee has reappointed Ernst & Young LLP (“EY”) to be our independent registered public accounting firm for the year ending December 31, 2024. EY has served as our independent registered public accounting firm since 2004.
At the Annual Meeting, our stockholders are being asked to ratify the appointment of EY as our independent registered public accounting firm for the year ending December 31, 2024. Our Audit Committee is submitting the appointment of EY to our stockholders because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. Representatives of EY will be present at the Annual Meeting. They will have an opportunity to make a statement and will be available to respond to appropriate questions from our stockholders.
If our stockholders do not ratify the appointment of EY, our Board may reconsider the appointment. Even if our stockholders ratify the appointment, our Audit Committee, in its discretion, may appoint another independent registered public accounting firm at any time during the year if our Audit Committee believes such a change would be in the best interests of the Company and our stockholders.
Required Vote
The affirmative vote of the holders of a majority of the voting power of the outstanding shares of our Class A common stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereon is required to approve Proposal No. 3. There are no shares of our Class B common stock issued and outstanding.

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Report of the Audit and Finance Committee
The Company’s management is responsible for (i) establishing and maintaining internal controls and (ii) preparing the Company’s consolidated financial statements. Our independent registered public accounting firm, Ernst & Young LLP (“EY”) is responsible for auditing the Company’s consolidated financial statements and expressing an opinion on the conformity of those consolidated financial statements with United States generally accepted accounting principles and expressing an opinion as to the effectiveness of the Company’s internal controls over financial reporting. In the performance of its oversight function, the Audit and Finance Committee has:
•reviewed and discussed the audited consolidated financial statements with management and EY;
•discussed with EY the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the Securities and Exchange Commission; and
•received the written disclosures and the letter from EY required by applicable requirements of the Public Company Accounting Oversight Board regarding EY’s communications with the Audit and Finance Committee concerning independence, and has discussed with EY its independence.
Based on the Audit and Finance Committee’s review and discussions with management and EY, the Audit and Finance Committee recommended to the Board that the audited consolidated financial statements be included in our 2023 Annual Report on Form 10-K, filed on February 29, 2024, for filing with the Securities and Exchange Commission.
Respectfully submitted by the members of the Audit and Finance Committee:
Mark Garrett (Chair)
Herald Chen
Sigal Zarmi

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Fees Paid to the Independent Registered Public Accounting Firm
The following table presents fees for professional audit services and other services rendered by EY for the years ended December 31, 2023 and 2022 ($ in thousands):

	2023	2022
Audit Fees:
Consolidated Audit(1)	$3,910	$4,286
Statutory Audits and Regulatory Filings(2)	583	1,425
Total Audit Fees	4,493	5,711
Tax Fees(3)	92	92
Total Fees	$4,585	$5,803
(1)Consists of professional services and expenses rendered in connection with (i) the audit of our annual consolidated financial statements and internal control over financial reporting, (ii) the review of our quarterly consolidated financial statements, and (iii) our securities offerings.
(2)Consists of professional services and expenses rendered in connection with statutory and regulatory filings or engagements.
(3)Tax Fees consist of fees for professional services and expenses for tax compliance and tax advice.
Pre-Approval Policy and Auditor Independence
Our Audit Committee has established a policy governing our use of the services of our independent registered public accounting firm. Under the policy, our Audit Committee is required to pre-approve all audit and permissible non-audit services, other than de minimis non-audit services, to be performed by the independent registered public accounting firm.
Our Audit Committee has reviewed the non-audit services performed by, and the fees paid to, EY in 2022 and 2023, and the proposed services for 2024, and has determined that such services and fees are compatible with EY’s independence. All audit and non-audit related services in 2023 were approved by our Audit Committee prior to such services being rendered. There were no other professional services provided by EY that would have required our Audit Committee to consider their compatibility with maintaining the independence of EY.

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Other Management Proposals

Proposal No. 4 Approval of GoDaddy Inc. 2024 Omnibus Incentive Plan

The Board of Directors unanimously recommends that you vote “FOR” the approval of the GoDaddy Inc. 2024 Omnibus Incentive Plan as set forth in Appendix B attached hereto.

Overview
On April 20, 2024, upon the recommendation of the Compensation Committee, the Board adopted the GoDaddy Inc. 2024 Omnibus Incentive Plan (the “2024 Plan”), subject to approval by our stockholders. The 2024 Plan is intended to replace, on a prospective basis, the GoDaddy Inc. 2015 Equity Incentive Plan (the “2015 Plan”).
If the 2024 Plan is approved by stockholders at the Annual Meeting, it will become effective as of the day immediately after the date of such stockholder approval and will replace the 2015 Plan for any new grants made after the date of such stockholder approval. Accordingly, upon the effectiveness of the 2024 Plan, (i) no further awards will be granted under the 2015 Plan and (ii) any awards granted under the 2015 Plan prior to the date the 2024 Plan becomes effective will remain outstanding under such plan and will continue to vest and/or become exercisable in accordance with their original terms and conditions. In addition, any shares remaining available for future issuance under the 2015 Plan will be cancelled, and as noted below, the stated share pool being requested in the 2024 Plan will be reduced by any grants made after April 11, 2024 and before the effectiveness of the 2024 Plan.
Background
The grant of equity incentive awards is a key element of our employee and non-employee director compensation programs that helps create a strong link between the interests of our executives, employees and directors with those of our stockholders. As described in “Compensation Discussion and Analysis” above, our compensation philosophy focuses on pay for performance and we deliver a significant portion of our executive officers’ compensation in the form of equity incentive awards, with an emphasis on performance-based awards. Accordingly, the Board believes it is critical to ensure that we have sufficient share capacity under our long-term equity incentive program to continue to make grants of equity incentive awards to our employees and other service providers.
We believe that approving the 2024 Plan, which reflects certain corporate governance best practices as described below, will allow us to continue to utilize equity awards to retain and attract the services of our executive officers and other key individuals essential to Company’s long-term growth and financial success and to further align their interests with those of our stockholders.
The maximum number of shares of our Class A common stock requested for stockholder approval under the 2024 Plan (subject to adjustment in the event of various corporate events described in the plan) is equal to (i) 9,050,000 shares less (ii) the number of shares subject to any award granted under the 2015 Plan after April 11, 2024 and prior to the effective date of the 2024 Plan plus (iii) the number of shares subject to any award previously granted under the 2015 Plan that is forfeited, cancelled, expires, terminates or otherwise lapses without the delivery of shares after April 11, 2024 and prior to the effective date of the 2024 Plan. The share reserve that would be authorized for issuance under the 2024 Plan, if approved, is intended to provide us with sufficient shares for grants to be made over the next two years. The Board believes the number of shares underlying the 2024 Plan represents a reasonable amount of potential additional equity dilution, and is committed to effectively managing our share reserves for equity compensation while minimizing stockholder dilution.

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In determining the number of shares to be requested for stockholder approval under this Proposal No. 4, the Board and the Compensation Committee considered the advice of Semler Brossy, the Compensation Committee’s independent compensation consultant, as well as the following factors: the Company’s historical annual share usage; the number of shares remaining available under the 2015 Plan; the number of outstanding equity awards under the 2015 Plan; and dilution resulting from the proposed approval of the 2024 Plan.
If stockholders do not approve the 2024 Plan, then the 2015 Plan will remain in effect in accordance with its terms and we will continue to grant equity incentive awards under the 2015 Plan.
Considerations for the Approval of the 2024 Plan
Corporate Governance Best Practices
The 2024 Plan incorporates certain corporate governance best practices to further align our equity compensation program with the interests of our stockholders. The following is a list of some of these best practices, which are intended to protect the interests of our stockholders:
•No evergreen provision. The 2024 Plan does not contain an “evergreen” feature pursuant to which the shares authorized for issuance under the plan can be increased automatically without stockholder approval.
•No “liberal” share recycling. Shares that are tendered or withheld to satisfy any tax withholding obligations or payment of an option exercise price may not again be available for issuance under the 2024 Plan.
•No dividends or dividend equivalents on unvested or unearned awards. The 2024 Plan permits payment of dividends or dividend equivalents on awards only if and when the underlying award vests (and in the case of performance awards, becomes earned). The 2024 Plan also prohibits the payment of dividend equivalents on shares subject to outstanding options or stock appreciation rights (“SARs”).
•No repricing of options or SARs. Repricing of options and SARs is not permitted without stockholder approval, except for adjustments with respect to certain specified extraordinary corporate transactions.
•No discounted options or stock appreciation rights. Stock options and SARs must have an exercise or hurdle price per share that is no less than the fair market value of our Class A common stock on the date of grant.
•No “liberal” change in control definition. The change in control definition under the 2024 Plan is only triggered in those instances where an actual change in control occurs (defined below).
•No automatic “single-trigger” vesting upon a change in control. Awards granted under the 2024 Plan will not vest automatically upon a change in control, unless such awards are not continued or assumed by a successor entity.
•No tax gross-ups. No participant is entitled under the 2024 Plan to any tax gross-up payments for any excise tax pursuant to Sections 280G or 4999 of the Code that may be incurred in connection with awards under the 2024 Plan.
•Limit on non-employee director compensation. The aggregate value of cash and equity-based compensation granted or paid in any calendar year for service as a non-employee director will not exceed $1,000,000.
•Clawback of awards. Awards granted under the 2024 Plan will be subject to any clawback or recoupment policies that have in effect from time to time. A summary of our compensation recovery policies can be found under “Compensation Discussion and Analysis—Other Compensation Policies and Practices—Compensation Recovery Policies” on page 61.
Share Usage
When determining the number of shares authorized for issuance under the 2024 Plan, our Board and the Compensation Committee carefully considered the potential dilution to our current stockholders as measured by our “burn rate,” “overhang” and projected future share usage needs for the Company to be able to make competitive grants to participants. The shares requested for issuance under the 2024 Plan would represent approximately 6.4% of the Company’s outstanding shares as of April 11, 2024.
Burn Rate
Our three-year average burn rate of 2.68% demonstrates our sound approach to the grant of equity incentive compensation and our commitment to aligning our equity compensation program with the interests of our stockholders. We are committed to

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effectively monitoring our equity compensation share reserve, including our burn rate, to ensure that we maximize stockholder value by granting the appropriate number of equity awards necessary to attract, reward and retain employees. The following table sets forth information regarding stock-settled, time-vested equity awards granted, and performance-based equity awards earned, over each of the last three fiscal years (numbers in thousands):

	2023	2022	2021	3-Year Average
Stock Options/SARs Granted	—	—	—	—
RSUs Granted	3,484	4,369	4,332	4,062
PSUs Earned	262	75	213	183
Weighted-Average Basic Common Shares Outstanding	148,296	158,788	167,906	158,330
Share Usage Rate	2.53%	2.80%	2.71%	2.68%
Overhang as of April 11, 2024
The following table sets forth certain information as of April 11, 2024 with respect to the Company’s outstanding equity awards and the number of shares remaining available for issuance under the 2015 Plan. The closing price per share of our Class A common stock on April 11, 2024 was $126.61.

Shares available for grant under the 2015 Plan (a)*	29,171,127
Shares requested for approval under the 2024 Plan (b)**	9,050,000
Shares subject to outstanding stock options/SARs	762,899
Weighted average exercise price of outstanding stock options/SARs ($)	52.09
Weighted average remaining term of outstanding stock options/SARs (in years)	4.06
Shares subject to outstanding restricted stock units and performance stock units (at target)	7,370,826
Total outstanding stock options/SARs, restricted stock units and performance stock units (at target) (c)	8,133,725
Shares of common stock outstanding as of April 11, 2024 (d)	141,969,347
Fully-diluted Overhang (a+b+c) divided by (a+b+c+d)	24.6%
* These shares will be cancelled and will no longer be available for grant upon the effective date of the 2024 Plan.
** This number will be reduced by any shares underlying awards granted under the 2015 Plan during the period between April 11, 2024 and the effective date of the 2024 Plan.
Our Board recognizes the impact of dilution on our stockholders and has evaluated this share request carefully in the context of the need to motivate, retain and ensure that our leadership team and key employees are focused on our strategic priorities. Our Board believes that the proposed share reserve represents a reasonable amount of potential equity dilution to accommodate our long-term strategic and growth priorities.
Future Usage
Based on our reasonable expectation of future equity usage, we believe that the number of shares being requested for authorization under the 2024 Plan will likely last two years, depending on factors such as stock price movement, participation levels and corporate activities that could impact our grant practices.
Summary of the 2024 Plan
The following is a summary of the principal features of the 2024 Plan. This summary does not purport to be complete and is subject to, and qualified in its entirety by, the 2024 Plan, a copy of which is attached as Appendix B to this Proxy Statement.
Purpose
The purpose of the 2024 Plan is to motivate and reward employees and other individuals to perform at the highest level and contribute significantly to our success to further our best interests and those of our stockholders.

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Eligibility
Our employees, non-employee directors and consultants and advisors are eligible to receive awards under the 2024 Plan. As of April 11, 2024, there were approximately 5,474 employees, 0 consultants and 7 non-employee directors eligible to receive awards under the 2024 Plan. The basis of participation in the 2024 Plan is the Compensation Committee’s decision, in its sole discretion, that an award to an eligible participant will further the 2024 Plan’s stated purpose (as described above). In exercising its discretion, the Compensation Committee will consider the recommendations of management and the purpose of the 2024 Plan.
Authorized Shares
Subject to adjustment (as described below), the maximum number of shares of our Class A common stock available for issuance under the 2024 Plan with respect to awards granted after the effective date of the 2024 Plan will not exceed (i) 9,050,000 shares of Class A common stock less (ii) the number of shares subject to any award granted under the 2015 Plan after April 11, 2024 and prior to the effective date of the 2024 Plan plus (iii) the number of shares subject to any award previously granted under the 2015 Plan that is forfeited, cancelled, expires, terminates or otherwise lapses without the delivery of shares after April 11, 2024 and prior to the effective date of the 2024 Plan.
If any award granted under the 2024 Plan or the 2015 Plan expires or is canceled or forfeited, or is otherwise settled without the issuance of shares, the shares covered by the award will again be available for issuance under the 2024 Plan. Shares surrendered or withheld in payment of taxes related to an award granted under the 2024 Plan or the 2015 Plan will not again become available again for issuance under the 2024 Plan. Shares tendered or withheld in payment of an exercise or purchase price with respect to an award granted under the 2024 Plan or the 2015 Plan will not again be available for issuance under the 2024 Plan. Shares underlying replacement awards (i.e., awards granted as replacements for awards granted by a company that we acquire or with which we combine) will not reduce the number of shares available for issuance under the 2024 Plan.
Individual Limits
The maximum number of shares that may be issued pursuant to incentive stock options is 4,000,000.
A participant who is a non-employee director may not receive compensation for any calendar year (including the calendar year in which the non-employee director is first elected or appointed to the Board) in excess of $1,000,000 in the aggregate, including cash payments and awards granted under the 2024 Plan.
Administration
The 2024 Plan is administered by the Compensation Committee unless another committee is designated by the Board. The Compensation Committee has authority under the 2024 Plan to:
•designate participants;
•determine the types of awards to grant, the number of shares to be covered by awards, the terms and conditions of awards, whether awards may be settled or exercised in cash, shares, other awards, other property or net settlement, or any combination thereof, the circumstances under which awards may be canceled, forfeited or suspended, and whether awards may be deferred automatically or at the election of the holder or the Compensation Committee;
•amend the terms of any outstanding awards;
•correct any defect, supply any omission or reconcile any inconsistency in the 2024 Plan or any award agreement, in the manner and to the extent it shall deem desirable to carry the 2024 Plan into effect;
•interpret and administer the plan and any instrument or agreement relating to, or award made under, the 2024 Plan; and
•establish, amend, suspend or waive rules and regulations, appoint agents and make any other determination and take any other action that it deems necessary or desirable to administer the plan, in each case, as it deems appropriate for the proper administration of the plan and compliance with applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations.
To the extent permitted by applicable law, the Compensation Committee may delegate some or all of its authority under the 2024 Plan, including the authority to grant awards under the 2024 Plan, to a subcommittee or subcommittees of the Compensation Committee, or to other persons or groups of persons as it deems necessary, appropriate or advisable under conditions or

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limitations that it may set at or after the time of the delegation, except that such delegation shall not apply to any award for a person then covered by Section 16 of the Exchange Act.
Types of Awards
The 2024 Plan provides for grants of stock options, SARs, restricted stock, RSUs, performance awards and other stock-based and cash-based awards.
Stock Options
A stock option is a contractual right to purchase shares at a future date at a specified exercise price. The per share exercise price of a stock option (other than a replacement award) will be determined by the Compensation Committee and may not be less than the closing price of a share of Class A common stock on the grant date. The Compensation Committee will determine the date after which each stock option may be exercised and the expiration date of each option, provided that no option will be exercisable more than ten years after the grant date. Options that are intended to qualify as incentive stock options must meet the requirements of Section 422 of the Code.
SARs
SARs represent a contractual right to receive, in cash or shares, an amount equal to the appreciation of one share from the grant date. Any SAR will be granted subject to the same terms and conditions as apply to stock options.
Restricted Stock
Restricted stock is an award of shares that are subject to restrictions on transfer and a substantial risk of forfeiture.
RSUs
RSUs represent a contractual right to receive a share (or cash in an amount equal to the value of a share) at a future date, subject to specified vesting and other restrictions.
Performance Awards
Performance awards, which may be denominated in cash or shares, will be earned on the satisfaction of performance goals specified by the Compensation Committee. The Compensation Committee has authority to specify that any other award granted under the 2024 Plan will constitute a performance award by conditioning the exercisability or settlement of the award on the satisfaction of performance goals.
Other Stock-Based Awards
The Compensation Committee is authorized to grant other stock-based awards, which may be denominated in shares or factors that may influence the value of our shares, including convertible or exchangeable debt securities, other rights convertible or exchangeable into shares, purchase rights for shares, dividend rights or dividend equivalent rights or awards with value and payment contingent on our performance or that of our business units or any other factors that the Compensation Committee designates.
Other Cash-Based Awards
The Compensation Committee is authorized to grant other cash-based awards (including cash awarded as a bonus or upon the attainment of specified performance criteria or otherwise as permitted under the 2024 Plan), either independently or as an element of or supplement to any other award under the 2024 Plan.
Adjustments
In the event the Compensation Committee determines that, as a result of any dividend or other distribution (other than an ordinary dividend or distribution), recapitalization, stock split, reverse stock split, reorganization, merger, amalgamation, consolidation, separation, rights offering, split-up, spin-off, combination, repurchase or exchange of shares or other securities, issuance of warrants or other rights to purchase our shares or other securities, issuance of our shares pursuant to the anti-dilution provisions of our securities, or other similar corporate transaction or event affecting our shares, or of changes in applicable laws, regulations or accounting principles, an adjustment is necessary to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the 2024 Plan, the Compensation Committee will adjust equitably any or all of: (i) the number and type of shares or other securities that thereafter may be made the subject of awards, including the aggregate limits under the plan; (ii) the number and type of shares or other securities subject to outstanding

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awards; (iii) the grant, purchase, exercise or hurdle price for any award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding award; and (iv) the terms and conditions of any outstanding awards, including the performance criteria of any performance awards.
Dividends and Dividend Equivalents
The Compensation Committee may provide for the payment of dividends, dividend equivalents or other distributions on awards of restricted stock, RSUs or other stock-based awards (other than options or SARs), provided that no such distributions shall be paid with respect to any award unless and until such award vests. No dividends or dividend equivalents shall be provided with respect to shares underlying performance awards that are not earned or otherwise do not vest or settle pursuant to their terms. The 2024 Plan prohibits the payment of dividend equivalents on shares subject to outstanding options or SARs.
Termination of Service and Change in Control
The Compensation Committee will determine the effect on outstanding awards of a termination of employment or service prior to the end of a performance period or vesting, exercise or settlement, including whether the awards will vest, become exercisable, settle or be paid or forfeited. In the event of a “change in control” (as defined in the 2024 Plan and described below), the Compensation Committee may, in its sole discretion take any one or more of the following actions with respect to outstanding awards:
•continuation or assumption of the award by the Company (if it is the surviving corporation) or by the successor or surviving corporation (or its parent);
•substitution or replacement of the award by the successor or surviving corporation (or its parent) with cash, securities, rights or other property to be paid or issued, as the case may be, by the successor or surviving corporation (or a parent or subsidiary thereof) with substantially the same terms and value as the award (including any applicable performance targets or criteria);
•acceleration of the vesting of the award and the lapse of any restrictions thereon, and in the case of options and SAR awards, acceleration of the right to exercise the award during a specified period (and the termination of such option or SAR award without payment of any consideration therefor to the extent the award is not timely exercised), in each case, either (i) upon a participant’s involuntary termination of employment or service (including a termination of the participant’s employment by us without “cause” or by the participant for “good reason” and/or due to the participant’s death or “disability”, as such terms may be defined in the applicable award agreement and/or the participant’s employment, severance or similar agreement or offer letter, as the case may be) on or within a specified period prior to or following such change in control or (ii) upon the failure of the successor or surviving corporation (or its parent) to continue or assume the award;
•in the case of a performance award, determination of the level of attainment of any applicable performance conditions; and
•cancellation of the award in consideration of a payment equal to the value of the award (as determined in the discretion of the Compensation Committee), with the form, amount and timing of such payment determined by the Compensation Committee in its sole discretion (subject to the terms of the 2024 Plan), provided that (i) such payment shall be made in cash, securities, rights and/or other property, (ii) the Compensation Committee may, in its sole discretion, terminate without the payment of any consideration, any options or SAR awards for which the exercise or hurdle price is equal to or exceeds the per share value of the consideration to be paid in the change in control transaction and (iii) such payment shall be made promptly following such change in control or on a specified date or dates following such change in control, provided that the timing of such payment shall comply with Section 409A of the Code.
Under the 2024 Plan, a “change in control” generally means the occurrence of one or more of the following events:
•any person or entity is (or becomes, during any 12-month period) the beneficial owner of 50% or more of the total voting power of our stock;
•the replacement of more than 50% of our directors during any 12-month period;
•the consummation of a merger, amalgamation or consolidation with any other entity, or the issuance of voting securities in connection with such a transaction (unless (i) our voting securities outstanding immediately before such transaction continue to represent at least 50% of the voting power and total fair market value of the stock of the Company (or, if the Company is not the surviving entity, the surviving entity (or its parent)) or (ii) the transaction is effected to implement a

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recapitalization (or similar transaction) and no person or entity is or becomes the beneficial owner of 50% or more of either our then-outstanding shares or the combined voting power and total fair market value of our then-outstanding voting securities); or
•the sale or disposition of all or substantially all of our assets in which any person or entity acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or entity) assets from us that have a total gross fair market value equal to more than 50% of the total gross fair market value of all of our assets immediately prior to such acquisition(s).
Amendment and Termination
Our Board may amend, alter, suspend, discontinue or terminate the 2024 Plan, subject to approval of our stockholders if required by the rules of the stock exchange on which our shares are principally traded. The Compensation Committee may amend, alter, suspend, discontinue or terminate any outstanding award. However, no such Board or Compensation Committee action that would materially adversely affect the rights of a holder of an outstanding award may be taken the holder’s consent, except (i) to the extent that such action is taken to cause the 2024 Plan to comply with applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations or (ii) to impose any “clawback” or recoupment provisions on any awards in accordance with the terms of the 2024 Plan. In addition, the Compensation Committee may amend the 2024 Plan in such manner as may be necessary or desirable to enable the plan to achieve its stated purposes in any jurisdiction in a tax-efficient manner and in compliance with local rules and regulations.
Prohibition on Repricing
Subject to the adjustment provision described above, the Compensation Committee may not directly or indirectly seek to effect any re-pricing of any previously granted “underwater” Option, SAR or similar award without approval of our stockholders by: (i) amending or modifying the terms of the option, SAR or similar award to lower the exercise or hurdle price; (ii) cancelling the underwater option, SAR or similar award and granting either (A) replacement options, SARs or similar awards having a lower exercise or hurdle price or (B) restricted shares, RSUs, performance awards or other share-based awards in exchange; or (iii) cancelling or repurchasing the underwater options, SARs or similar awards for cash or other securities.
Cancellation or “Clawback” of Awards
The Compensation Committee may, to the extent permitted by applicable law and stock exchange rules or by any of our policies, including the GoDaddy Inc. Incentive Compensation Recovery Policy and the GoDaddy Inc. Financial Statement Compensation Recoupment Policy, cancel or require reimbursement of any awards granted, shares issued or cash received upon the vesting, exercise or settlement of any awards granted under the 2024 Plan or the sale of shares underlying such awards.
Effective Date and Term
The 2024 Plan will become effective on the date immediately after the date on which the 2024 Plan is approved by stockholders. No award shall be granted under the 2024 Plan after the earliest to occur of (i) the 10-year anniversary of the effective date; (ii) the maximum number of shares available for issuance under the 2024 Plan have been issued; or (iii) the Board terminates the 2024 Plan in accordance with its terms.
U.S. Federal Income Tax Consequences
The following is a general summary under current law of certain United States federal income tax consequences to the Company and participants who are citizens or individual residents of the United States relating to awards granted under the 2024 Plan. This summary deals with the general tax principles that apply to such awards and is provided only for general information. Certain kinds of taxes, such as foreign taxes, state and local income taxes, payroll taxes and the alternative minimum tax, are not discussed. This summary is not tax advice and it does not discuss all aspects of federal taxation that may be relevant to the Company and participants. Accordingly, the Company urges each participant to consult his or her own tax advisor as to the specific tax consequences of participation in the 2024 Plan under federal, state, local and other applicable laws.
Non-Qualified Stock Options
A non-qualified stock option is an option that does not meet the requirements of Section 422 of the Code. A participant generally will not recognize taxable income when granted a non-qualified stock option. When the participant exercises the stock option, he

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or she generally will recognize taxable ordinary income equal to the excess of the fair market value of the shares received on the exercise date over the aggregate exercise price of the shares. The participant’s tax basis in the shares acquired on exercise of the option will be increased by the amount of such taxable income. We generally will be entitled to a federal income tax deduction in an amount equal to the ordinary income that the participant recognizes, subject to any limits imposed under Section 162(m) of the Code. When the participant sells the shares acquired on exercise, the participant generally will realize long-term or short-term capital gain or loss, depending on whether the participant holds the shares for more than one year before selling them. Special rules apply if all or a portion of the exercise price is paid in the form of shares.
Incentive Stock Options
An incentive stock option is an option that meets the requirements of Section 422 of the Code. A participant generally will not have taxable income when granted an incentive stock option or when exercising the option. If the participant exercises the option and does not dispose of the shares until the later of two years after the grant date and one year after the exercise date, the entire gain, if any, realized when the participant sells the shares generally will be taxable as long-term capital gain. We generally will not be entitled to any corresponding tax deduction.
If a participant disposes of the shares received upon exercise of an incentive stock option within the one-year or two-year periods described above, it will be considered a “disqualifying disposition,” and the option will be treated as a non-qualified stock option for federal income tax purposes. If a participant exercises an incentive stock option more than three months after the participant’s employment or service with us terminates, the option will be treated as a non-qualified stock option for federal income tax purposes. If the participant is disabled and terminates employment or service because of his or her disability, the three-month period is extended to one year. The three-month period does not apply in the case of the participant’s death.
SARs
A participant generally does not recognize income at the time a SAR is granted. At the time cash or stock representing the amount of the appreciation is transferred to the participant pursuant to exercise of the SAR, the participant will generally be required to recognize as income an amount equal to the amount of cash or fair market value of the shares paid or transferred to the participant. Such amount will be taxable as ordinary income and we generally will be entitled to a corresponding tax deduction, subject to any limits imposed under Section 162(m) of the Code.
Restricted Stock
A participant generally will not recognize any income upon the receipt of unvested shares of restricted stock unless the participant elects under Section 83(b) of the Code, within 30 days after receipt of the shares, to recognize ordinary income in an amount equal to the fair market value of the shares at the time of receipt, less any amount paid for the shares, and the Company generally will be allowed a corresponding tax deduction at that time, subject to any limits imposed under Section 162(m) of the Code. A Participant who makes the election will not be allowed a deduction for the value of any shares subsequently forfeited. A Participant who does not make the election generally will recognize ordinary income on the date of the lapse of the restrictions applicable to the shares, which may be at the time of grant, in an amount equal to the fair market value of the shares on such date, less any amount paid for the shares. We will withhold any Federal Insurance Contribution Act (“FICA”) taxes due in respect of the shares in the year the restrictions applicable to the shares lapse, based on the fair market value of the shares on the vesting date, unless the participant elects under Section 83(b) of the Code, in which case we will withhold any FICA taxes due in respect of the shares in the year of grant based on the fair market value of the shares on the grant date.
Generally, upon a sale or other disposition of restricted stock with respect to which a participant has recognized ordinary income (i.e., a Section 83(b) election was previously made or the restrictions previously lapsed), the participant will recognize capital gain or loss in an amount equal to the difference between the amount realized on such sale or other disposition and the basis in such shares. Such gain or loss will be long-term capital gain or loss if the participant holds such shares for more than one year.
RSUs
A participant generally does not recognize income at the time an RSU is granted. At the time of settlement of the award, the participant will generally recognize ordinary income equal to the fair market value of the RSUs at the time of settlement of the award, and the Company generally will be allowed a corresponding tax deduction at that time, subject to any limits imposed under Section 162(m) of the Code. We will withhold any FICA taxes due in respect of the RSUs in the year the RSUs vest based on the fair market value of the shares and/or cash underlying the award on the vesting date. Any gain or loss recognized upon a subsequent sale or exchange of the shares (if settled in shares) is generally treated as a capital gain or loss (short-term or long-term depending on the applicable holding period).

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Registration with the SEC
If our stockholders approve the 2024 Plan, we will file with the SEC a registration statement on Form S-8, as soon as reasonably practicable after the approval, to register the shares available for issuance under the 2024 Plan.
New Plan Benefits
Grants under the 2024 Plan, if any, will be subject to the Compensation Committee’s discretion. Therefore, we cannot determine the number or type of awards that will be granted to any participant under the 2024 Plan for 2024 or any other year, and no information is provided concerning the benefits to be delivered under the 2024 Plan to any individual or group of individuals. Information regarding our recent practices with respect to equity-based compensation is presented elsewhere in this proxy statement. See “Compensation Discussion and Analysis—Long-Term Compensation” beginning on page 56.
Equity Compensation Plan Information
See “Equity Compensation Plan Information” on page 70 for a summary of our equity compensation plan information as of December 31, 2023.
Required Vote
The affirmative vote of the holders of a majority of the voting power of the outstanding shares of our Class A common stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereon is required to approve Proposal No. 4. There are no shares of our Class B common stock issued and outstanding.

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Proposal No. 5 Approval of GoDaddy Inc. 2024 Employee Stock Purchase Plan

The Board of Directors unanimously recommends that you vote “FOR” the approval of the GoDaddy Inc. 2024 Employee Stock Purchase Plan as set forth in Appendix C attached hereto.

Overview
On April 20, 2024, upon the recommendation of the Compensation Committee, the Board adopted the GoDaddy Inc. 2024 Employee Stock Purchase Plan (the “2024 ESPP”), subject to approval by our stockholders. The 2024 ESPP is designed to provide eligible employees of GoDaddy Inc. and its participating subsidiaries (“GoDaddy employees”) with the opportunity to purchase shares of our Class A common stock at a discount to fair market value using their accumulated payroll deductions during specified offering periods.
The Board believes that the adoption of a new, broad-based ESPP will continue to serve as a powerful and effective tool in our total reward strategy for GoDaddy employees. The 2024 ESPP will provide employees with a continued opportunity to become stakeholders in our Company at favorable prices, thereby aligning employees’ interests with those of our stockholders.
Currently, we maintain the GoDaddy Inc. 2015 Employee Stock Purchase Plan, as amended (the “2015 ESPP”), which is scheduled to terminate in accordance with its terms on February 23, 2025 and which provides for successive six-month offering periods commencing on or about May 15 and November 15 each year. As of the date of the Annual Meeting, it is expected that there will be an offering period in effect under the 2015 ESPP that will be scheduled to conclude in November 2024. If approved by our stockholders, the 2024 ESPP would replace the 2015 ESPP, with the first offering period commencing in November 2024 upon the completion of the then in effect offering period under the 2015 ESPP and subsequent offering periods being administered under the 2024 ESPP for as long as it is in effect. If our stockholders do not approve the 2024 ESPP, then the then in effect offering period under the 2015 ESPP will conclude in November 2024 and the 2015 ESPP will terminate in accordance with its terms on February 23, 2025.
As of December 31, 2023, the number of shares remaining available for issuance under the 2015 ESPP was 4,604,837, which represented approximately 3.2% of our shares of common stock outstanding as of April 11, 2024. If approved by our stockholders, the maximum number of our shares of Class A common stock that may be issued under the 2024 ESPP will not exceed in the aggregate 4,605,000 shares (which consists of the approximate number of shares remaining available for issuance under the 2015 ESPP as of December 31, 2023) less the number of shares issued under the 2015 ESPP after December 31, 2023 and before the commencement of the first offering period under the 2024 ESPP. Accordingly, no new additional shares are being requested for issuance under the 2024 ESPP; rather, the shares remaining available under the 2015 ESPP (other than those needed to satisfy outstanding purchase dates under the 2015 ESPP) will be cancelled and such shares will be reserved for issuance under the 2024 ESPP.
The 2024 ESPP does not include an evergreen provision that would permit annual increases in the number of shares available for issuance without stockholder approval. The Board believes that this share reserve represents an appropriate amount of potential equity dilution in light of the purposes of the 2024 ESPP, which are further described below.
Summary of the 2024 ESPP
The following is a description of the material terms of the 2024 ESPP. The summary below does not contain a complete description of all provisions of the 2024 ESPP and is qualified in its entirety by reference to the 2024 ESPP, a copy of which is attached as Appendix C to this Proxy Statement.

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Purpose
The purpose of the 2024 ESPP is to provide GoDaddy employees with an opportunity to purchase shares of our Class A common stock through accumulated payroll deductions or other contributions. The 2024 ESPP will consist of a “423 Component”, which is intended to qualify as an “employee stock purchase plan” under Section 423 of the Code, and a “non-423 Component”, which will not qualify as an “employee stock purchase plan” and will be maintained to the extent that the Administrator (as defined below) determines that the 2024 ESPP is not able to satisfy the requirements of Section 423 of the Code or otherwise as determined by the Administrator, including for participation outside the United States.
Shares
The maximum number of shares of our Class A common stock that will be made available for sale under the 2024 ESPP on and after the effective date of the 2024 ESPP is 4,605,000 shares less the number of shares issued under the 2015 ESPP after December 31, 2023 and before the commencement of the first offering period under the 2024 ESPP (subject to adjustment as described below). If any purchase of shares pursuant to an option under the 2024 ESPP is not consummated, the shares not purchased will again become available for issuance under the 2024 ESPP.
Eligibility
Any GoDaddy employee who is customarily employed for at least 20 hours per week and more than five months in any calendar year (or any lesser number established by the Administrator) will be eligible to participate in the 2024 ESPP. Notwithstanding the foregoing, no eligible employee will be granted an option under the 2024 ESPP if (i) immediately after the grant, such employee would own 5% or more of our capital stock (by vote or value) or (ii) such grant would permit the employee to accrue rights to purchase shares of Class A common stock in excess of $25,000 of the fair market value of such shares (as determined on the first trading day of the offering period) for each calendar year in which such option is outstanding at any time. As of April 11, 2024, approximately 5,813 employees would be eligible to participate in the 2024 ESPP. For illustrative purposes, approximately 40% of eligible employees were enrolled in the offering period in effect as of April 11, 2024 under the 2015 ESPP.
Administration
The 2024 ESPP will be administered by the Board or a committee appointed by the Board (the “Administrator”). In connection with the adoption of the 2024 ESPP, the Board appointed the Compensation Committee as the administrator of the 2024 ESPP. The Administrator has full and exclusive discretionary authority to construe, interpret and apply the terms of the 2024 ESPP, to designate offerings under the 2024 ESPP, to designate subsidiaries for participation in the 423 Component or the non-423 Component, to determine eligibility, to adjudicate disputed claims and to establish procedures necessary for the 2024 ESPP’s administration. The Administrator may delegate its authority under the 2024 ESPP to a subcommittee or subcommittees of the Compensation Committee, or to other persons or groups of persons as it deems necessary, appropriate or advisable in accordance with applicable law.
Offering Periods
The 2024 ESPP will be implemented by consecutive offering periods, with a new offering period commencing on the first trading day on or after May 15 and November 15 each year, or on such other date as determined by the Administrator. No offering period may last more than 27 months.
Employee Contributions
Each eligible employee may participate in an offering under the 2024 ESPP by submitting a subscription agreement prior to the commencement of an offering period authorizing contributions in an amount not exceeding 15% of the employee’s eligible compensation received on each pay day during the offering period, unless otherwise determined by the Administrator. A participant’s contribution elections will remain in effect for successive offering periods unless the participant makes new elections in accordance with the 2024 ESPP. Except as may be permitted by the Administrator, a participant may not change his or her rate of contributions during an offering period.

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Grant of Options
On the first trading day of each offering period, each participant will receive an option to purchase, on the last trading day of the offering period, a number of shares of Class A common stock determined by dividing such participant’s accumulated contributions on such date by the applicable purchase price (as described below). In no event will a participant be permitted to purchase more than 1,500 shares of Class A common stock under the 2024 ESPP during each calendar year and during each offering period (in each case, subject to adjustment as described below).
Exercise of Options and Purchase of Shares
Unless a participant has withdrawn from the 2024 ESPP or terminated employment, on the last trading day of an offering period, the participant’s option will be automatically exercised and the participant will purchase a number of shares based on his or her accumulated contributions at a price equal to 85% of the fair market value of a share of Class A common stock on the first trading day of the offering period or the last trading day of the offering period, whichever is lower. Unless otherwise determined by the Administrator, no fractional shares may be purchased and any remaining contributions not sufficient to purchase a full share will be retained in the participant’s account for the subsequent offering period.
If the Administrator determines that the number of shares of Class A common stock with respect to which options are to be exercised exceeds (i) the number of shares available for sale under the 2024 ESPP on the first trading day of the offering period, (ii) the number of shares available for sale under the 2024 ESPP on the last trading day of the offering period or (iii) 1,000,000 shares during any calendar year, then the Administrator may provide for a pro rata allocation of the shares available for purchase in as uniform a manner as will be practicable and equitable among all participants, and either continue or terminate any offering periods then in effect.
Withdrawal
A participant may withdraw all (but not less than all) the contributions credited to his or her account at least 15 days prior to the end of an offering period (unless otherwise determined by the Administrator) by submitting or otherwise delivering a notice of withdrawal. All of the participant’s contributions will be returned to the participant and the participant’s option for the offering period will be terminated. A participant’s withdrawal from an offering period will not have any effect upon his or her eligibility to participate in succeeding offering periods, subject to the participant’s re-enrollment in the 2024 ESPP in accordance with its terms.
Termination of Employment
If a participant ceases to be an eligible employee, he or she will be deemed to have withdrawn from the 2024 ESPP and the contributions credited to his or her account will be returned to the participant and the participant’s option will be automatically terminated.
Transferability
No contributions credited to a participant’s account or rights with regard to the exercise of an option or the receipt of shares under the 2024 ESPP may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or pursuant to a beneficiary designation under the 2024 ESPP) by the participant.
Adjustments and Change in Control
In the event of any change in corporate structure affecting shares of Class A common stock, including any dividend or other distribution, recapitalization, stock split, reorganization, merger, consolidation or similar transaction, the Administrator will, in such manner as it deems equitable in order to prevent dilution or enlargement of the benefits intended to be made available under the 2024 ESPP, adjust the number and class of shares of common stock that may be delivered under the 2024 ESPP, the purchase price per share and the number of shares of Class A common stock covered by each option under the 2024 ESPP that has not yet been exercised, and the numerical share limits under the 2024 ESPP. In the event of the proposed dissolution or liquidation of our Company, any offering period then in progress will be shortened by setting a new date on which outstanding options will be exercised and such offering period will be terminated immediately prior to the consummation of such dissolution or liquidation, unless provided otherwise by the Administrator. In the event of a merger or change in control (as defined in the 2024 ESPP), each outstanding option will be assumed or substituted by the successor corporation (or its parent or subsidiary),

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and if such successor refuses to assume or substitute the option, the offering period will be shortened by setting a new date on which outstanding options will be exercised and such offering period will end.
Amendment and Termination
The Administrator may amend, suspend or terminate the 2024 ESPP at any time in its discretion. If the 2024 ESPP is terminated, the Administrator may elect to terminate all outstanding offering periods either immediately or upon completion of the purchase of shares on the next exercise date or may elect to permit offering periods to expire in accordance with their terms. If offering periods are terminated prior to expiration, all amounts then credited to participants’ accounts that have not been used to purchase shares will be returned to the participants.
Term of Plan
The 2024 ESPP will become effective upon its approval by our stockholders and will continue for a term of 10 years unless sooner terminated.
Governing Law
The 2024 ESPP will be governed by the laws of the State of Delaware.
Federal Income Taxation
The following is a general summary under current law of the U.S. federal income tax consequences associated with the 2024 ESPP. The summary does not purport to be complete and does not discuss the tax consequences for participation outside the U.S., or the provisions of the income tax laws of any municipality, state or foreign country in which the participant may reside. As a result, tax consequences for any particular participant may vary based on individual circumstances.
Under the 423 Component of the 2024 ESPP, the 2024 ESPP will be intended to qualify as an “employee stock purchase plan” under Section 423 of the Code. Under Section 423 of the Code, participants will not realize taxable income for U.S. federal income tax purposes when they complete enrollment materials and procedures or when they complete their payment for and receive delivery of the shares which they are eligible to purchase as long as such purchase occurs while they are employed by GoDaddy or any designated subsidiary or within three months after termination of employment. If a participant does not dispose of shares acquired pursuant to the exercise of an option under the 2024 ESPP until more than (i) two years after the applicable grant date and (ii) one year after the applicable exercise date, any profit realized upon disposition will be treated as a long-term capital gain and no tax deduction will be allowed to GoDaddy.
If a participant disposes of the shares prior to satisfaction of the holding periods described in the preceding paragraph, the excess of the fair market value of the shares on the date of exercise or, if less, the fair market value on the date of disposition, less the exercise price will be taxable as ordinary income to the participant at the time of disposition, and a corresponding tax deduction will be allowable to GoDaddy.
Under the non-423 Component of the 2024 ESPP, the 2024 ESPP will not be intended to qualify as an “employee stock purchase plan” under Section 423 of the Code. Participants will not realize taxable income for U.S. federal income tax purposes when they complete enrollment materials and procedures. Upon the purchase of shares pursuant to an option under the 2024 ESPP, the excess of the fair market value of the underlying shares on the exercise date less the applicable purchase price will be taxable as ordinary income to the participant and will be subject to applicable withholding taxes. GoDaddy is generally entitled to a tax deduction at the same time in the same amount.
The participant’s tax basis for shares acquired pursuant to the exercise of an option under the 2024 ESPP will equal the sum of the income recognized and the applicable purchase price. Gain or loss upon a subsequent sale of any shares received upon the exercise of options will generally be taxed as long-term or short-term capital gain or loss, depending upon the holding period of the shares sold. To the extent required by applicable law, a participant must make arrangements satisfactory to GoDaddy for the payment of any withholding or similar tax obligations that arise in connection with the 2024 ESPP.

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New Plan Benefits
Because benefits under the 2024 ESPP depend on employees’ elections to participate in the 2024 ESPP and the fair market value of the shares of Class A common stock at various future dates, it is not possible to determine future benefits that will be received by GoDaddy employees under the 2024 ESPP.
Registration with the SEC
If our stockholders approve the 2024 ESPP, we will file a Registration Statement on Form S-8 with the SEC to register the shares available for issuance under the 2024 ESPP.
Required Vote
The affirmative vote of the holders of a majority of the voting power of the outstanding shares of our Class A common stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereon is required to approve Proposal No. 5. There are no shares of our Class B common stock issued and outstanding.

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Security Ownership of Certain Beneficial Owners and Management
The following table sets forth certain information with respect to the beneficial ownership of shares of our common stock as of April 11, 2024 by:
•each of our named executive officers;
•each person or group who beneficially owned more than 5% of our common stock; and
•all of our current Directors (which includes all director nominees) and executive officers as a group.
The amounts and percentages of Class A common stock beneficially owned are reported based on SEC regulations governing the determination of beneficial ownership of securities. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or to direct the voting of such security, or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has the right to acquire beneficial ownership within 60 days. As of April 11, 2024, there were 141,969,347 shares of our Class A common stock issued and outstanding and no shares of our Class B common stock issued and outstanding.
Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o GoDaddy Inc., 100 S. Mill Ave, Suite 1600, Tempe, AZ 85281.

	Common Stock Beneficially Owned
	Number of Shares Class A Common Stock(1)
Name of Beneficial Owner	Number	%
Directors and Named Executive Officers:
Aman Bhutani	544,743	*
Herald Chen	15,315	*
Roger Chen	151,486	*
Nick Daddario	15,138	*
Caroline Donahue	18,042	*
Mark Garrett	19,022	*
Michele Lau	14,774	*
Mark McCaffrey	59,345	*
Brian Sharples	22,065	*
Leah Sweet	10,407	*
Srini Tallapragada	3,116	*
Sigal Zarmi	3,116	*
All current executive officers and Directors as a group (12 persons)	861,795	*
5% Equity Holders:
Entities affiliated with BlackRock(2)	16,638,234	11.7%
Entities affiliated with Vanguard(3)	14,354,536	10.1%
Entities affiliated with Starboard(4)	8,671,000	6.1%
Entities affiliated with Janus(5)	7,939,918	5.6%
*  Represents beneficial ownership of less than one percent (1%) of the outstanding shares of our common stock.

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(1)Class A common stock beneficially owned includes shares issuable upon exercise or settlement of outstanding equity awards that will become exercisable or settle within 60 days of April 11, 2024 as follows:

Name of Beneficial Owner	Number of Awards
Aman Bhutani	315,850
Herald Chen	3,234
Roger Chen	10,684
Nick Daddario	5,140
Caroline Donahue	3,234
Mark Garrett	3,234
Mark McCaffrey	5,215
Michele Lau	—
Brian Sharples	4,335
Leah Sweet	3,234
Srini Tallapragada	—
Sigal Zarmi	—
All current executive officers and directors as a group (12 persons)	354,160
(2)Based on information reported by BlackRock, Inc. (“BlackRock”) on Schedule 13G/A filed with the SEC on January 23, 2024. Of the shares of Class A common stock beneficially owned, BlackRock reported sole voting power over 15,648,516 shares and sole dispositive power over all of the shares. BlackRock listed its address as 50 Hudson Yards, New York, NY 10001.
(3)Based on information reported by The Vanguard Group (“Vanguard”) on Schedule 13G/A filed with the SEC on February 13, 2024. Of the shares of Class A common stock beneficially owned, Vanguard reported that it has shared voting power over 103,903 shares, sole dispositive power over 14,020,731 shares and shared dispositive power over 333,805 shares. Vanguard listed its address as 100 Vanguard Blvd., Malvern, PA 19355.
(4)Based on information reported by Starboard Value LP (“Starboard”) on Schedule 13D/A filed with the SEC on January 31, 2024. Of the shares of Class A common stock beneficially owned, Starboard reported sole voting power and sole dispositive power over all of the shares. Starboard listed its address as 777 Third Avenue, 18th Floor, New York, NY 10017.
(5)Based on information reported by Janus Henderson Group plc (“Janus”) on Schedule 13G filed with the SEC on February 14, 2024. Of the shares of Class A common stock beneficially owned, Janus reported shared voting power and shared dispositive power over all of the shares. Janus listed its address as 201 Bishopsgate, London EC2M 3AE, United Kingdom.

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Certain Relationships and Related Party and other Transactions
Policies and Procedures for Related Party Transactions
Since January 1, 2023, there have not been, nor are there any currently proposed, related party transactions or series of similar transactions to which we have been or will be a party.
Our Audit Committee maintains the primary responsibility for reviewing and approving or disapproving “related party transactions,” which are transactions between us and related persons in which the aggregate amount involved exceeds, or may be expected to exceed, $120,000 and in which a related person has or will have a direct or indirect material interest. We have adopted a policy regarding transactions between us and related persons. For purposes of this policy, a related person is defined as a director, executive officer, nominee for director or greater than 5% beneficial owner of our voting securities, in each case since the beginning of the most recently completed year, and their immediate family members and any entity in which they are employed or are a general partner or principal or in a similar position or in which they have a 5% or greater beneficial ownership interest. Our Audit Committee Charter provides that our Audit Committee shall review and oversee all transactions between the Company and a related person for which review or oversight is required by applicable law or that are required to be disclosed in the Company’s financial statements or SEC filings.

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Additional Information and Frequently Asked Questions About this Proxy Statement and the Annual Meeting
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our executive officers, directors and persons who own more than 10% of our common stock to file reports of ownership and changes of ownership of our equity securities with the SEC.
Based solely on our review of such reports and certain written representations from each reporting person, we believe that during 2023, all Section 16(a) filing requirements were satisfied on a timely basis, except for late Form 4 filings for Mark McCaffrey filed on June 6, 2023 and November 17, 2023 and for Nick Daddario filed on November 9, 2023.
Submission of Proposals and Other Items of Business for the 2025 Annual Meeting
Stockholder Proposals for Inclusion in the Proxy Statement for the 2025 Annual Meeting
If a stockholder intends to submit a proposal for inclusion in our proxy statement for our 2025 annual meeting of stockholders in accordance with Rule 14a-8 under the Exchange Act, the proposal should be sent to our Corporate Secretary by mail at GoDaddy Inc., Attention Corporate Secretary, 100 S. Mill Ave, Suite 1600, Tempe, AZ 85281, or by email at governance@godaddy.com, and must be received no later than December 26, 2024.
Other Proposals or Director Nominations to be Presented at the 2025 Annual Meeting
Our Bylaws provide for an advance notice procedure for director nominations and stockholder proposals that are not submitted for inclusion in the proxy statement pursuant to Rule 14a-8, but that a stockholder instead wishes to present at an annual meeting. To be timely, a notice of such director nominations or other matters a stockholder wishes to present at the 2025 annual meeting must be received by our Corporate Secretary not earlier than February 6, 2025 and no later than March 8, 2025 and must comply with the additional requirements of our Bylaws. In addition to satisfying these requirements under our Bylaws, to comply with the universal proxy rules under the Exchange Act, any stockholder who intends to solicit proxies in support of director nominees other than the Company’s nominees must comply with and provide notice that sets forth the information required by the Company’s Bylaws and Rule 14a-19 under the Exchange Act.
Availability of Bylaws
A copy of our Bylaws may be obtained by accessing our filings on the SEC’s website at www.sec.gov. You may also contact our Corporate Secretary, in writing, at GoDaddy Inc., Attention Corporate Secretary, 100 S. Mill Ave, Suite 1600, Tempe, AZ 85281 for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.
2023 Annual Report and SEC Filings
Our financial statements for the year ended December 31, 2023 are included in our 2023 Annual Report on Form 10-K. This Proxy Statement and our 2023 Annual Report on Form 10-K are posted on our corporate website at aboutus.godaddy.net/investor-relations/financials and are available from the SEC at its website at www.sec.gov. You may also obtain a copy of our 2023 Annual Report on Form 10-K without charge by sending a written request to GoDaddy Inc., Attention: Investor Relations, 100 S. Mill Ave, Suite 1600, Tempe, AZ 85281.

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Note About Corporate Website and Reports
References throughout this Proxy Statement to our reports, including our 2023 Annual Report and Sustainability Report, or any other information from our corporate website, are not part of, or incorporated by reference into this Proxy Statement. Some of the statements and reports contain cautionary statements regarding forward-looking information that should be carefully considered. Our statements and reports about our objectives may include statistics or metrics that are estimates, make assumptions based on developing standards that may change, and provide aspirational goals that are not intended to be promises or guarantees. The statements and reports may also change at any time, and we undertake no obligation to update them, except as required by law.
Forward-Looking Statements
This Proxy Statement contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on estimates and information available to us at the time of this Proxy Statement and are not guarantees of future performance. Statements in this Proxy Statement involve risks, uncertainties and assumptions. If the risks or uncertainties materialize or the assumptions prove incorrect, our results may differ materially from those expressed or implied by such forward-looking statements. Forward-looking statements include all statements that are not historical facts and can be identified by terms such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “hope,” “intend,” “may,” “might,” “objective,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” or similar expressions and the negatives of those terms.
These risks, uncertainties, and other factors relate to, among others: statements about our sustainability or climate-related goals; launches of new or expansion of existing products or services, including GoDaddy AiroTM; any projections of product or service availability; technology developments and innovation; our brand or reputation; legal and regulatory developments; customer growth or other future events; historical results that may suggest future trends for our business; our plans, strategies or objectives with respect to future operations, partnerships and partner integrations and marketing strategy; future financial results; our ability to integrate acquisitions and achieve desired synergies and vertical integration; our forecasted levels of future taxable income; and assumptions underlying any of the foregoing.
For additional information on other potential risks and uncertainties that could cause actual results to differ from the results predicted, please see our 2023 Annual Report on Form 10-K, and subsequent quarterly reports and other filings filed with the SEC from time to time. All information provided in this Proxy Statement is as of the date of this Proxy Statement and any forward-looking statements contained herein are based on assumptions that we believe to be reasonable as of this date. We do not undertake to a duty to update this information unless required by law.
Information about Our Annual Meeting and Solicitation of Proxies
GODADDY INC.
Proxy Statement
2024 Virtual Annual Meeting of Stockholders
To Be Held at 8:00 a.m. PDT on Thursday, June 6, 2024
You are cordially invited to the 2024 virtual annual meeting of stockholders (the “Annual Meeting”) of GoDaddy Inc., a Delaware corporation (“GoDaddy” or the “Company”). The Annual Meeting will be held on Thursday, June 6, 2024 at 8:00 a.m. PDT and will be conducted virtually via live webcast at www.virtualshareholdermeeting.com/GDDY2024. You can attend the Annual Meeting online, vote your shares electronically and submit questions online during the Annual Meeting by logging in to the website listed above and using the 16-digit control number located on your notice or the proxy card (the “Control Number”). We recommend that you access the website a few minutes before the meeting to ensure that you are logged in when the meeting starts.
This virtual meeting format enables us to expand access to the meeting, improve communications and lower the cost to our stockholders, the Company and the environment. We believe virtual meetings enable increased stockholder participation from locations around the world.
The information provided in the “Q&A” format below is for your convenience only. You should read this entire Proxy Statement carefully. Information contained on, or that can be accessed through, our corporate website is not intended to be incorporated by reference into this Proxy Statement and references to our website address in this Proxy Statement are inactive textual references only.

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Why am I receiving these proxy materials?
You are receiving this Proxy Statement and additional proxy materials in connection with the Board’s solicitation of proxies to be voted at the virtual Annual Meeting or at any adjournment or postponement of it.
Who is entitled to vote?
Holders of our Class A common stock as of the close of business on Thursday, April 11, 2024 (the “Record Date”), may vote at the Annual Meeting. As of the Record Date, there were 141,969,347 shares of our Class A common stock and no shares of our Class B common stock outstanding. In deciding all matters at the Annual Meeting, each stockholder will be entitled to one vote for each share of our Class A common stock held by them on the Record Date. We do not have cumulative voting rights for the election of directors.
What is the quorum requirement for the Annual Meeting?
The holders of record of a majority of the voting power of the issued and outstanding shares of our capital stock (holders of the Class A common stock) entitled to vote thereon, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of stockholders, including the Annual Meeting. As of the Record Date, there were no shares of our Class B common stock outstanding. Notwithstanding the foregoing, where a separate vote by a class or series or classes or series is required, a majority in voting power of the outstanding shares of such class or series or classes or series, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to the vote on that matter. Once a quorum is present to organize a meeting, it shall not be broken by the subsequent withdrawal of any stockholders.
What matters are being proposed, and what vote is required?

Proposal No.		Required Vote [1]	Effect of Abstentions	Effect of Broker Non-Votes
1.
Election of three Class II and three Class III directors to serve until the 2025 annual meeting of stockholders and until their successors are duly elected and qualified, subject to earlier death, resignation or removal
		Since the election is uncontested, each incumbent director nominee will be elected only if the votes “FOR” his or her election exceed those votes “AGAINST” his or her election.	No Effect	No Effect
2.	Advisory, non-binding vote to approve named executive officer compensation
The affirmative vote of the holders of a majority of the voting power of the outstanding shares of our Class A common stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereon.
			Same as Against vote	No Effect
3.	Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2024
The affirmative vote of the holders of a majority of the voting power of the outstanding shares of our Class A common stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereon.
			Same as Against vote	Not Applicable
4.	Approval of the GoDaddy Inc. 2024 Omnibus Incentive Plan
The affirmative vote of the holders of a majority of the voting power of the outstanding shares of our Class A common stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereon.
			Same as Against vote	No Effect
5.	Approval of the GoDaddy Inc. 2024 Employee Stock Purchase Plan
The affirmative vote of the holders of a majority of the voting power of the outstanding shares of our Class A common stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereon.
			Same as Against vote	No Effect
1As of the Record Date, there were 141,969,347 shares of our Class A common stock and no shares of our Class B common stock outstanding.
The Board recommends you vote FOR each of the proposals.
We will also transact such other business as may properly come before the meeting, or any adjournment or postponement thereof.

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What is the difference between holding shares as a registered stockholder and holding shares in street name?
Registered Stockholders. If shares of our Class A common stock are registered directly in your name with our transfer agent, Equiniti Trust Company, LLC (“Equiniti”), you are considered the stockholder of record with respect to those shares, and the Notice was provided to you directly by us. As a stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote live at the Annual Meeting.
Street Name Stockholders. If shares of our Class A common stock are held on your behalf in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of those shares held in “street name,” and the Notice was forwarded to you by your broker or nominee, who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker or nominee how to vote your shares. Beneficial owners are also invited to attend the Annual Meeting at www.virtualshareholdermeeting.com/GDDY2024. You can attend the Annual Meeting online, vote your shares electronically and submit questions during the Annual Meeting by logging in to the website listed above and using your Control Number. If you request a printed copy of our proxy materials by mail, your broker or nominee will provide a voting instruction card for you to use.
How do I vote?
If you are a stockholder of record, there are four ways to vote:
1.By Internet: You can vote your shares online at www.proxyvote.com, 24 hours a day, seven days a week, until 11:59 p.m. EDT on June 5, 2024 (have your proxy card available when you visit the website);
2.By Telephone: You can vote your shares by calling 1-800-690-6903 toll-free (have your proxy card available when you call) until 11:59 pm EDT on June 5, 2024;
3.By Mail: You can vote your shares by completing, signing and returning your proxy card in the postage-paid envelope provided (if you received printed proxy materials); or
4.During the Virtual Meeting: You can vote your shares during the virtual Annual Meeting at www.virtualshareholdermeeting. com/GDDY2024 and using your Control Number located on your notice or the proxy card.
Even if you plan to attend the virtual Annual Meeting, we recommend that you also vote by proxy so that your vote will be counted if you decide not to attend the Annual Meeting.
If you are a street-name stockholder, you will receive voting instructions from your broker, bank or other nominee. You must follow the voting instructions provided by your broker, bank or other nominee in order to instruct your broker, bank or other nominee on how to vote your shares. You may also attend and vote at the Annual Meeting using the control number on your voting instruction form.
What are the effects of abstentions and broker non-votes?
Abstentions will be counted for purposes of determining the presence or absence of a quorum and will also count as votes against a proposal as set forth in the table above.
If your shares are held in street name, in order to ensure your shares are voted in the way you would like, you must provide voting instructions to your bank, broker or nominee by the deadline provided in the materials you receive from your bank or broker. If you hold your shares in street name and you do not instruct your broker how to vote your shares, your broker may vote your shares in its discretion on the ratification of the appointment of the independent registered public accounting firm (Proposal No. 3). Broker non-votes will be counted for purposes of calculating whether a quorum is present at the Annual Meeting and will have the effect as set forth in the table above.
Can I change my vote?
Yes. If you are a stockholder of record, you can change your vote or revoke your proxy any time before or at the Annual Meeting by:
•entering a new vote by Internet or by telephone (until the applicable deadline for each method as set forth above);
•returning a later-dated proxy card (which automatically revokes the earlier proxy card);
•notifying our Corporate Secretary in writing at GoDaddy Inc., Attention Corporate Secretary, 100 S. Mill Ave, Suite 1600, Tempe, AZ 85281; or

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•attending and voting at the Annual Meeting (although attendance at the Annual Meeting will not, by itself, revoke a proxy) at www.virtualshareholdermeeting.com/GDDY2024 and using your Control Number.
If you are a street name stockholder, your broker, bank or other nominee can provide you with instructions on how to change your vote.
How can I attend the Annual Meeting?
The Annual Meeting will be accessible through the Internet via at www.virtualshareholdermeeting.com/GDDY2024. You can attend the Annual Meeting online, vote your shares electronically and submit questions online during the Annual Meeting by logging in to the website listed above and using your Control Number. If you encounter any difficulties accessing the virtual Annual Meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual Annual Meeting website. Technicians will be available to assist you.
You are entitled to participate in the Annual Meeting if you were a stockholder as of the close of business on our Record Date of Thursday, April 11, 2024 or hold a valid proxy for the meeting.
Will I be able to ask questions at the virtual Annual Meeting?
Stockholders will be able to submit questions online during the meeting, providing our stockholders with the opportunity for meaningful engagement with management and the Board. We will endeavor to answer as many questions submitted by stockholders as time permits. We reserve the right to exclude questions regarding topics that are not pertinent to meeting matters or company business. If we receive substantially similar questions, we may group such questions together and provide a single response to avoid repetition. In the event of technical difficulties with the virtual Annual Meeting, we expect that an announcement will be made on www.virtualshareholdermeeting.com/GDDY2024. If necessary, the announcement will provide updated information regarding the date, time and location of the Annual Meeting.
What is the effect of giving a proxy?
Proxies are solicited by and on behalf of our Board. Jared Sine and Mark McCaffrey have been designated as proxies by our Board. When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instructions of the stockholder. Unless contrary instructions are indicated on the proxy, all shares represented by validly executed proxies received (and not revoked before they are voted) will be voted in accordance with the Board of Directors’ recommendations as specified above. If any matters not described in this Proxy Statement are properly presented at the Annual Meeting, the proxy holders will use their own discretion to determine how to vote the shares. If the Annual Meeting is adjourned, the proxy holders can vote the shares on the new Annual Meeting date as well, unless you have properly revoked your proxy instructions, as described above.
Why did I receive a Notice of Internet Availability of Proxy Materials instead of a full set of proxy materials?
In accordance with SEC rules, we have elected to furnish our proxy materials, including this Proxy Statement and our 2023 Annual Report on Form 10-K, primarily via the Internet. On or about April 25, 2024, we expect to mail to all stockholders the Notice containing instructions on how to access our proxy materials on the Internet, how to vote at the Annual Meeting and how to request printed copies of the proxy materials and 2023 Annual Report. Stockholders may request to receive all future proxy materials in printed form by mail or electronically by e-mail by following the instructions contained in the Notice. We encourage stockholders to take advantage of the availability of our proxy materials on the Internet to help reduce the environmental impact of our annual meetings of stockholders.
Who bears the cost of soliciting votes for the Annual Meeting?
We will bear the costs of the solicitation of proxies, including the cost of preparing, printing and mailing the Notice, this Proxy Statement and related proxy materials. In addition to the solicitation of proxies by use of the mail, proxies may be solicited from stockholders by directors, officers, employees or agents of the Company in person or by telephone, facsimile or other appropriate means of communication. No additional compensation, except for reimbursement of reasonable out-of-pocket expenses, will be paid to our directors, officers or employees in connection with the solicitation. Any questions or requests for assistance regarding this Proxy Statement and related proxy materials may be directed to our Corporate Secretary at governance@godaddy.com.
Is my vote confidential?
Proxy instructions, ballots and voting tabulations identifying individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within GoDaddy or to third parties, except as necessary in accordance with applicable laws, to allow for the tabulation of votes and certification of the vote or to facilitate a successful proxy solicitation.

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Who will serve as inspector of elections?
Broadridge Financial Solutions, or their appointed representative, will serve as the inspector of elections and will certify the voting results.
Where can I find the voting results of the Annual Meeting?
We will disclose voting results on a Current Report on Form 8-K to be filed with the SEC within four business days after the Annual Meeting.
I share an address with another stockholder and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?
We have adopted a procedure called “householding,” which the SEC has approved. Under this procedure, we deliver a single copy of the Notice and, if applicable, our proxy materials to multiple stockholders who share the same address unless we have received contrary instructions from one or more of the stockholders. This procedure reduces our printing costs, mailing costs and fees. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will deliver promptly a separate copy of the Notice and, if applicable, our proxy materials to any stockholder at a shared address to which we delivered a single copy of any of these materials. To receive a separate copy, or, if a stockholder is receiving multiple copies, to request that we only send a single copy of the Notice and, if applicable, our proxy materials, such stockholder may contact us at the following address:
GoDaddy Inc.
Attention: Corporate Secretary
100 S. Mill Ave, Suite 1600
Tempe, AZ 85281
(480) 505-8800
Stockholders who beneficially own shares of our Class A common stock held in street name may contact their brokerage firm, bank, broker-dealer or other similar organization to request information about householding.
Is there a list of stockholders entitled to vote at the Annual Meeting?
The names of stockholders of record entitled to vote at the annual meeting will be made available upon request to our Corporate Secretary ten days prior to the Annual Meeting for any purpose germane to the Annual Meeting. You must contact our Corporate Secretary at a reasonable time in advance to make appropriate arrangements to view the list of stockholders at our corporate headquarters, 100 S. Mill Ave, Suite 1600, Tempe, AZ 85281.
How can I contact GoDaddy’s transfer agent?
You may contract our transfer agent, Equiniti, by telephone at (800) 937-5449 (toll-free for United States residents), or by email at helpast@equiniti.com. Materials may be mailed to Equiniti at:
Equiniti Trust Company, LLC
48 Wall Street, Floor 23
New York, NY 10005
As of the date of this Proxy Statement, our Board does not know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented at the Annual Meeting, the persons named in the enclosed proxy card will have discretion to vote the shares of our common stock they represent in accordance with their own judgment on such matters.

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Appendices
Appendix A
Operating and Business Metrics, Non-GAAP Financial Information and Reconciliations
In addition to our financial results prepared in accordance with GAAP, this Proxy Statement includes certain non-GAAP financial measures and other operating and business metrics. We believe that these non-GAAP financial measures and other operating and business metrics are useful as a supplement in evaluating our ongoing operational performance and enhancing an overall understanding of our past financial performance. The non-GAAP financial measures included in this Proxy Statement should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. In addition, similarly titled measures may be calculated differently by other companies and may not be comparable. A reconciliation between each non-GAAP financial measure and its nearest GAAP equivalent is included below. We use both GAAP and non-GAAP measures to evaluate and manage our operations.
Operating and Business Metrics
Total Bookings. Total bookings is an operating metric representing the total value of customer contracts entered into during the period, excluding refunds. We believe total bookings provides additional insight into the performance of our business and the effectiveness of our marketing efforts since we typically collect payment at the inception of a customer contract but recognize revenue ratably over the term of the contract.
Total Customers. We define a customer as an individual or entity with paid transactions in the trailing twelve months or with paid subscriptions as of the end of the period. A single user may be counted as a customer more than once if they maintain paid subscriptions or transactions in multiple accounts. Total customers is one way we measure the scale of our business and is an important part of our ability to increase our revenue base.
Non-GAAP Financial Measures and Reconciliations
Normalized EBITDA (NEBITDA). NEBITDA is a supplemental measure of our operating performance used by management and investors to evaluate our business. We calculate NEBITDA as net income excluding depreciation and amortization, interest expense (net), provision or benefit for income taxes, equity-based compensation expense, acquisition-related costs, restructuring-related expenses and certain other items. We believe that the inclusion or exclusion of certain recurring and non-recurring items provides a supplementary measure of our core operating results and permits useful alternative period-over-period comparisons of our operations but should not be viewed as a substitute for comparable GAAP measures.
NEBITDA margin. NEBITDA margin is used by management as a supplemental measure of our operating performance and refers to the ratio of NEBITDA to revenue, expressed as a percentage.
Unlevered Free Cash Flow. Unlevered free cash flow is a measure of our liquidity used by management to evaluate our business prior to the impact of our capital structure and restructuring and after purchases of property and equipment. Such liquidity can be used by us for strategic opportunities and strengthening our balance sheet. However, given our debt obligations, unlevered free cash flow does not represent residual cash flow available for discretionary expenses.
Constant currency. Constant currency is calculated by translating bookings and revenue for each month in the current period using the foreign currency exchange rates for the corresponding month in the prior period, excluding any hedging gains or losses realized during the period. We believe constant currency information is useful in analyzing underlying trends in our business by eliminating the impact of fluctuations in foreign currency exchange rates and allows for period-to-period comparisons of our performance.

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Non-GAAP Reconciliation: Normalized EBITDA and NEBITDA Margin

	Year Ended December 31,
Reconciliation of Normalized EBITDA and NEBITDA Margin ($M)	2023	2022
Net income	$1,375.6	$352.9
Depreciation and amortization	171.3	194.6
Equity-based compensation(1)	294.0	264.4
Interest expense, net	155.4	135.0
Acquisition-related expenses(2)	12.1	35.1
Restructuring and other(3)	97.9	27.4
Provision (benefit) for income taxes	(971.8)	3.6
Normalized EBITDA	$1,134.5	$1,013.0

Net income margin	32.3%	8.6%

NEBITDA margin	26.7%	24.8%
(1)The year ended December 31, 2023 excludes $2.3 million of equity-based compensation expense associated with our restructuring plan, which is included within restructuring and other.
(2)The year ended December 31, 2023 includes an adjustment of $6.0 million to a previously-recognized acquisition milestone liability.
(3)In addition to the restructuring and other charges in our statement of operations, other charges include lease-related expenses associated with closed facilities, charges related to certain legal matters, adjustments to the fair value of our equity investments, expenses incurred in relation to the refinancing of our long-term debt and incremental expenses associated with certain professional services.
Non-GAAP Reconciliation: Unlevered Free Cash Flow

	Year Ended December 31,
Reconciliation of Unlevered Free Cash Flow ($M)	2023	2022
Net cash provided by operating activities	$1,047.6	$979.7
Cash paid for interest on long-term debt	169.8	127.3
Cash paid for acquisition-related costs	11.2	37.9
Capital expenditures	(42.0)	(59.7)
Cash paid for restructuring and other charges(1)	67.6	10.7
Unlevered Free Cash Flow	$1,254.2	$1,095.9
(1)In addition to payments made pursuant to our February 2023 restructuring plan, cash paid for restructuring and other charges includes a payment related to the termination of a revenue sharing agreement, lease-related payments associated with closed facilities, payments related to certain legal matters as well as third-party payments incurred in relation to the refinancing of our long-term debt and incremental payments associated with professional services.

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Reconciliations: Constant Currency

Year Ended December 31,
Reconciliations of Constant Currency Revenue ($M)	2023
Revenue	$4,254.1
Constant currency adjustment	25.0
Constant currency revenue	$4,279.1

Year Ended December 31,
Reconciliations of Constant Currency Bookings ($M)	2023
Bookings	$4,603.1
Constant currency adjustment	16.8
Constant currency bookings	$4,619.9

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Appendix B

GODADDY INC.
2024 OMNIBUS INCENTIVE PLAN
Section 1.    Purpose. The purpose of the GoDaddy Inc. 2024 Omnibus Incentive Plan (as amended from time to time, the “Plan”) is to motivate and reward employees and other individuals to perform at the highest level and contribute significantly to the success of GoDaddy Inc. (the “Company”), thereby furthering the best interests of the Company and its shareholders.
Section 2.    Definitions. As used in the Plan, the following terms shall have the meanings set forth below:
(a)    “Affiliate” means any entity that, directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Company.
(b)    “Award” means any Option, SAR, Restricted Stock, RSU, Performance Award, Other Cash-Based Award or Other Stock-Based Award granted under the Plan.
(c)    “Award Agreement” means any agreement, contract or other instrument or document (including in electronic form) evidencing any Award granted under the Plan, which may, but need not, be executed or acknowledged by a Participant.
(d)    “Beneficial Owner” has the meaning ascribed to such term in Rule 13d-3 under the Exchange Act.
(e)    “Beneficiary” means a Person entitled to receive payments or other benefits or exercise rights that are available under the Plan in the event of a Participant’s death. If no such Person can be named or is named by a Participant, or if no Beneficiary designated by a Participant is eligible to receive payments or other benefits or exercise rights that are available under the Plan at a Participant’s death, such Participant’s Beneficiary shall be such Participant’s estate.
(f)    “Board” means the Board of Directors of the Company.
(g)    “Change in Control” means the occurrence of any one or more of the following events:
(i)    any Person, other than (A) any employee plan established by the Company or any Subsidiary, (B) the Company or any of its Affiliates, (C) an underwriter temporarily holding securities pursuant to an offering of such securities, or (D) an entity owned, directly or indirectly, by shareholders of the Company in substantially the same proportions as their ownership of the Company, is (or becomes, during any 12-month period) the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates other than in connection with the acquisition by the Company or its Affiliates of a business) representing 50% or more of the total voting power of the stock of the Company; provided that the provisions of this subsection (i) are not intended to apply to or include as a Change in Control any transaction that is specifically excepted from the definition of Change in Control under subsection (iii) below;
(ii)    a change in the composition of the Board such that, during any 12-month period, the individuals who, as of the beginning of such period, constitute the Board (the “Existing Board”) cease for any reason to constitute at least 50% of the Board; provided, however, that any individual becoming a member of the Board subsequent to the beginning of such period whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the Directors immediately prior to the date of such

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appointment or election shall be considered as though such individual were a member of the Existing Board; provided further, that, notwithstanding the foregoing, no individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 or Regulation 14A promulgated under the Exchange Act or successor statutes or rules containing analogous concepts) or other actual or threatened solicitation of proxies or consents by or on behalf of an individual, corporation, partnership, group, associate or other entity or Person other than the Board, shall in any event be considered to be a member of the Existing Board;
(iii)    the consummation of a merger, amalgamation or consolidation of the Company with any other corporation or other entity, or the issuance of voting securities in connection with such a transaction pursuant to applicable stock exchange requirements; provided that immediately following such transaction the voting securities of the Company outstanding immediately prior thereto do not continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity of such transaction or parent entity thereof) 50% or more of the total voting power and total fair market value of the Company’s stock (or, if the Company is not the surviving entity of such merger or consolidation, 50% or more of the total voting power and total fair market value of the stock of such surviving entity or parent entity thereof); and provided, further, that such a transaction effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates other than in connection with the acquisition by the Company or its Affiliates of a business) representing 50% or more of either the then-outstanding Shares or the combined voting power and total fair market value of the Company’s then-outstanding voting securities shall not be considered a Change in Control; or
(iv)    the sale or disposition by the Company of all or substantially all of the Company’s assets in which any Person acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such Person) assets from the Company that have a total gross fair market value equal to more than 50% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions.
Notwithstanding the foregoing, (A) no Change in Control shall be deemed to have occurred if there is consummated any transaction or series of integrated transactions immediately following which the record holders of the Shares immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns substantially all of the assets of the Company immediately prior to such transaction or series of transactions and (B) no Change in Control shall be deemed to have occurred upon the acquisition of additional control of the Company by any Person that is considered to effectively control the Company. In no event will a Change in Control be deemed to have occurred if any Participant is part of a “group” within the meaning of Section 13(d)(3) of the Exchange Act that effects a Change in Control. Notwithstanding the foregoing or any provision of any Award Agreement to the contrary, for any Award that provides for accelerated distribution on a Change in Control of amounts that constitute “deferred compensation” (as defined in Section 409A of the Code), if the event that constitutes such Change in Control does not also constitute a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the Company’s assets (in either case, as defined in Section 409A of the Code), such amount shall not be distributed on such Change in Control but instead shall vest as of such Change in Control and shall be distributed on the scheduled payment date specified in the applicable Award Agreement, except to the extent that earlier distribution would not result in the Participant who holds such Award incurring interest or additional tax under Section 409A of the Code.
(h)    “Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time, and the rules, regulations and guidance thereunder. Any reference to a provision in the Code shall include any successor provision thereto.

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(i)    “Committee” means the Compensation and Human Capital Committee of the Board (or other committee of the Board responsible for executive compensation matters) unless another committee is designated by the Board. If there is no compensation committee of the Board and the Board does not designate another committee, references herein to the “Committee” shall refer to the Board.
(j)    “Consultant” means any individual, including an advisor, who is providing services to the Company or any Subsidiary, or who has accepted an offer of service or consultancy from the Company or any Subsidiary.
(k)    “Director” means any member of the Board.
(l)    “Effective Date” means the date that is the day immediately after the date on which the Plan is approved by the shareholders of the Company; provided that the Plan has been adopted by the Board prior to such date.
(m)    “Employee” means any individual, including any officer, employed by the Company or any Subsidiary or any prospective employee or officer who has accepted an offer of employment from the Company or any Subsidiary, with the status of employment determined based upon such factors as are deemed appropriate by the Committee in its discretion, subject to any requirements of the Code or applicable laws.
(n)    “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended from time to time, and the rules, regulations and guidance thereunder. Any reference to a provision in the Exchange Act shall include any successor provision thereto.
(o)    “Fair Market Value” means (i) with respect to Shares, the closing price of a Share on the applicable date of determination (or, if there is no reported sale on such date, on the last preceding date on which any reported sale occurred), on the principal stock market or exchange on which the Shares are quoted or traded, or if Shares are not so quoted or traded, the fair market value of a Share as determined by the Committee, and (ii) with respect to any property other than Shares, the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee.
(p)    “Incentive Stock Option” means an option representing the right to purchase Shares from the Company, granted pursuant to Section 6, that meets the requirements of Section 422 of the Code.
(q)    “Intrinsic Value” with respect to an Option or SAR Award means (i) the excess, if any, of the price or implied price per Share in a Change in Control or other event over (ii) the exercise or hurdle price of such Award multiplied by (iii) the number of Shares covered by such Award.
(r)    “Non-Qualified Stock Option” means an option representing the right to purchase Shares from the Company, granted pursuant to Section 6, that is not an Incentive Stock Option.
(s)    “Option” means an Incentive Stock Option or a Non-Qualified Stock Option.
(t)    “Other Cash-Based Award” means an Award granted pursuant to Section 11, including cash awarded as a bonus or upon the attainment of specified performance criteria or otherwise as permitted under the Plan.
(u)    “Other Stock-Based Award” means an Award granted pursuant to Section 11 that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares or factors that may influence the value of Shares, including convertible or exchangeable debt securities, other rights convertible or exchangeable into Shares, purchase rights for Shares, dividend rights or dividend equivalent rights or Awards with value and payment contingent upon performance of the Company or business units thereof or any other factors designated by the Committee.

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(v)    “Participant” means the recipient of an Award granted under the Plan.
(w)    “Performance Award” means an Award granted pursuant to Section 10.
(x)    “Performance Period” means the period established by the Committee with respect to any Performance Award during which the performance goals specified by the Committee with respect to such Award are to be measured.
(y)    “Person” has the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.
(z)    “Prior Plan” means the GoDaddy Inc. 2015 Equity Incentive Plan.
(aa)    “Prior Plan Award” means any award previously granted under the Prior Plan that is outstanding as of the Effective Date.
(bb)    “Restricted Stock” means any Share subject to certain restrictions and forfeiture conditions, granted pursuant to Section 8.
(cc)    “RSU” means a contractual right granted pursuant to Section 9 that is denominated in Shares. Each RSU represents a right to receive the value of one Share (or a percentage of such value) in cash, Shares or a combination thereof. Awards of RSUs may include the right to receive dividend equivalents.
(dd)    “SAR” means a right granted pursuant to Section 7 to receive upon exercise by the Participant or settlement, in cash, Shares or a combination thereof, the excess of (i) the Fair Market Value of one Share on the date of exercise or settlement over (ii) the exercise or hurdle price of the right on the date of grant.
(ee)    “Service Agreement” means any employment, service, severance, consulting or similar agreement between the Company or any of its Affiliates and a Participant.
(ff)    “Share” means a share of the Company’s Class A common stock, $0.001 par value.
(gg)    “Subsidiary” means an entity of which the Company directly or indirectly holds all or a majority of the value of the outstanding equity interests of such entity or a majority of the voting power with respect to the voting securities of such entity.
(hh)    “Substitute Award” means an Award granted in assumption of, or in substitution for, an outstanding award previously granted by a company or other business acquired by the Company or with which the Company combines.
(ii)    “Termination of Service” means, in the case of a Participant who is an Employee, cessation of the employment relationship such that the Participant is no longer an employee of the Company or any Affiliate, or, in the case of a Participant who is a Consultant, non-employee Director or other service provider, the date the performance of services for the Company or any Affiliate has ended; provided, however, that, unless the Committee determines otherwise, in the case of a Participant who is an Employee, the transfer of employment from the Company to an Affiliate, from an Affiliate to the Company, from one Affiliate to another Affiliate or, unless the Committee determines otherwise, the cessation of employee status but the continuation of the performance of services for the Company or an Affiliate as a non-employee Director or Consultant shall not be deemed a cessation of service that would constitute a Termination of Service; provided, further, that, unless the Committee determines otherwise, a Termination of Service shall be deemed to occur for a Participant employed by, or performing services for, an Affiliate when such Affiliate ceases to be an Affiliate unless such Participant’s employment or service continues with the Company or another Affiliate. Notwithstanding the foregoing, with respect to any Award subject

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to Section 409A of the Code (and not exempt therefrom), a Termination of Service occurs when a Participant experiences a “separation of service” (as such term is defined under Section 409A of the Code).
Section 3.    Eligibility.
(a)    Any Employee, non-employee Director or Consultant shall be eligible to be selected to receive an Award under the Plan, to the extent that an offer or receipt of an Award is permitted by applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations.
(b)    Holders of equity compensation awards granted by a company that is acquired by the Company (or whose business is acquired by the Company), or with which the Company combines, are eligible for grants of Substitute Awards under the Plan to the extent permitted under applicable regulations of any stock exchange on which the Company is listed.
Section 4.    Administration.
(a)    Administration of the Plan. The Plan shall be administered by the Committee. All decisions of the Committee shall be final, conclusive and binding upon all parties, including the Company, its shareholders, Participants and any Beneficiaries thereof. The Committee may issue rules and regulations for administration of the Plan.
(b)    Delegation of Authority. To the extent permitted by applicable law, including under Section 157(c) of the Delaware General Corporation Law, the Committee may delegate some or all of its authority under the Plan, including the authority to grant Options and SARs or other Awards in the form of Share rights (except that such delegation shall not apply to any Award for a Person then covered by Section 16 of the Exchange Act) to a subcommittee or subcommittees of the Committee, or to other persons or groups of persons as it deems necessary, appropriate or advisable under conditions or limitations that it may set at or after the time of the delegation.
(c)    Authority of Committee. Subject to the terms of the Plan and applicable law, the Committee (or its delegate) shall have full discretion and authority to: (i) designate Participants; (ii) determine the type or types of Awards (including Substitute Awards) to be granted to each Participant under the Plan; (iii) determine the number of Shares to be covered by (or with respect to which payments, rights or other matters are to be calculated in connection with) Awards; (iv) determine the terms and conditions of any Award and prescribe the form of each Award Agreement, which need not be identical for each Participant; (v) determine whether, to what extent, under what circumstances and by which methods Awards may be settled or exercised in cash, Shares, other Awards, other property, net settlement (including broker-assisted cashless exercise or sell-to-cover), or any combination thereof, or canceled, forfeited or suspended; (vi) determine whether, to what extent and under what circumstances cash, Shares, other Awards, other property and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or of the Committee; (vii) amend terms or conditions of any outstanding Awards; (viii) correct any defect, supply any omission and reconcile any inconsistency in the Plan or any Award, in the manner and to the extent it shall deem desirable to carry the Plan into effect; (ix) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (x) establish, amend, suspend or waive such rules and regulations and appoint such agents, trustees, brokers, depositories and advisors and determine such terms of their engagement as it shall deem appropriate for the proper administration of the Plan and due compliance with applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations; and (xi) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan and due compliance with applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations. Notwithstanding anything to the contrary contained herein, the Board may, in its sole discretion, at any time and from time to time, grant Awards or administer the Plan. In any such case, the Board shall have all of the authority and responsibility granted to the Committee herein.

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Section 5.    Shares Available for Awards.
(a)    Subject to adjustment as provided in Section 5(c) and except for Substitute Awards, the maximum number of Shares available for issuance under the Plan with respect to Awards granted after the Effective Date shall not exceed in the aggregate (i) 9,050,000 Shares less (ii) the number of Shares subject to any award granted under the Prior Plan after April 11, 2024 and prior to the Effective Date plus (iii) the number of Shares subject to any award previously granted under the Prior Plan that is forfeited, cancelled, expires, terminates or otherwise lapses without the delivery of Shares after April 11, 2024 and prior to the Effective Date. Shares underlying Substitute Awards and Shares remaining available for grant under a plan of an acquired company or of a company with which the Company combines (whether by way of amalgamation, merger, sale and purchase of shares or other securities or otherwise), appropriately adjusted to reflect the acquisition or combination transaction, shall not reduce the number of Shares remaining available for grant hereunder.
(b)    If any Award or Prior Plan Award is forfeited, cancelled, expires, terminates or otherwise lapses or is settled in cash, in whole or in part, without the delivery of Shares, then the Shares covered by such forfeited, expired, terminated or lapsed Award or Prior Plan Award shall again be available for grant under the Plan. For the avoidance of doubt, the following will not again become available for issuance under the Plan: (i) any Shares withheld in respect of taxes relating to any Award or Prior Plan Award and (ii) any Shares tendered or withheld to pay the exercise or hurdle price of Options or SARs (including any stock options or stock appreciation rights that are Prior Plan Awards).
(c)    In the event that the Committee determines that, as a result of any dividend or other distribution (other than an ordinary dividend or distribution), recapitalization, stock split, reverse stock split, reorganization, merger, amalgamation, consolidation, separation, rights offering, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to acquire Shares or other securities of the Company, issuance of Shares pursuant to the anti-dilution provisions of securities of the Company, or other similar corporate transaction or event affecting the Shares, or of changes in applicable laws, regulations or accounting principles, an adjustment is necessary in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, subject to Section 19 and applicable law, adjust equitably so as to ensure no undue enrichment or harm (including by payment of cash), any or all of:
(i)    the number and type of Shares (or other securities) which thereafter may be made the subject of Awards, including the aggregate limits specified in Section 5(a) and Section 5(f);
(ii)    the number and type of Shares (or other securities) subject to outstanding Awards;
(iii)    the grant, acquisition, exercise or hurdle price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; and
(iv)    the terms and conditions of any outstanding Awards, including the performance criteria of any Performance Awards;
provided, however, that the number of Shares subject to any Award denominated in Shares shall always be a whole number.
(d)    Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or Shares acquired by the Company.
(e)    A Participant who is a non-employee Director may not receive compensation for any calendar year (including the calendar year in which the non-employee Director is first elected or appointed to the Board) in excess of $1,000,000 in the aggregate, including cash payments and Awards. For purposes of applying the limitation in

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this Section 5(e), Awards will be considered compensation in the calendar year in which the date of grant occurs and the value of such Award shall be its grant date fair value for financial reporting purposes.
(f)    Subject to adjustment as provided in Section 5(c)(i), the maximum number of Shares available for issuance with respect to Incentive Stock Options shall be 4,000,000.
Section 6.    Options. The Committee is authorized to grant Options to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine:
(a)    The exercise price per Share under an Option shall be determined by the Committee at the time of grant; provided, however, that, except in the case of Substitute Awards, such exercise price shall not be less than the Fair Market Value of a Share on the date of grant of such Option.
(b)    The term of each Option shall be fixed by the Committee but shall not exceed 10 years from the date of grant of such Option. The Committee shall determine the time or times at which an Option becomes vested and exercisable in whole or in part.
(c)    The Committee shall determine the methods by which, and the forms in which payment of the exercise price with respect thereto may be made or deemed to have been made, including cash, Shares, other Awards, other property, net settlement (including broker-assisted cashless exercise) or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price.
(d)    No grant of Options may be accompanied by a tandem award of dividend equivalents or provide for dividends, dividend equivalents or other distributions to be paid on such Options (except as provided under Section 5(c)).
(e)    The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code. Incentive Stock Options may be granted only to employees of the Company or of a parent or subsidiary corporation (as defined in Section 424 of the Code).
Section 7.    Stock Appreciation Rights. The Committee is authorized to grant SARs to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine:
(a)    SARs may be granted under the Plan to Participants either alone (“freestanding”) or in addition to other Awards granted under the Plan (“tandem”) and may, but need not, relate to a specific Option granted under Section 6.
(b)    The exercise or hurdle price per Share under a SAR shall be determined by the Committee; provided, however, that, except in the case of Substitute Awards, such exercise or hurdle price shall not be less than the Fair Market Value of a Share on the date of grant of such SAR.
(c)    The term of each SAR shall be fixed by the Committee but shall not exceed 10 years from the date of grant of such SAR. The Committee shall determine the time or times at which a SAR may be exercised or settled in whole or in part.
(d)    Upon the exercise of a SAR, the Company shall pay to the Participant an amount equal to the number of Shares subject to the SAR multiplied by the excess, if any, of the Fair Market Value of one Share on the exercise date over the exercise or hurdle price of such SAR. The Company shall pay such excess in cash, in Shares valued at Fair Market Value, or any combination thereof, as determined by the Committee.

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(e)    No grant of SARs may be accompanied by a tandem award of dividend equivalents or provide for dividends, dividend equivalents or other distributions to be paid on such SARs (except as provided under Section 5(c)).
Section 8.    Restricted Stock. The Committee is authorized to grant Awards of Restricted Stock to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine:
(a)    The Award Agreement shall specify the vesting schedule.
(b)    Awards of Restricted Stock shall be subject to such restrictions as the Committee may impose, which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Committee may deem appropriate.
(c)    Subject to the restrictions set forth in the applicable Award Agreement, a Participant generally shall have the rights and privileges of a shareholder with respect to Awards of Restricted Stock, including the right to vote such Shares of Restricted Stock and the right to receive dividends.
(d)    The Committee may, in its discretion, specify in the applicable Award Agreement that an Award of Restricted Stock shall convey the right to receive dividend equivalents on the Shares subject to such Award with respect to any dividends or other distributions declared during the period that such Award is outstanding, in which case, such dividend equivalent rights shall accumulate and shall be paid in cash or Shares on the vesting date of the Award, subject to the vesting of the Award (or portion thereof) with respect to which such dividend equivalents are credited. For the avoidance of doubt, any dividend equivalents in respect of any Award of Restricted Stock shall have the same vesting conditions and vesting dates and shall be paid in accordance with the same terms as the Award to which they relate and no dividends or dividend equivalents will be paid on unvested Awards unless and until such Awards vest.
(e)    Any Award of Restricted Stock may be evidenced in such manner as the Committee may deem appropriate, including book-entry registration.
(f)    The Committee may provide in an Award Agreement that an Award of Restricted Stock is conditioned upon the Participant making or refraining from making an election with respect to the Award under Section 83(b) of the Code. If a Participant makes an election pursuant to Section 83(b) of the Code with respect to an Award of Restricted Stock, such Participant shall be required to file promptly a copy of such election with the Company and the applicable Internal Revenue Service office.
Section 9.    RSUs. The Committee is authorized to grant Awards of RSUs to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine:
(a)    The Award Agreement shall specify the vesting schedule and the delivery schedule (which may include deferred delivery later than the vesting date).
(b)    Awards of RSUs shall be subject to such restrictions as the Committee may impose, which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Committee may deem appropriate.
(c)    An RSU shall not convey to a Participant the rights and privileges of a shareholder with respect to the Share subject to such RSU, such as the right to vote or the right to receive dividends, unless and until and to the extent a Share is issued to such Participant to settle such RSU.

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(d)    The Committee may, in its discretion, specify in the applicable Award Agreement that an Award of RSUs shall convey the right to receive dividend equivalents on the Shares subject to such Award with respect to any dividends or other distributions declared during the period that such Award is outstanding, in which case, such dividend equivalent rights shall accumulate and shall be paid in cash or Shares on the settlement date of the Award, subject to the vesting of the Award (or portion thereof) with respect to which such dividend equivalents are credited. For the avoidance of doubt, any dividend equivalents in respect of any Award of RSUs shall have the same vesting conditions and vesting dates and shall be paid in accordance with the same terms as the Award to which they relate and no dividend equivalents will be paid on unvested Awards unless and until such Awards vest.
(e)    Shares delivered upon the vesting and settlement of an RSU Award may be evidenced in such manner as the Committee may deem appropriate, including book-entry registration.
(f)    The Committee may determine the form or forms (including cash, Shares, other Awards, other property or any combination thereof) in which payment of the amount owing upon settlement of any RSU Award may be made.
Section 10.    Performance Awards. The Committee is authorized to grant Performance Awards to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine:
(a)    Performance Awards may be denominated as a cash amount, number of Shares or units or a combination thereof and are Awards that may be earned upon achievement or satisfaction of performance conditions specified by the Committee. In addition, the Committee may specify that any other Award shall constitute a Performance Award by conditioning the grant to a Participant or the right of a Participant to exercise the Award or have it settled, and the timing thereof, upon achievement or satisfaction of such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions. Subject to the terms of the Plan, the performance goals to be achieved during any Performance Period, the length of any Performance Period, the amount of any Performance Award granted and the amount of any payment or transfer to be made pursuant to any Performance Award shall be determined by the Committee.
(b)    Performance criteria may be measured on an absolute (e.g., plan or budget) or relative basis, and may be established on a corporate-wide basis, with respect to one or more business units, divisions, Subsidiaries or business segments, or on an individual basis. If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which the Company conducts its business, or other events or circumstances render the performance objectives unsuitable, the Committee may modify the performance objectives or the related minimum acceptable level of achievement, in whole or in part, as the Committee deems appropriate and equitable such that it does not provide any undue enrichment or harm. Performance measures may vary from Performance Award to Performance Award and from Participant to Participant, and may be established on a stand-alone basis, in tandem or in the alternative. The Committee shall have the power to impose such other restrictions on Awards subject to this Section 10(b) as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements of any applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations.
(c)    Settlement of Performance Awards shall be in cash, Shares, other Awards, other property, net settlement, or any combination thereof, as determined in the discretion of the Committee.
(d)    A Performance Award shall not convey to a Participant the rights and privileges of a shareholder with respect to the Share subject to such Performance Award, such as the right to vote (except as relates to Restricted Stock) or the right to receive dividends, unless and until and to the extent a Share is issued to such Participant to settle such Performance Award. The Committee, in its sole discretion, may provide that a Performance Award shall convey the right to receive dividend equivalents on the Shares subject to such Performance Award with respect to

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any dividends or other distributions declared during the period that such Performance Award is outstanding, in which case, such dividend equivalent rights shall accumulate and shall be paid in cash or Shares on the settlement date of the Performance Award, subject to the Participant’s earning of the Shares with respect to which such dividend equivalents are paid upon achievement or satisfaction of performance conditions specified by the Committee. Shares delivered upon the vesting and settlement of a Performance Award may be evidenced in such manner as the Committee may deem appropriate, including book-entry registration. For the avoidance of doubt, no dividend equivalent rights shall be provided with respect to any Shares subject to Performance Awards that are not earned or otherwise do not vest or settle pursuant to their terms.
(e)    The Committee may, in its discretion, increase or reduce the amount of a settlement otherwise to be made in connection with a Performance Award.
Section 11.    Other Cash-Based Awards and Other Stock-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant Other Cash-Based Awards (either independently or as an element of or supplement to any other Award under the Plan) and Other Stock-Based Awards. The Committee shall determine the terms and conditions of such Awards. Shares delivered pursuant to an Award in the nature of a purchase right granted under this Section 11 shall be purchased for such consideration, and paid for at such times, by such methods and in such forms, including cash, Shares, other Awards, other property, net settlement, broker-assisted cashless exercise or any combination thereof, as the Committee shall determine; provided that the purchase price therefor shall not be less than the Fair Market Value of such Shares on the date of grant of such right.
Section 12.    Effect of Termination of Service or a Change in Control on Awards.
(a)    The Committee may provide, by rule or regulation or in any applicable Award Agreement, or may determine in any individual case, the circumstances in which, and the extent to which, an Award may be exercised, settled, vested, paid or forfeited in the event of a Participant’s Termination of Service prior to the end of a Performance Period or vesting, exercise or settlement of such Award.
(b)    Subject to the last sentence of Section 2(ii), the Committee may determine, in its discretion, whether, and the extent to which, (i) an Award will vest during a leave of absence, (ii) a reduction in service level (for example, from full-time to part-time employment) will cause a reduction, or other change, to an Award and (iii) a leave of absence or reduction in service will be deemed a Termination of Service.
(c)    In the event of a Change in Control, the Committee may, in its sole discretion, and on such terms and conditions as it deems appropriate, take any one or more of the following actions with respect to any outstanding Award, which need not be uniform with respect to all Participants and/or Awards:
(i)    continuation or assumption of such Award by the Company (if it is the surviving corporation) or by the successor or surviving entity or its parent;
(ii)    substitution or replacement of such Award by the successor or surviving entity or its parent with cash, securities, rights or other property to be paid or issued, as the case may be, by the successor or surviving entity (or a parent or subsidiary thereof), with substantially the same terms and value as such Award (including any applicable performance targets or criteria with respect thereto);
(iii)    acceleration of the vesting of such Award and the lapse of any restrictions thereon and, in the case of an Option or SAR Award, acceleration of the right to exercise such Award during a specified period (and the termination of such Option or SAR Award without payment of any consideration therefor to the extent such Award is not timely exercised), in each case, either (A) upon a Participant’s involuntary Termination of Service (including upon a termination of the Participant’s employment by the Company or an Affiliate (or a successor corporation or its parent thereof) without “cause”, by a Participant for “good reason” and/or due to a Participant’s death or “disability”, as such terms may be defined in the applicable Award Agreement and/or a

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Participant’s Service Agreement, as the case may be) on or within a specified period prior to or following the Change in Control or (B) upon the failure of the successor or surviving entity (or its parent) to continue or assume such Award;
(iv)     in the case of a Performance Award, determination of the level of attainment of the applicable performance condition(s); and
(v)    cancellation of such Award in consideration of a payment, with the form, amount and timing of such payment determined by the Committee in its sole discretion, subject to the following: (A) such payment shall be made in cash, securities, rights and/or other property; (B) the amount of such payment shall equal the value of such Award, as determined by the Committee in its sole discretion; provided that, in the case of an Option or SAR Award, if such value equals the Intrinsic Value of such Award, such value shall be deemed to be valid; provided further that, if the Intrinsic Value of an Option or SAR Award is equal to or less than zero, the Committee may, in its sole discretion, provide for the cancellation of such Award without payment of any consideration therefor (for the avoidance of doubt, in the event of a Change in Control, the Committee may, in its sole discretion, terminate any Option or SAR Awards for which the exercise or hurdle price is equal to or exceeds the per Share value of the consideration to be paid in the Change in Control transaction without payment of consideration therefor); and (C) such payment shall be made promptly following such Change in Control or on a specified date or dates following such Change in Control; provided that the timing of such payment shall comply with Section 409A of the Code.
Section 13.    General Provisions Applicable to Awards.
(a)    Awards shall be granted for such cash or other consideration, if any, as the Committee determines; provided that in no event shall Awards be issued for less than such minimal consideration as may be required by applicable law.
(b)    Awards may, in the discretion of the Committee, be granted either alone or in addition to or in tandem with any other Award or any award granted under any other plan of the Company. Awards granted in addition to or in tandem with other Awards, or in addition to or in tandem with awards granted under any other plan of the Company, may be granted either at the same time as or at a different time from the grant of such other Awards or awards.
(c)    Subject to the terms of the Plan, payments or transfers to be made by the Company upon the grant, exercise or settlement of an Award may be made in the form of cash, Shares, other Awards, other property, net settlement, or any combination thereof, as determined by the Committee in its discretion at the time of grant, and may be made in a single payment or transfer, in installments or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of dividend equivalents in respect of installment or deferred payments.
(d)    Except as may be permitted by the Committee or as specifically provided in an Award Agreement, (i) no Award and no right under any Award shall be assignable, alienable, saleable or transferable by a Participant other than by will, by the laws of descent and distribution, or pursuant to Section 13(e) and (ii) during a Participant’s lifetime, each Award, and each right under any Award, shall be exercisable only by such Participant or, if permissible under applicable law, by such Participant’s guardian or legal representative. The provisions of this Section 13(d) shall not apply to any Award that has been fully exercised or settled, as the case may be, and shall not preclude forfeiture of an Award in accordance with the terms thereof.
(e)    A Participant may designate a Beneficiary or change a previous Beneficiary designation only at such times as prescribed by the Committee, in its sole discretion, and only by using forms and following procedures approved or accepted by the Committee for that purpose.

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(f)    All certificates, if any, for Shares and/or other securities delivered under the Plan pursuant to any Award or the exercise or settlement thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations and other requirements of the U.S. Securities and Exchange Commission, any stock market or exchange upon which such Shares or other securities are then quoted, traded or listed, and any other applicable securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.
(g)    The Company will not be obligated to deliver any Shares under the Plan or remove restrictions from Shares previously delivered under the Plan until (i) all Award conditions have been met or removed to the Committee’s satisfaction, (ii) as determined by the Committee, all other legal matters regarding the issuance and delivery of such Shares have been satisfied, including any applicable securities laws, stock market or exchange rules and regulations or accounting or tax rules and regulations and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Committee deems necessary or appropriate to satisfy any applicable laws. The Company’s inability to obtain authority from any regulatory body having jurisdiction, which the Committee determines is necessary to the lawful issuance and sale of any Shares, will relieve the Company of any liability for failing to issue or sell such Shares as to which such requisite authority has not been obtained.
(h)    The Committee may impose restrictions on any Award with respect to non-competition, non-solicitation, confidentiality and other restrictive covenants, or requirements to comply with minimum share ownership requirements, as it deems necessary or appropriate in its sole discretion, which such restrictions may be set forth in any applicable Award Agreement or otherwise.
Section 14.    Amendments and Terminations.
(a)    Amendment or Termination of the Plan. Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award Agreement or in the Plan, the Board may amend, alter, suspend, discontinue or terminate the Plan or any portion thereof at any time; provided, however, that no such amendment, alteration, suspension, discontinuation or termination shall be made without (i) shareholder approval if such approval is required by applicable law or the rules of the stock market or exchange, if any, on which the Shares are principally quoted or traded or (ii) subject to Section 5(c) and Section 12, the consent of the affected Participant, if such action would materially adversely affect the rights of such Participant under any outstanding Award, except (x) to the extent any such amendment, alteration, suspension, discontinuance or termination is made to cause the Plan to comply with applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations or (y) to impose any “clawback” or recoupment provisions on any Awards (including any amounts or benefits arising from such Awards) in accordance with Section 18. Notwithstanding anything to the contrary in the Plan, the Committee may amend the Plan, or create sub-plans, in such manner as may be necessary or desirable to enable the Plan to achieve its stated purposes in any jurisdiction in a tax-efficient manner and in compliance with local rules and regulations.
(b)    Dissolution or Liquidation. In the event of the dissolution or liquidation of the Company, each Award shall terminate immediately prior to the consummation of such action, unless otherwise determined by the Committee.
(c)    Terms of Awards. The Committee may waive any conditions or rights under, amend any terms of, or amend, alter, suspend, discontinue or terminate any Award theretofore granted (including by substituting another Award of the same or a different type), prospectively or retroactively, without the consent of any relevant Participant or holder or Beneficiary of an Award; provided, however, that, subject to Section 5(c) and Section 12, no such action shall materially adversely affect the rights of any affected Participant or holder or Beneficiary under any Award theretofore granted under the Plan, except (x) to the extent any such action is made to cause the Plan or Award to comply with applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations, or (y) to impose any “clawback” or recoupment provisions on any Awards (including any amounts or

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benefits arising from such Awards) in accordance with Section 18. The Committee shall be authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of events (including the events described in Section 5(c)) affecting the Company, or the financial statements of the Company, or of changes in applicable laws, regulations or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.
(d)    No Repricing. Except as provided in Section 5(c), the Committee may not, without shareholder approval, seek to effect any re-pricing of any previously granted “underwater” Option, SAR or similar Award by: (i) amending or modifying the terms of the Option, SAR or similar Award to lower the exercise or hurdle price; (ii) cancelling the underwater Option, SAR or similar Award and granting either (A) replacement Options, SARs or similar Awards having a lower exercise or hurdle price or (B) Restricted Shares, RSUs, Performance Awards or Other Share-Based Awards in exchange; or (iii) cancelling or repurchasing the underwater Options, SARs or similar Awards for cash or other securities. An Option, SAR or similar Award will be deemed to be “underwater” at any time when the Fair Market Value of the Shares covered by such Award is less than the exercise or hurdle price of the Award.
Section 15.    Miscellaneous.
(a)    No Employee, Consultant, non-employee Director, Participant, or other Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Employees, Participants or holders or Beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to each recipient. Any Award granted under the Plan shall be a one-time Award that does not constitute a promise of future grants. The Company, in its sole discretion, maintains the right to make available future grants under the Plan.
(b)    The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of, or to continue to provide services to, the Company or any Affiliate. Further, the Company or any applicable Affiliate may at any time dismiss a Participant, free from any liability, or any claim under the Plan, unless otherwise expressly provided in the Plan, any Award Agreement or any other agreement binding on the parties, or otherwise required under applicable laws. The receipt of any Award under the Plan is not intended to confer any rights on the receiving Participant except as set forth in the applicable Award Agreement.
(c)    No payment pursuant to the Plan shall be taken into account in determining any benefits under any severance, pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Affiliate, except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.
(d)    Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation arrangements, including the grant of options and other stock-based awards, and such arrangements may be either generally applicable or applicable only in specific cases.
(e)    The Company shall be authorized to withhold from any Award granted or any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to a Participant the amount (in cash, Shares, other Awards, other property, net settlement, or any combination thereof) of applicable withholding taxes due in respect of an Award, its exercise or settlement or any payment or transfer under such Award or under the Plan and to take such other action (including providing for elective payment of such amounts in cash or Shares by such Participant) as may be necessary to satisfy all obligations for the payment of such taxes and, unless otherwise determined by the Committee in its discretion, to the extent such withholding would not result in liability classification of such Award (or any portion thereof) pursuant to FASB ASC Subtopic 718-10.

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(f)    If any provision of the Plan or any Award Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award Agreement, such provision shall be stricken as to such jurisdiction, Person or Award, and the remainder of the Plan and any such Award Agreement shall remain in full force and effect.
(g)    Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company.
(h)    Unless otherwise determined by the Committee, no fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash or other securities shall be paid or transferred in lieu of any fractional Shares, or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.
(i)    Awards may be granted to Participants who are non-United States nationals or employed or otherwise providing services outside the United States, or both, on such terms and conditions different from those applicable to Awards to Participants who are employed or otherwise providing services in the United States as may, in the judgment of the Committee, be necessary or desirable to recognize differences in local law, tax policy or custom, or to rely on or qualify for applicable tax-qualified regimes. The Committee also may impose conditions on the exercise or vesting of Awards in order to minimize the Company’s obligation with respect to tax equalization for Participants on assignments outside their home country.
Section 16.    Effective Date of the Plan. The Plan shall be effective as of the Effective Date.
Section 17.    Term of the Plan. No Award shall be granted under the Plan after the earliest to occur of (i) the 10-year anniversary of the Effective Date; (ii) the maximum number of Shares available for issuance under the Plan have been issued; or (iii) the Board terminates the Plan in accordance with Section 14(a). However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond such date, and the authority of the Committee to amend, alter, adjust, suspend, discontinue or terminate any such Award, or to waive any conditions or rights under any such Award, and the authority of the Board to amend the Plan, shall extend beyond such date.
Section 18.    Cancellation or “Clawback” of Awards.
(a)    The Committee may specify in an Award Agreement that a Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include a Termination of Service with or without “cause” (as such term may be defined in the applicable Award Agreement and/or a Participant’s Service Agreement, as the case may be, and, in the case of any such “cause” that is resulting from an indictment or other non-final determination, the Committee may provide for such Award to be held in escrow or abeyance until a final resolution of the matters related to such event occurs, at which time the Award shall either be reduced, cancelled or forfeited (as provided in such Award Agreement) or remain in effect, depending on the outcome), violation of material policies, breach of non-competition, non-solicitation, confidentiality or other restrictive covenants, or requirements to comply with minimum share ownership requirements, that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company and/or its Affiliates.

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(b)    The Committee shall have full authority to implement any policies and procedures necessary to comply with any reduction, cancellation, forfeiture or recoupment requirement imposed under any applicable laws, rules, regulations or stock exchange listing standard or under any associated Company recoupment policy, including Section 954 of the U.S. Dodd-Frank Wall Street Reform and Consumer Protection Act, Section 10D of the Exchange Act and any rules promulgated thereunder and any other regulatory regimes, including Rule 10D-1 of the Exchange Act and Section 303A.14 of the NYSE Listed Company Manual. Notwithstanding anything to the contrary contained herein, any Awards granted under the Plan (including any amounts or benefits arising from such Awards) shall be subject to any clawback or recoupment arrangements or policies the Company has in place from time to time, and the Committee may, to the extent permitted by applicable law and stock exchange rules or by any applicable Company policy or arrangement, and shall, to the extent required, cancel or require reimbursement of any Awards granted to the Participant or any Shares issued or cash received upon vesting, exercise or settlement of any such Awards or sale of Shares underlying such Awards.
Section 19.    Section 409A of the Code. With respect to Awards subject to Section 409A of the Code, the Plan is intended to comply with the requirements of Section 409A of the Code, and the provisions of the Plan and any Award Agreement shall be interpreted in a manner that satisfies the requirements of Section 409A of the Code, and the Plan shall be operated accordingly. If any provision of the Plan or any term or condition of any Award would otherwise frustrate or conflict with this intent, the provision, term or condition shall be interpreted and deemed amended so as to avoid this conflict. Notwithstanding anything in the Plan to the contrary, if the Board considers a Participant to be a “specified employee” under Section 409A of the Code at the time of such Participant’s “separation from service” (as defined in Section 409A of the Code), and any amount hereunder is “deferred compensation” subject to Section 409A of the Code, any distribution of such amount that otherwise would be made to such Participant with respect to an Award as a result of such “separation from service” shall not be made until the date that is six months after such “separation from service,” except to the extent that earlier distribution would not result in such Participant’s incurring interest or additional tax under Section 409A of the Code. If an Award includes a “series of installment payments” (within the meaning of Section 1.409A-2(b)(2)(iii) of the Treasury Regulations), a Participant’s right to such series of installment payments shall be treated as a right to a series of separate payments and not as a right to a single payment, and if an Award includes “dividend equivalents” (within the meaning of Section 1.409A-3(e) of the Treasury Regulations), a Participant’s right to such dividend equivalents shall be treated separately from the right to other amounts under the Award. Notwithstanding the foregoing, the tax treatment of the benefits provided under the Plan or any Award Agreement is not warranted or guaranteed, and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by a Participant on account of non-compliance with Section 409A of the Code.
Section 20.    Successors and Assigns. The terms of the Plan shall be binding upon and inure to the benefit of the Company and any successor entity, including any successor entity contemplated by Section 12(c).
Section 21.    Governing Law. The Plan and each Award Agreement shall be governed by the laws of the State of Delaware, without application of the conflicts of law principles thereof.

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Appendix C

GODADDY INC.
2024 EMPLOYEE STOCK PURCHASE PLAN
1.    Purpose.
The purpose of the Plan is to provide employees of the Company and its Designated Companies with an opportunity to purchase Common Stock through accumulated Contributions. The Company intends for the Plan to have two components: a Code Section 423 Component (“423 Component”) and a non-Code Section 423 Component (“Non-423 Component”). The Company’s intention is to have 423 Component of the Plan qualify as an “employee stock purchase plan” under Section 423 of the Code to the extent possible. The provisions of the 423 Component, accordingly, will be construed so as to extend and limit Plan participation in a uniform and nondiscriminatory basis consistent with the requirements of Section 423 of the Code. In addition, this Plan authorizes the grant of an option to purchase shares of Common Stock under the Non-423 Component that does not qualify as an “employee stock purchase plan” under Section 423 of the Code; such an option will be granted to the extent that the Administrator determines that the Plan is not able to satisfy the requirements of Section 423 of the Code or otherwise pursuant to rules, procedures or sub-plans adopted by the Administrator designed to achieve tax, foreign exchange or securities laws or other objectives for Eligible Employees and the Company. Except as otherwise provided herein or as may be determined by the Administrator from time to time, the Non-423 Component will operate and be administered in the same manner as the 423 Component. The Company intends to issue options under the Non-423 Component unless and until it may issue options under the 423 Component that are eligible to satisfy the requirements of Section 423 of the Code.
2.    Eligibility.
(a)    Offering Periods. Any Eligible Employee on a given Enrollment Date will be eligible to participate in the Plan, subject to the requirements of Section 4.
(b)    Non-U.S. Employees. Eligible Employees who are citizens or residents of a non-U.S. jurisdiction (without regard to whether they also are citizens or residents of the United States or resident aliens (within the meaning of Section 7701(b)(1)(A) of the Code)) may be excluded from participation in the Plan or an Offering if the participation of such Eligible Employees is prohibited under the laws of the applicable jurisdiction or if complying with the laws of the applicable jurisdiction would cause the Plan or an Offering to violate Section 423 of the Code. In the case of the Non-423 Component, an Eligible Employee also may be excluded from participation in the Plan or an Offering if the Administrator determines in its discretion that participation of such Eligible Employee is not advisable or practicable.
(c)    Limitations. Any provisions of the Plan to the contrary notwithstanding, no Eligible Employee will be granted an option under the Plan (i) to the extent that, immediately after the grant, such Eligible Employee (or any other person whose stock would be attributed to such Eligible Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company or any Parent or Subsidiary of the Company and/or hold outstanding options to purchase such stock possessing 5% or more of the total combined voting power or value of all classes of the capital stock of the Company or of any Parent or Subsidiary of the Company, or (ii) to the extent that his or her rights to purchase stock under all employee stock purchase plans (as defined in Section 423 of the Code) of the Company or any Parent or Subsidiary of the Company accrues at a rate, which exceeds $25,000 worth of stock (determined at the Fair Market Value of the stock at the time such option is granted) for each calendar year in which such option is outstanding at any time, as determined in accordance with Section 423 of the Code and the regulations thereunder.

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3.    Offering Periods.
The Plan will be implemented by consecutive Offering Periods with a new Offering Period commencing on the first Trading Day on or after May 15 and November 15 each year, or on such other date as the Administrator will determine. The Administrator will have the power to change the duration of Offering Periods (including the commencement dates thereof) with respect to future Offerings without stockholder approval if such change is announced prior to the scheduled beginning of the first Offering Period to be affected thereafter; provided, however, that no Offering Period may last more than 27 months.
4.    Participation.
An Eligible Employee may participate in the Plan by (i) submitting to the Company’s stock administration office (or its designee), on or before a date determined by the Administrator prior to an applicable Enrollment Date, a properly completed subscription agreement authorizing Contributions in the form provided by the Administrator for such purpose, or (ii) following an electronic or other enrollment procedure determined by the Administrator.
5.    Contributions.
(a)    At the time a Participant enrolls in the Plan pursuant to Section 4, he or she will elect to have Contributions (in the form of payroll deductions or otherwise, to the extent permitted by the Administrator) made on each pay day during the Offering Period in an amount not exceeding 15% of the Compensation, which he or she receives on each pay day during the Offering Period (for illustrative purposes, should a pay day occur on an Exercise Date, a Participant will have any payroll deductions made on such day applied to his or her account under the then-current Offering Period), unless otherwise determined by the Administrator. The Administrator, in its sole discretion, may permit all Participants in a specified Offering to contribute amounts to the Plan through payment by cash, check, wire transfer or other means set forth in the subscription agreement or approved in writing by the Administrator prior to each Exercise Date of each Offering Period. A Participant’s Contribution elections will remain in effect for successive Offering Periods unless the Participant makes new elections pursuant to the procedures set forth in Section 4 and this Section 5 or such elections are otherwise terminated as provided in Section 9 hereof.
(b)    Unless otherwise determined by the Administrator, in the event Contributions are made in the form of payroll deductions, such payroll deductions for a Participant will commence on the first pay day following the Enrollment Date and will end on the last pay day on or prior to the Exercise Date of such Offering Period to which such authorization is applicable, unless sooner terminated by the Participant as provided in Section 9 hereof.
(c)    All Contributions made for a Participant will be credited to his or her account under the Plan and Contributions will be made in whole percentages only. A Participant may not make any additional payments into such account.
(d)    A Participant may discontinue his or her participation in the Plan as provided in Section 9. Except as may be permitted by the Administrator, as determined in its sole discretion, a Participant may not change the rate of his or her Contributions during an Offering Period. A Participant may change the rate of his or her Contributions for future Offering Periods by completing new elections in accordance with Sections 4 and 5(a).
(e)    Notwithstanding any provisions to the contrary in the Plan, the Administrator may allow Eligible Employees to participate in the Plan via cash contributions or other methods instead of payroll deductions if (i) payroll deductions are not permitted under applicable local law, (ii) the Administrator determines that cash contributions are permissible under Section 423 of the Code or (iii) for Participants participating in the Non-423 Component.

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(f)    At any time that a taxable event related to the Plan occurs, the Participant must make adequate provision for all U.S. and non-U.S. federal, state, local or any other taxes (including, without limitation, income tax, national insurance, social security, fringe benefits tax, payment on account and any employer tax liability which has been transferred to the Participant) for which the Participant is liable in connection with his or her participation in the Plan. The Company or the Employer may, but will not be obligated to, withhold from the Participant’s compensation the amount necessary for the Company or the Employer to meet applicable withholding obligations, including any withholding required to make available to the Company or the Employer any tax deductions or benefits attributable to sale or early disposition of Common Stock by the Participant. In addition, the Company or the Employer may, but will not be obligated to, withhold a sufficient number of shares of Common Stock otherwise issuable following the exercise of the option, withhold from the proceeds of the sale of Common Stock (either through a voluntary sale or a mandatory sale arranged by the Company), or apply any other method of withholding the Company or the Employer deems appropriate to the extent permitted by U.S. Treasury Regulation Section 1.423-2(f), as applicable to the Offering.
6.    Grant of Option.
On the Enrollment Date of each Offering Period, each Eligible Employee participating in such Offering Period will be granted an option to purchase on each Exercise Date during such Offering Period (at the applicable Purchase Price) up to a number of shares of Common Stock determined by dividing such Eligible Employee’s Contributions accumulated as of such Exercise Date and retained in the Eligible Employee’s account as of the Exercise Date by the applicable Purchase Price; provided that in no event will an Eligible Employee be permitted to purchase under the Plan, during each calendar year more than 1,500 shares of Common Stock and during each Offering Period more than 1,500 shares of Common Stock (in each case subject to any adjustment pursuant to Section 18), and provided further that such purchase will be subject to the limitations set forth in Sections 2(c) and 12. The Eligible Employee may accept the grant of such option with respect to any subsequent Offering Period under the Plan, by electing to participate in the Plan in accordance with the requirements of Section 4. The Administrator may, for future Offering Periods, increase or decrease, in its absolute discretion, the maximum number of shares of Common Stock that an Eligible Employee may purchase during each Offering Period. Exercise of the option will occur as provided in Section 7, unless the Participant has withdrawn pursuant to Section 9 or the Participant’s participation in the Plan has terminated pursuant to Section 10. The option will expire on the last day of the Offering Period.
7.    Exercise of Option.
(a)    Unless a Participant withdraws from the Plan as provided in Section 9 or his or her participation in the Plan has terminated pursuant to Section 10, his or her option for the purchase of shares of Common Stock will be exercised automatically on the Exercise Date, and the maximum number of full shares subject to the option will be purchased for such Participant at the applicable Purchase Price with the accumulated Contributions from his or her account (subject to the limitations set forth in Sections 2(c), 6 and 12). Unless otherwise determined by the Administrator, no fractional shares of Common Stock will be purchased; any Contributions accumulated in a Participant’s account, which are not sufficient to purchase a full share, will be retained in the Participant’s account for the subsequent Offering Period, subject to earlier withdrawal by the Participant as provided in Section 9. Any other funds left over in a Participant’s account after the Exercise Date will be returned to the Participant. During a Participant’s lifetime, a Participant’s option to purchase shares hereunder is exercisable only by him or her.
(b)    If the Administrator determines that, on a given Exercise Date, the number of shares of Common Stock with respect to which options are to be exercised may exceed (i) the number of shares of Common Stock that were available for sale under the Plan on the Enrollment Date of the applicable Offering Period, or (ii) the number of shares of Common Stock available for sale under the Plan on such Exercise Date, or (iii) 1,000,000 shares of Common Stock during any calendar year, the Administrator may in its sole discretion (x) provide that the Company will make a pro rata allocation of the shares of Common Stock available for purchase on such Enrollment Date or Exercise Date, as applicable, in as uniform a manner as will be practicable and as it will determine in its sole discretion to be equitable among all Participants exercising options to purchase Common Stock on such Exercise Date, and continue all Offering

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Periods then in effect or (y) provide that the Company will make a pro rata allocation of the shares available for purchase on such Enrollment Date or Exercise Date, as applicable, in as uniform a manner as will be practicable and as it will determine in its sole discretion to be equitable among all participants exercising options to purchase Common Stock on such Exercise Date, and terminate any or all Offering Periods then in effect pursuant to Section 19. The Company may make a pro rata allocation of the shares available on the Enrollment Date of any applicable Offering Period pursuant to the preceding sentence, notwithstanding any authorization of additional shares for issuance under the Plan by the Company’s stockholders subsequent to such Enrollment Date. For the avoidance of doubt, no option granted under the Plan shall permit a Participant to purchase shares of Common Stock which, if added together with the total number of shares of Common Stock purchased by all other Participants in such Offering, would exceed any of the limits set forth in this Section 7.
8.    Delivery.
As soon as reasonably practicable after each Exercise Date on which a purchase of shares of Common Stock occurs, the Company will arrange the delivery to each Participant of the shares purchased upon exercise of his or her option in a form determined by the Administrator (in its sole discretion) and pursuant to rules established by the Administrator. The Company may permit or require that shares be deposited directly with a broker designated by the Company or to another designated agent of the Company, and the Company may utilize electronic or automated methods of share transfer. The Company may require that shares be retained with such broker or agent for a designated period of time and/or may establish other procedures to permit tracking of disqualifying dispositions of such shares. No Participant will have any voting, dividend, or other stockholder rights with respect to shares of Common Stock subject to any option granted under the Plan until such shares have been purchased and delivered to the Participant as provided in this Section 8.
9.    Withdrawal.
(a)    A Participant may withdraw all but not less than all the Contributions credited to his or her account and not yet used to exercise his or her option under the Plan not less than 15 days prior to the end of an Offering Period (unless otherwise determined by the Administrator), by (i) submitting to the Company’s stock administration office (or its designee) a written notice of withdrawal in the form determined by the Administrator for such purpose, or (ii) following an electronic or other withdrawal procedure determined by the Administrator. All of the Participant’s Contributions credited to his or her account will be paid to such Participant promptly after receipt of notice of withdrawal or, in the case of his or her death, to the person or persons entitled thereto under Section 14, and such Participant’s option for the Offering Period will be automatically terminated, and no further Contributions for the purchase of shares will be made for such Offering Period. If a Participant withdraws from an Offering Period, Contributions will not resume at the beginning of the succeeding Offering Period, unless the Participant re-enrolls in the Plan in accordance with the provisions of Section 4.
(b)    A Participant’s withdrawal from an Offering Period will not have any effect upon his or her eligibility to participate in any similar plan that may hereafter be adopted by the Company or in succeeding Offering Periods that commence after the termination of the Offering Period from which the Participant withdraws.
10.    Termination of Employment.
Upon a Participant’s ceasing to be an Eligible Employee, for any reason, he or she will be deemed to have elected to withdraw from the Plan and the Contributions credited to such Participant’s account during the Offering Period but not yet used to purchase shares of Common Stock under the Plan will be returned to such Participant or, in the case of his or her death, to the person or persons entitled thereto under Section 14, and such Participant’s option will be automatically terminated. Unless determined otherwise by the Administrator in a manner that, with respect to an Offering under the 423 Component, is permitted by, and compliant with, Section 423 of the Code, a Participant whose employment transfers between entities through a termination with an immediate rehire (with no break in service) by the Company or a Designated Company shall not be treated as terminated under the Plan; however, no Participant shall be deemed to switch from an Offering under the Non-423 Component to an Offering under the 423 Component or vice versa unless

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(and then only to the extent) such switch would not cause the 423 Component or any option thereunder to fail to comply with Section 423 of the Code.
11.    Interest.
No interest will accrue on the Contributions of a participant in the Plan, except as may be required by Applicable Law, as determined by the Company, and if so required by the laws of a particular jurisdiction, shall, with respect to Offerings under the 423 Component, apply to all Participants in the relevant Offering, except to the extent otherwise permitted by U.S. Treasury Regulation Section 1.423-2(f).
12.    Stock.
(a)    Subject to adjustment upon changes in capitalization of the Company as provided in Section 18 hereof, the maximum number of shares of Common Stock that will be made available for sale under the Plan on and after the Effective Date will be 4,605,000 shares of Common Stock less the number of shares of Common Stock purchased under the Prior Plan after December 31, 2023 and prior to the commencement of the first Offering Period under the Plan. If any purchase of shares of Common Stock pursuant to an option under the Plan is not consummated, the shares not purchased under such option will again become available for issuance under the Plan.
(b)    Until the shares of Common Stock are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), a Participant will only have the rights of an unsecured creditor with respect to such shares, and no right to vote or receive dividends or any other rights as a stockholder will exist with respect to such shares.
(c)    Shares of Common Stock to be delivered to a Participant under the Plan will be registered in the name of the Participant or in the name of the Participant and his or her spouse.
13.    Administration.
(a)    The Plan will be administered by the Board or a Committee appointed by the Board, which Committee will be constituted to comply with Applicable Laws. The Administrator will have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to designate separate Offerings under the Plan, to designate Subsidiaries and Affiliates as Designated Companies and whether they are participating in the 423 Component or Non-423 Component, to determine eligibility, to adjudicate all disputed claims filed under the Plan and to establish such procedures that it deems necessary for the administration of the Plan (including, without limitation, to adopt such procedures and sub-plans as are necessary or appropriate to permit the participation in the Plan by Eligible Employees who are non-U.S. nationals or employed outside the U.S., the terms of which sub-plans may take precedence over other provisions of this Plan, with the exception of Section 12(a) hereof, but unless otherwise superseded by the terms of such sub-plan, the provisions of this Plan shall govern the operation of such sub-plan). Unless otherwise determined by the Administrator, the employees eligible to participate in each sub-plan will participate in a separate Offering and will be in the Non-423 Component, unless such designation would cause the 423 Component to violate the requirements of Section 423 of the Code. Without limiting the generality of the foregoing, the Administrator is specifically authorized to adopt rules and procedures regarding eligibility to participate, the definition of Compensation, handling of Contributions, making of Contributions to the Plan (including, without limitation, in forms other than payroll deductions), establishment of bank or trust accounts to hold Contributions, payment of interest, conversion of local currency, obligations to pay payroll tax, determination of beneficiary designation requirements, withholding procedures and handling of stock certificates that vary with applicable local requirements. The Administrator also is authorized to determine that, to the extent permitted by U.S. Treasury Regulation Section 1.423-2(f), the terms of an option granted under the Plan or an Offering to citizens or residents of a non-U.S. jurisdiction will be less favorable than the terms of options granted under the Plan or the same Offering to employees resident solely in the U.S. Every finding, decision and determination made by the Administrator will, to the full extent permitted by law, be final and binding upon all parties.

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(b)    To the extent permitted by applicable law, including under Section 157(c) of the Delaware General Corporation Law, the Administrator may delegate some or all of its authority under the Plan to a subcommittee or subcommittees of the Committee, or to other persons or groups of persons as it deems necessary, appropriate or advisable under conditions or limitations that it may set at or after the time of the delegation.
14.    Designation of Beneficiary.
(a)    If permitted by the Administrator, a Participant may file a designation of a beneficiary who is to receive any shares of Common Stock and cash, if any, from the Participant’s account under the Plan in the event of such Participant’s death subsequent to an Exercise Date on which the option is exercised but prior to delivery to such Participant of such shares and cash. In addition, if permitted by the Administrator, a Participant may file a designation of a beneficiary who is to receive any cash from the Participant’s account under the Plan in the event of such Participant’s death prior to exercise of the option. If a Participant is married and the designated beneficiary is not the spouse, to the extent required by Applicable Laws, spousal consent will be required for such designation to be effective.
(b)    Such designation of beneficiary may be changed by the Participant at any time by notice in a form determined by the Administrator. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan and under Applicable Laws who is living at the time of such Participant’s death, the Company will deliver such shares and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.
(c)    All beneficiary designations will be in such form and manner as the Administrator may designate from time to time. Notwithstanding Sections 14(a) and (b) above, the Company and/or the Administrator may decide not to permit such designations by Participants in non-U.S. jurisdictions to the extent permitted by U.S. Treasury Regulation Section 1.423-2(f).
15.    Transferability.
Neither Contributions credited to a Participant’s account nor any rights with regard to the exercise of an option or to receive shares of Common Stock under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 14 hereof) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition will be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 9 hereof.
16.    Use of Funds.
The Company may use all Contributions received or held by it under the Plan for any corporate purpose, and the Company will not be obligated to segregate such Contributions except under Offerings or for Participants in the Non-423 Component for which Applicable Laws require that Contributions to the Plan by Participants be segregated from the Company’s or the Employer’s general corporate funds and/or deposited with an independent third party. Until shares of Common Stock are issued, Participants will only have the rights of an unsecured creditor with respect to such shares.
17.    Reports.
Individual accounts will be maintained for each Participant in the Plan. Statements of account will be given to Participants at least annually, which statements will set forth the amounts of Contributions, the Purchase Price, the number of shares of Common Stock purchased and the remaining cash balance, if any.

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18.    Adjustments, Dissolution, Liquidation, Merger or Change in Control.
(a)    Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Common Stock or other securities of the Company, or other change in the corporate structure of the Company affecting the Common Stock occurs, the Administrator, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will, in such manner as it may deem equitable, adjust the number and class of Common Stock that may be delivered under the Plan, the Purchase Price per share and the number of shares of Common Stock covered by each option under the Plan that has not yet been exercised, and the numerical limits of Sections 6 and 12.
(b)    Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, any Offering Period then in progress will be shortened by setting a New Exercise Date, and will terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Administrator. The New Exercise Date will be before the date of the Company’s proposed dissolution or liquidation. The Administrator will notify each Participant in writing or electronically, prior to the New Exercise Date, that the Exercise Date for the Participant’s option has been changed to the New Exercise Date and that the Participant’s option will be exercised automatically on the New Exercise Date, unless prior to such date the Participant has withdrawn from the Offering Period as provided in Section 9 hereof.
(c)    Merger or Change in Control. In the event of a merger or Change in Control, each outstanding option will be assumed or an equivalent option substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the option, the Offering Period with respect to which such option relates will be shortened by setting a New Exercise Date on which such Offering Period shall end. The New Exercise Date will occur before the date of the Company’s proposed merger or Change in Control. The Administrator will notify each Participant in writing or electronically prior to the New Exercise Date, that the Exercise Date for the Participant’s option has been changed to the New Exercise Date and that the Participant’s option will be exercised automatically on the New Exercise Date, unless prior to such date the Participant has withdrawn from the Offering Period as provided in Section 9 hereof.
19.    Amendment or Termination.
The Administrator, in its sole discretion, may amend, suspend, or terminate the Plan, or any part thereof, at any time and for any reason. If the Plan is terminated, the Administrator, in its discretion, may elect to terminate all outstanding Offering Periods either immediately or upon completion of the purchase of shares of Common Stock on the next Exercise Date (which may be sooner than originally scheduled, if determined by the Administrator in its discretion), or may elect to permit Offering Periods to expire in accordance with their terms (and subject to any adjustment pursuant to Section 18). If the Offering Periods are terminated prior to expiration, all amounts then credited to Participants’ accounts that have not been used to purchase shares of Common Stock will be returned to the Participants (without interest thereon, except as otherwise required under Applicable Laws, as further set forth in Section 11 hereof) as soon as administratively practicable.
20.    Notices.
All notices or other communications by a Participant to the Company under or in connection with the Plan will be deemed to have been duly given when received in the form and manner specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.
21.    Conditions Upon Issuance of Shares.
Shares of Common Stock will not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto will comply with all Applicable Laws, including, without limitation, the

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U.S. Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and will be further subject to the approval of counsel for the Company with respect to such compliance. As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any Applicable Law.
22.    Code Section 409A.
The 423 Component of the Plan is intended to be exempt from the application of Code Section 409A as options granted thereunder are intended to constitute “statutory stock options” within the meaning of U.S. Treasury Regulation Section 1.409A-1(b)(5)(ii) and any ambiguities herein will be interpreted to so be exempt from Code Section 409A. The Non-423 Component of the Plan is intended to be exempt from the application of Code Section 409A as options granted thereunder are intended to constitute “short term deferrals” within the meaning of U.S. Treasury Regulation Section 1.409A-1(b)(4) and any ambiguities herein will be interpreted such that those options shall so be exempt from Code Section 409A. In furtherance of the foregoing and notwithstanding any provision in the Plan to the contrary, if the Administrator determines that an option granted under the Plan may be subject to Code Section 409A or that any provision in the Plan would cause an option under the Plan to be subject to Code Section 409A, the Administrator may amend the terms of the Plan and/or of an outstanding option granted under the Plan, or take such other action the Administrator determines is necessary or appropriate, in each case, without the Participant’s consent, to exempt any outstanding option or future option that may be granted under the Plan from or to allow any such options to comply with Code Section 409A, but only to the extent any such amendments or action by the Administrator would not violate Code Section 409A. Notwithstanding the foregoing, the Company shall have no liability to a Participant or any other party if the option to purchase Common Stock under the Plan that is intended to be exempt from or compliant with Code Section 409A is not so exempt or compliant or for any action taken by the Administrator with respect thereto. The Company makes no representation that the option to purchase Common Stock under the Plan is compliant with Code Section 409A.
23.    Term of Plan.
The Plan will become effective upon its approval by the stockholders of the Company as set forth in Section 24 (such date, the “Effective Date”). It will continue in effect for a term of ten years, unless sooner terminated under Section 19.
24.    Stockholder Approval.
The Plan will be subject to approval by the stockholders of the Company within 12 months after the date the Plan is adopted by the Board. Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws.
25.    Governing Law.
The Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware (except its choice- of-law provisions).
26.    No Right to Employment.
Participation in the Plan by a Participant shall not be construed as giving a Participant the right to be retained as an employee of the Company or any Subsidiary or Affiliate, as applicable. Furthermore, the Employer may dismiss a Participant from employment at any time, free from any liability or any claim under the Plan.

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27.    Severability.
If any provision of the Plan is or becomes or is deemed to be invalid, illegal, or unenforceable for any reason in any jurisdiction or as to any Participant, such invalidity, illegality or unenforceability shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as to such jurisdiction or Participant as if the invalid, illegal or unenforceable provision had not been included.
28.    Compliance with Applicable Laws.
The terms of this Plan are intended to comply with all Applicable Laws and will be construed accordingly.
29.    Definitions.
(a)    “Administrator” means the Board or any Committee designated by the Board to administer the Plan pursuant to Section 13.
(b)    “Affiliate” means any entity, other than a Subsidiary, in which the Company has an equity or other ownership interest.
(c)    “Applicable Laws” means the requirements relating to the administration of equity-based awards and the related issuance of shares of Common Stock under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable tax, securities or exchange control laws, regulations and procedures of any non-U.S. jurisdiction.
(d)    “Board” means the Board of Directors of the Company.
(e)    “Change in Control” means the occurrence of any of the following events:
(i)    A change in the ownership of the Company which occurs on the date that any one person, or more than one person acting as a group (“Person”), acquires ownership of the stock of the Company that, together with the stock held by such Person, constitutes more than 50% of the total voting power of the stock of the Company; provided, however, that for purposes of this subsection, the acquisition of additional stock by any one Person, who is considered to own more than 50% of the total voting power of the stock of the Company will not be considered a Change in Control; or
(ii)    A change in the effective control of the Company which occurs on the date that a majority of members of the Board is replaced during any 12-month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purposes of this clause (ii), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Change in Control; or
(iii)    A change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any Person acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than 50% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, however, that for purposes of this subsection, the following will not constitute a change in the ownership of a substantial portion of the Company’s assets: (A) a transfer to an entity that is controlled by the Company’s stockholders immediately after the transfer, or (B) a transfer of assets by the Company to: (1) a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company’s stock, (2) an entity, 50% or more of the total value or voting power of which is owned, directly or indirectly, by the Company, (3) a Person, that owns, directly or indirectly, 50% or more of the total value or voting power of all the outstanding stock of the Company, or (4) an entity, at least 50% of the total value or voting power of which is owned, directly or indirectly,

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by a Person described in this subsection (iii)(B)(3). For purposes of this subsection, gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.
For purposes of this definition, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company.
Notwithstanding the foregoing, a transaction will not be deemed a Change in Control unless the transaction qualifies as a change in control event within the meaning of Code Section 409A, as it has been and may be amended from time to time, and any proposed or final U.S. Treasury Regulations and Internal Revenue Service guidance that has been promulgated or may be promulgated thereunder from time to time.
Further and for the avoidance of doubt, a transaction will not constitute a Change in Control if: (i) its sole purpose is to change the state of the Company’s incorporation, or (ii) its sole purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.
(f)    “Code” means the U.S. Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or U.S. Treasury Regulation thereunder will include such section or regulation, any valid regulation or other official applicable guidance promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.
(g)    “Committee” means a committee of the Board appointed in accordance with Section 13 hereof.
(h)    “Common Stock” means the Class A common stock of the Company, $0.001 par value per share.
(i)    “Company” means GoDaddy Inc., a Delaware corporation, or any successor thereto.
(j)    “Compensation” means a Participant’s wages, salaries, fees for professional service and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the Company or any Designated Company (including, but not limited to, bonuses, commissions payments, compensation for services on the basis of a percentage of profits, and tips) but exclusive of payments for equity compensation income and other similar compensation, employee expense reimbursements, payments or allowances, fringe benefit allowances subject to tax withholding under Code Section 3401(a), taxable prizes and awards, taxable fringe benefits, compensation received from unfunded nonqualified deferred compensation plans, severance payments, and tax gross-ups on all excluded compensation. The Administrator, in its discretion, may, on a uniform and nondiscriminatory basis, establish a different definition of Compensation for a subsequent Offering Period. Further, the Administrator shall have the discretion to determine the application of this definition to Participants outside the U.S.
(k)    “Contributions” means the payroll deductions and/or other additional or alternative payments that the Company may permit to be made by a Participant to fund the exercise of options granted pursuant to the Plan.
(l)    “Designated Company” means any present or future Subsidiary or Affiliate that has been designated by the Administrator from time to time in its sole discretion as eligible to participate in the Plan. The Administrator may so designate any Subsidiary or Affiliate, or revoke any such designation, at any time and from time to time, and may further designate such companies or Eligible Employees as participating in the 423 Component or the Non-423 Component. The Administrator may also determine which Affiliate or Eligible Employees may be excluded from participation in the Plan, to the extent consistent with Section 423 of the Code or as implemented under the Non-423 Component. For purposes of the 423 Component, only the Company and its Subsidiaries may be Designated Companies, provided, however, that at any given time, a Subsidiary that is a Designated Company under the 423 Component shall not be a Designated Company under the Non-423 Component.

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(m)    “Director” means a member of the Board.
(n)    “Eligible Employee” means any individual who is a common law employee providing services to the Company or a Designated Company and is customarily employed for at least 20 hours per week and more than 5 months in any calendar year, or any lesser number of hours per week and/or number of months in any calendar year established by the Administrator (if required under Applicable Laws) for purposes of any separate Offering or for Eligible Employees participating in the Non-423 Component. For purposes of the Plan, the employment relationship will be treated as continuing intact while the individual is on sick leave or other leave of absence that the Employer approves or is legally protected under Applicable Laws. Where the period of leave exceeds 3 months and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship will be deemed to have terminated 3 months and 1 day following the commencement of such leave. The Administrator, in its discretion, from time to time may, prior to an Enrollment Date for all options to be granted on such Enrollment Date in an Offering determine (for each Offering under the 423 Component, on a uniform and nondiscriminatory basis or as otherwise permitted by Treasury Regulation Section 1.423-2) that the definition of Eligible Employee will or will not include an individual if he or she: (i) has not completed at least 2 years of service since his or her last hire date (or such lesser period of time as may be determined by the Administrator in its discretion), (ii) customarily works not more than 20 hours per week (or such lesser period of time as may be determined by the Administrator in its discretion), (iii) customarily works not more than 5 months per calendar year (or such lesser period of time as may be determined by the Administrator in its discretion), (iv) is a highly compensated employee within the meaning of Section 414(q) of the Code, or (v) is a highly compensated employee within the meaning of Section 414(q) of the Code with compensation above a certain level or is an officer or subject to the disclosure requirements of Section 16(a) of the Exchange Act, provided the exclusion is applied with respect to each Offering under the 423 Component in an identical manner to all highly compensated individuals of the Employer whose employees are participating in that Offering. Each exclusion shall be applied with respect to an Offering under a 423 Component in a manner complying with U.S. Treasury Regulation Section 1.423-2(e)(2)(ii). Such exclusions may be applied with respect to an Offering under the Non- 423 Component without regard to the limitations of Treasury Regulation Section 1.423-2.
(o)    “Employer” means the employer of the applicable Eligible Employee(s).
(p)    “Enrollment Date” means the first Trading Day of each Offering Period.
(q)    “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, including the rules and regulations promulgated thereunder.
(r)    “Exercise Date” means the last Trading Day of each Offering Period.
(s)    “Fair Market Value” means, as of any date and unless the Administrator determines otherwise, the value of Common Stock determined as follows:
(i)    If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the New York Stock Exchange, Nasdaq Global Select Market, the Nasdaq Global Market or the Nasdaq Capital Market of The Nasdaq Stock Market, its Fair Market Value will be the closing sales price for such stock as quoted on such exchange or system on the date of determination (or the closing bid, if no sales were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable;
(ii)    If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value will be the mean between the high bid and low asked prices for the Common Stock on the date of determination (or if no bids and asks were reported on that date, as applicable, on the last Trading Day such bids and asks were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

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(iii)    In the absence of an established market for the Common Stock, the Fair Market Value thereof will be determined in good faith by the Administrator.
Notwithstanding the foregoing, if the determination date for the Fair Market Value occurs on a weekend or holiday, the Fair Market Value will be the price as determined in accordance with subsections (i) through (iii) above (as applicable) on the next business day, unless otherwise determined by the Administrator.
(t)    “New Exercise Date” means a new Exercise Date if the Administrator shortens any Offering Period then in progress.
(u)    “Offering” means an offer under the Plan of an option that may be exercised during an Offering Period as further described in Section 3. For purposes of the Plan, the Administrator may designate separate Offerings under the Plan (the terms of which need not be identical) in which Eligible Employees of one or more Designated Companies will participate, even if the dates of the applicable Offering Periods of each such Offering are identical and the provisions of the Plan will separately apply to each Offering. To the extent permitted by U.S. Treasury Regulation Section 1.423-2(a)(1), the terms of each Offering need not be identical provided that the terms of the Plan and an Offering together satisfy U.S. Treasury Regulation Section 1.423-2(a)(2) and (a)(3).
(v)    “Offering Periods” means the periods of approximately 6 months during which an option granted pursuant to the Plan may be exercised, commencing on the first Trading Day on or after May 15 and November 15 of each year and terminating on the first Trading Day on or after November 15 and May 15, approximately 6 months later. The duration and timing of Offering Periods may be changed pursuant to Sections 3 and 19.
(w)    “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.
(x)    “Participant” means an Eligible Employee who participates in the Plan.
(y)    “Plan” means this GoDaddy Inc. 2024 Employee Stock Purchase Plan.
(z)    “Prior Plan” means the GoDaddy Inc. 2015 Employee Stock Purchase Plan, as amended.
(aa)    “Purchase Price” means an amount equal to 85% of the Fair Market Value of a share of Common Stock on the Enrollment Date or on the Exercise Date, whichever is lower; provided however, that the Purchase Price may be determined for subsequent Offering Periods by the Administrator subject to compliance with Section 423 of the Code (or any successor rule or provision or any other Applicable Law, regulation or stock exchange rule) or pursuant to Section 19.
(bb)    “Subsidiary” means (i) for purposes of the 423 Component, (A) a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code; or (B) any U.S. or non-U.S. corporation in an unbroken chain of corporations beginning with the Company of which at the time of the granting of an option pursuant to Section 6, not less than 50% of the total combined voting power of all classes of stock are held by the Company or a Subsidiary, whether or not such corporation exists now or is hereafter organized or acquired by the Company or a Subsidiary; provided, however, that a limited liability company or partnership may be treated as a Subsidiary to the extent either (x) such entity is treated as a disregarded entity under Treasury Regulation Section 301.7701-3(a) by reason of the Company or any other Subsidiary that is a corporation being the sole owner of such entity or (y) such entity elects to be classified as a corporation under Treasury Regulation Section 301.7701-3(a) and such entity would otherwise qualify as a Subsidiary; or (ii) for purposes of the Non-423 Component, in addition to the entities described in clause (i), “Subsidiary” shall also include any entity that, directly or indirectly, is controlled by, controls or is under common control with the Company, excluding, in each case, any entity for which the Committee or the Board has excluded its employees from participation in the Plan.

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(cc)    “Trading Day” means a day on which the national stock exchange upon which the Common Stock is listed is open for trading.
(dd)    “U.S. Treasury Regulations” means the Treasury regulations of the Code. Reference to a specific Treasury Regulation or Section of the Code shall include such Treasury Regulation or Section, any valid regulation promulgated under such Section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such Section or regulation.

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GoDaddy Inc.
100 S. Mill Ave, Suite 1600
Tempe, AZ 85281

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com** **or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on June 5, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/GDDY2024**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on June 5, 2024. Have your proxy card in hand when you call and then follow the instructions.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce your environmental impact and the costs incurred by GoDaddy Inc. to mail proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in the future.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717 (if you received printed proxy materials).

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V40758-P07804

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

GODADDY INC.

The Board of Directors recommends a vote FOR each nominee in Proposal No. 1:

	For	Against	Abstain
1. Election of Directors			
1a. Herald Chen	☐	☐	☐
1b. Mark Garrett	☐	☐	☐
1c. Brian Sharples	☐	☐	☐
1d. Leah Sweet	☐	☐	☐
1e. Srinivas Tallapragada	☐	☐	☐
1f. Sigal Zarmi	☐	☐	☐

The Board of Directors recommends a vote FOR Proposal No. 2:	For	Against	Abstain
2. Advisory, non-binding vote to approve named executive officer compensation	☐	☐	☐

The Board of Directors recommends a vote FOR Proposal No. 3:	For	Against	Abstain
3. Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2024	☐	☐	☐

The Board of Directors recommends a vote FOR Proposal No. 4:	For	Against	Abstain
4. Approval of the GoDaddy Inc. 2024 Omnibus Incentive Plan	☐	☐	☐

The Board of Directors recommends a vote FOR Proposal No. 5:	For	Against	Abstain
5. Approval of the GoDaddy Inc. 2024 Employee Stock Purchase Plan	☐	☐	☐

Sign exactly as your name(s) appear(s) hereon. If shares of stock stand of record in the names of two or more persons, or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign the proxy card. If shares of stock are held of record by a corporation, the proxy card should be executed by the President or Vice President and the Secretary or Assistant Secretary. Executors or administrators or other fiduciaries who execute the proxy card for a deceased stockholder should give their full title. Please date the proxy card.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

V40759-P07804

GODADDY INC.

PROXY FOR 2024 ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned hereby appoints each of Jared Sine and Mark McCaffrey with full power of substitution, to represent the undersigned and to vote all of the shares of stock of GoDaddy Inc. (the "Company") which the undersigned is entitled to vote at the 2024 Annual Meeting of Stockholders of the Company, to be held virtually via live webcast at www.virtualshareholdermeeting.com/GDDY2024 on Thursday, June 6, 2024 at 8:00 a.m. PDT and at any adjournment or postponement thereof (1) as hereinafter specified upon the proposals listed on the reverse side and as more particularly described in the Company's Proxy Statement, receipt of which is hereby acknowledged, and (2) in their best judgment upon such other matters as may properly come before the meeting.

The shares represented by this proxy, when properly executed, shall be voted as specified herein. **If no specification is made, such shares shall be voted in accordance with the Board of Directors' recommendations.** Whether or not you are able to attend the meeting, you are urged to sign and mail the proxy card in the return envelope so that the stock may be represented at the meeting. Discretionary authority is hereby conferred as to all other matters that may properly come before the meeting.

IF YOU ELECT TO VOTE BY MAIL, PLEASE SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)